                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Danka Business Systems PLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(DANKA LOGO)

                           DANKA BUSINESS SYSTEMS PLC
                                 MASTERS HOUSE
                              107 HAMMERSMITH ROAD
                                 LONDON W14 0QH


                                                               November 24, 1999


Dear Fellow Shareholders:


    You are cordially invited to attend an Extraordinary General Meeting of Danka's shareholders. The meeting will be held on December 17, 1999 at 9:00 a.m., London time, at Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT.


    The Notice of Extraordinary General Meeting and the Proxy Statement on the following pages describe the formal business to be considered at the meeting. Specifically, you will be asked to approve two special resolutions and two ordinary resolutions to adopt new articles of association to, among other things, increase Danka's authorized share capital and create a new class of participating shares. In addition, the resolutions provide that the preemptive rights that would otherwise apply upon the allotment of the participating shares will be eliminated.


    Your Board of Directors announced on November 3, 1999 that Danka had entered into a Subscription Agreement with Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V. and 55th Street Partners II L.P. for the issuance to those investors of a new class of senior convertible participating shares of Danka. The new participating shares will carry voting rights and will be convertible into ordinary shares of Danka. In addition, the participating shares will have a preference as to dividends and upon liquidation over the ordinary shares of Danka. Under the terms of the Subscription Agreement, the investors will pay $200 million to purchase 200,000 participating shares, at a price of $1,000 per share. The net proceeds to Danka from the sale of the participating shares to the investors are estimated to be approximately $190 million after deducting estimated transaction commissions, fees and expenses of $10 million. Under the terms of the Subscription Agreement, we will expand the Board of Directors from nine to eleven members. Upon the closing of the transactions contemplated by the Subscription Agreement, the investors will be invited to appoint two representatives to fill the vacancies created by the expansion of the Board of Directors. The investor funds are managed by affiliates of The Cypress Group LLC.


    The closing of the transactions contemplated by the Subscription Agreement is subject to various conditions, including your approval of the resolutions as presented in the attached Notice of Extraordinary General Meeting and Proxy Statement.


    YOUR BOARD OF DIRECTORS BELIEVES THAT THE INVESTMENT BY THE INVESTORS, AND THE OTHER PROPOSALS DESCRIBED IN THE PROXY STATEMENT, ARE IN THE BEST INTERESTS OF DANKA AND ITS SHAREHOLDERS AS A WHOLE. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RESOLUTIONS. PLEASE GIVE CAREFUL CONSIDERATION TO ALL OF THE INFORMATION CONTAINED IN THE PROXY STATEMENT AND ITS EXHIBIT BEFORE CASTING YOUR VOTE.



    It is important that ordinary shares be represented at the meeting. If you hold ordinary shares, we ask that you promptly sign, date and return the enclosed proxy. The proxy must be returned not later than 9:00 a.m. on December 15, 1999. The proxy should be returned to Danka's registrars, Computershare Services PLC, even if you plan to attend the meeting. Returning the proxy will not prevent you from voting your ordinary shares in person at the meeting if you are present and choose to do so.



    Ordinary shares represented by American Depositary Shares (ADSs) will be voted by The Bank of New York as Depositary (the Depositary) for Danka's ADSs pursuant to instructions received from holders of ADSs. If you hold ADSs, we ask that you promptly sign, date and return instructions to the Depositary in the enclosed envelope provided by the Depositary, and otherwise follow the special voting instructions provided by the Depositary. The instructions must be returned to the Depositary not later than 12:00 p.m. on December 14, 1999.


    Your Board of Directors and management look forward to meeting with you at the meeting.

                                             Sincerely,

                                             /s/ David W. Kendall
                                             DAVID W. KENDALL
                                             Chairman

                           DANKA BUSINESS SYSTEMS PLC

                                 MASTERS HOUSE
                              107 HAMMERSMITH ROAD
                                 LONDON W14 0QH

                    ----------------------------------------

                    NOTICE OF EXTRAORDINARY GENERAL MEETING


                               NOVEMBER 24, 1999


                    ----------------------------------------


     NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Danka Business Systems PLC (the "Company") will be held at Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT on Friday, 17 December 1999 at 9:00 a.m. (London time) to consider and, if thought fit, to pass the following resolutions, of which the first and fourth resolutions will be proposed as special resolutions and the second and third resolutions will be proposed as ordinary resolutions.


                               SPECIAL RESOLUTION

(1) THAT, subject to the passing of the resolutions numbered (2), (3) and (4) in the notice of extraordinary general meeting, the regulations in the form of the print produced to the meeting marked "A" and initialled for identification purposes by the chairman of the meeting be adopted with immediate effect as the new articles of association of the Company to replace the existing articles of association of the Company in their entirety.

                              ORDINARY RESOLUTIONS


(2) THAT, subject to the passing of the resolutions numbered (1), (3) and (4) in the notice of extraordinary general meeting, the authorised share capital of the Company be and is hereby increased to L6,250,000 and US$500,000 by the creation of 500,000 6.50% senior convertible participating shares of US$1.00 each (the "Participating Shares") having the rights and obligations set out in the new articles of association of the Company proposed to be adopted pursuant to the resolution numbered (1) above.


(3) THAT, subject to the passing of the resolutions numbered (1), (2) and (4) in the notice of extraordinary general meeting, the board of directors of the Company (the "Board") be generally and unconditionally authorised, in addition to all the subsisting authorities, pursuant to section 80 of the Companies Act 1985 (the "Act"), to exercise all the powers of the Company to allot relevant securities (within the meaning of section 80 of the Act) up to an aggregate nominal amount of (pounds) 1,400,000 and US$350,000 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five (5) years after the date on which this resolution is passed, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

                               SPECIAL RESOLUTION


(4) THAT, subject to the passing of the resolutions numbered (1), (2) and (3) in the notice of extraordinary general meeting, the board of directors of the Company (the "Board") be and is hereby generally empowered, in addition to all subsisting powers, pursuant to section 95 of the Companies Act 1985 (the "Act") to allot equity securities (within the meaning of section 94(2) of the Act) for cash, pursuant to the general authority conferred by the resolution numbered (3) above as if section 89(1) of the Act did not apply to the allotment, provided that this power:


     (a) shall expire when the authority conferred by resolution numbered (3) above expires, save that the Company may before expiry of this power make an offer or agreement which would or might require equity securities to be allotted after expiry of this power, and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired; and

     (b) shall be limited to:


         (i) the allotment of 6.50% senior convertible participating shares of US$1.00 each (the "Participating Shares") up to an aggregate nominal value of US$350,000; and


        (ii) the allotment of equity securities of the Company to effect conversion of the Participating Shares up to an aggregate nominal value of L1,400,000.

     Your Board of Directors and management look forward to meeting with you at the meeting.

                                             Sincerely,

                                             /s/ David W. Kendall
                                             DAVID W. KENDALL
                                             Chairman

                                  (DANKA LOGO)


                           DANKA BUSINESS SYSTEMS PLC

                                 MASTERS HOUSE
                              107 HAMMERSMITH ROAD
                                 LONDON W14 0QH

                                PROXY STATEMENT
                         EXTRAORDINARY GENERAL MEETING


                                                               November 24, 1999



     This proxy statement is furnished to you by the Board of Directors of Danka Business Systems PLC in connection with the solicitation by your Board of Directors of specific voting instructions from United States holders of American Depositary Shares (ADSs) and proxies from United States holders of ordinary shares for voting at an Extraordinary General Meeting of Danka's shareholders. The meeting will be held at 9:00 a.m., London time, on December 17, 1999 at Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT.



     For purposes of this proxy statement and related materials, the term "shareholders" will mean, except as the context otherwise requires, collectively, holders of ordinary shares and holders of ADSs. At the meeting, shareholders will be asked to approve two special resolutions and two ordinary resolutions which will be proposed to adopt new articles of association to, among other things, increase Danka's authorized share capital and create a new class of participating shares. In addition, the resolutions provide that the preemptive rights that would otherwise apply upon the allotment of the participating shares will be eliminated.


     IF YOU HOLD ORDINARY SHARES, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     IF YOU HOLD ADSS, PLEASE COMPLETE, DATE, SIGN AND RETURN THE INSTRUCTIONS TO THE DEPOSITARY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED RESOLUTIONS. THE APPROXIMATE DATE ON WHICH THIS PROXY STATEMENT AND RELATED MATERIALS HAVE BEEN FIRST MAILED TO YOU IS NOVEMBER 24, 1999. IT IS IMPORTANT THAT YOU PROMPTLY RETURN YOUR PROXY OR VOTING INSTRUCTIONS, AS THE CASE MAY BE.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
THE COMPANY.................................................   ii
WHERE YOU CAN FIND MORE INFORMATION.........................   ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........  iii
SUMMARY.....................................................    1
  General Comments..........................................    1
  The Extraordinary General Meeting.........................    1
  Voting and Record Dates...................................    1
  Quorum....................................................    2
  Vote Required.............................................    2
  Purpose of the Extraordinary General Meeting..............    2
  Sale of Participating Shares..............................    2
  Background and Reasons for Sale of Participating Shares...    3
  Recommendation of Danka's Board of Directors..............    3
THE EXTRAORDINARY GENERAL MEETING...........................    5
  Time, Place and Purpose of the Extraordinary General
    Meeting.................................................    5
  Voting Instructions -- Holders of Ordinary Shares.........    5
  Voting Instructions -- Holders of American Depositary
    Shares..................................................    5
  Quorum....................................................    6
  Vote Required.............................................    6
  No Dissenters' Rights.....................................    6
  Solicitation of Proxies and Voting Instructions...........    6
  Recommendation of Danka's Board of Directors..............    6
PROPOSALS TO APPROVE RESOLUTIONS NUMBERED (1), (2) AND
  (3).......................................................    7
  Background and Reasons for Adopting New Articles of
    Association.............................................    7
  Purchasers of the Participating Shares....................    8
  Use of Proceeds...........................................    8
  Capitalization............................................    9
  Adoption of New Articles of Association...................   10
  Description of Participating Shares.......................   11
  Effect of Issuance of Participating Shares on Holders of
    Ordinary Shares.........................................   18
  Subscription Agreement....................................   20
  Registration Rights Agreement.............................   24
  Interests of Certain Persons in the Resolutions...........   25
  Regulatory Approval.......................................   25
  Nasdaq Listing Obligations................................   26
  Resolutions Numbered (1), (2) and (3).....................   26
  Recommendation of Danka's Board of Directors..............   27
PROPOSAL TO APPROVE RESOLUTION NUMBERED (4).................   28
  Disapplication of Preemptive Rights.......................   28
  Resolution Numbered (4)...................................   29
  Recommendation of Danka's Board of Directors..............   29
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS.................   30
INDEPENDENT AUDITORS........................................   31
SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL GENERAL MEETING.....   31
OTHER BUSINESS..............................................   32
EXHIBIT A -- NEW ARTICLES OF ASSOCIATION....................  A-1

                                  THE COMPANY

     Danka is one of the world's largest independent suppliers of office imaging equipment and related services, parts and supplies. With operations throughout 30 countries, Danka provides a complete range of products and services, from small copiers to high-volume equipment, fax machines, state-of-the-art digital and color copiers, facilities management and other related document management services. Danka's operations are segmented into three divisions: Danka Americas, Danka International and Danka Services International.

     Danka is a corporation organized under the laws of England and Wales. Danka's principal operating subsidiaries are located in North America, Europe, Australia and Latin America. The registered office of Danka is located at Masters House, 107 Hammersmith Road, London W14 0QH England, and its telephone number is 011-44-171-603-1515. Danka's operational and executive headquarters are located at 11201 Danka Circle North, St. Petersburg, Florida 33716, and its telephone number is 727-576-6003.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained by mail at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about our business and finances.

     The following documents are incorporated by reference herein:

        1. Danka's annual report on Form 10-K for the year ended March 31, 1999;

        2. Danka's amendment to its annual report on Form 10-K dated July 28, 1999;

        3. Danka's quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 1999; and

        4. Danka's current reports on Form 8-K dated May 25, June 30, July 15, August 3 and November 2, 1999.

     This proxy statement also incorporates by reference additional documents that we may file with the SEC between the date of this proxy statement and the date the transactions contemplated by the Subscription Agreement are completed.


     YOU MAY OBTAIN COPIES OF SUCH DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN), WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO DANKA, 11201 DANKA CIRCLE NORTH, ST. PETERSBURG, FLORIDA 33716, TELEPHONE NUMBER (727) 576-6003.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     Certain statements contained in this proxy statement under the caption "PROPOSALS TO APPROVE RESOLUTIONS NUMBERED (1), (2) AND (3) -- Background and Reasons for Adopting New Articles of Association," and elsewhere, or incorporated into the proxy statement by reference, such as statements concerning the reasons for and the effect of the Subscription Agreement, future intentions and prospects arising from the Subscription Agreement, and other statements contained herein regarding matters that are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the following:


       1. failure to close the contemplated $200 million investment by the investors in Danka's participating shares;

       2. failure to obtain necessary consents, approvals or agreements with certain third parties;

       3. failure to obtain shareholder and regulatory approval;

       4. material adverse change in financial markets or Danka;

       5. failure to meet any of the conditions of closing of the transactions contemplated by the Subscription Agreement;

       6. failure of the average closing price of the ADSs for the 10-day period ending 3 business days before the scheduled closing date to equal or exceed $9.00 per ADS;

       7. failure to obtain a reasonably satisfactory financing commitment from a major financial institution;

       8. failure to refinance Danka's bank indebtedness on satisfactory terms prior to the July 31, 2000 expiration of waivers with respect to such financing;

       9. general economic and business conditions; and

      10. other risks including those risks identified in any of Danka's other filings with the SEC.

     You are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this proxy statement. Danka will not update these forward-looking statements to reflect events or circumstances that arise after the date such statements are made.

                                    SUMMARY

GENERAL COMMENTS

     The following is a summary of certain pertinent information from this proxy statement. This summary is not intended to be a complete description. This summary is qualified in its entirety by reference to the more detailed information contained in this proxy statement, incorporated by reference into this proxy statement, or in the exhibit attached to this proxy statement. Unless the context requires otherwise:

     - references to "Danka" or the "Company" include Danka Business Systems PLC together with all of its direct and indirect subsidiaries;


     - references to "$," "dollars" or "cents" are to United States currency;
       and


     - references to "L," "pounds," "p" or "pence" are to United Kingdom currency.


     On November 19, 1999 the $ to L exchange rate based on the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.616 per L1.00. You are urged to give careful consideration to all of the information contained in this proxy statement and its exhibit, as well as information incorporated by reference before voting or providing a proxy or voting instructions.


THE EXTRAORDINARY GENERAL MEETING


     - Date and Time. The Extraordinary General Meeting will be held on December 17, 1999 at 9:00 a.m., London time, at Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT.


     - Purpose. At the meeting, you will consider and vote upon two special resolutions and two ordinary resolutions. These resolutions will adopt new articles of association of Danka to, among other things, increase Danka's authorized share capital and create a new class of participating shares. In addition, the resolutions provide that the preemptive rights that would otherwise apply upon the allotment of the participating shares will be eliminated.

     - Outstanding Capital Stock. As of October 29, 1999, there were 233,026,993 ordinary shares of 1.25 pence each issued and fully paid, of which approximately 80.4% were held in the form of ADSs represented by American Depositary Receipts (ADRs). Each ADS currently represents four ordinary shares.

     - Voting. If you hold ordinary shares, you are entitled to one vote per each share that you hold. If you hold ADSs, the Depositary will vote the ADSs pursuant to instructions received from you. See "THE EXTRAORDINARY GENERAL MEETING."

VOTING AND RECORD DATES


     In accordance with Regulation 34 of the United Kingdom Uncertificated Securities Regulations 1995, only those shareholders entered on the register of shareholders of Danka as of 9:00 a.m., London time, on December 15, 1999 will be entitled to attend or vote at the meeting in respect of the number of shares registered in their name at that time. Changes to entries on the register of members after 9:00 a.m., London time, on December 15, 1999 shall be disregarded in determining the rights of any person to attend or vote at the meeting.

     The close of business on November 18, 1999 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to the Depositary. If you hold ADSs, you cannot vote the ordinary shares represented by your ADSs at the meeting or grant proxies to vote your shares other than through instructions to the Depositary. Ordinary shares represented by ADSs will be voted at the meeting by the Depositary pursuant to instructions received from holders of ADSs.


QUORUM

     Three holders of record of ordinary shares present in person or represented by proxy at the meeting or two holders holding or representing by proxy at least one-third in nominal value of the ordinary shares will constitute a quorum.

VOTE REQUIRED

     All of the resolutions must be passed for any of them to be effective. The resolutions to adopt new articles of association and to eliminate the statutory preemptive rights set out in section 89(1) of the Companies Act 1985 will be proposed as special resolutions. The special resolutions must receive the affirmative vote of at least 75% of the votes cast at the meeting in order for them to be passed. The remaining two resolutions will be proposed as ordinary resolutions. The ordinary resolutions must receive the affirmative vote of at least a majority of the votes cast at the meeting in order for them to be passed.

PURPOSE OF THE EXTRAORDINARY GENERAL MEETING

     The meeting is convened to consider and vote on the two special resolutions and two ordinary resolutions to adopt new articles of association of Danka to, among other things, increase Danka's authorized share capital and create a new class of participating shares. In addition, the resolutions provide that the preemptive rights that would otherwise apply upon the allotment of the participating shares will be eliminated.

SALE OF PARTICIPATING SHARES


     Your Board of Directors announced on November 3, 1999 that Danka had entered into a Subscription Agreement with Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V. and 55th Street Partners II L.P. for the issuance to those investors of a new class of senior convertible participating shares of Danka. The new participating shares will carry voting rights and will be convertible into ordinary shares of Danka. In addition, the participating shares will have a preference as to dividends which equal the greater of (a) an amount per annum equal to 6.50% of the liquidation preference payable on that participating share and (b) the deemed per annum rate of dividends, if any, declared on Danka's ordinary shares in that quarter. The deemed per annum rate of dividends will be determined in accordance with the definition of "Ordinary Share Equivalent Rate" which is set forth at page A-30 of the new articles of association which are attached to this proxy statement as Exhibit A. The participating shares also have a preference upon liquidation over the ordinary shares of Danka equal to the $1,000 per share initial issue price plus accumulated and unpaid dividends. Under the terms of the Subscription Agreement, the investors will pay $200 million to purchase 200,000 participating shares, at a price of $1,000 per share. The net proceeds to Danka from the sale of the participating shares are estimated to be approximately $190 million after deducting estimated transaction commissions, fees and expenses of $10 million. Under the terms of the Subscription Agreement, we will expand the Board of Directors from nine to eleven members. Upon the closing of the transactions contemplated by the Subscription Agreement, the investors will have the right to appoint two representatives to fill the vacancies created by the expansion of the Board of Directors. The investor funds are managed by affiliates of The Cypress Group LLC.

     The closing of the sale of the participating shares pursuant to the Subscription Agreement is conditioned upon, among other things, obtaining shareholder approval of the resolutions at the Extraordinary General Meeting for the following purposes:

     - to adopt the new articles of association;

     - to increase the authorized share capital of Danka by $500,000 by the creation of 500,000 participating shares of $1.00 each;

     - to authorize the Board of Directors pursuant to section 80 of the

       Companies Act 1985 to allot relevant securities up to an aggregate nominal amount of (pounds) 1,400,000 and $350,000 for a period expiring five years after the date of the resolution;


     - to disapply the statutory pre-emption rights set out in section 89(1) of the Companies Act 1985 with respect to the allotment of equity securities for a period expiring five years after the date of the resolution (i) to enable the sale of the participating shares and the further possible issue of participating shares described below to proceed and to enable the issue of further participating shares as dividends and (ii) if required, to enable conversion of the participating shares into ordinary shares.


BACKGROUND AND REASONS FOR SALE OF PARTICIPATING SHARES


     Your Board of Directors has authorized the execution and delivery of the Subscription Agreement in the belief that the sale of participating shares on the terms of that agreement is advisable to, fair to and in the best interests of Danka and you. Danka is required to make a payment of approximately $4.7 million to its bank lenders to the extent there is any indebtedness outstanding under its principal bank credit agreement at December 31, 1999. The Board of Directors, therefore, desires to refinance the bank indebtedness before that date, if possible.



     The sale of the participating shares to the investors will increase Danka's equity base, which should assist Danka in refinancing its existing bank indebtedness. The Board of Directors chose the sale of the participating shares as the preferred means of raising equity financing because the Board of Directors believes that the sale can be completed quickly. In addition, financial advisors to Danka have advised that there is a significant risk that an attempt to complete an underwritten public equity financing prior to December 31, 1999 would be unsuccessful due to the expectation that concerns about Y2K problems will result in greatly constrained public market activity at the end of the current calendar year. The Board of Directors has also received advice from its financial advisors that a private placement of new ordinary shares in the amounts desirable for Danka could not be completed before the end of the calendar year, and that only an issuance of securities such as the participating shares, with a priority over the ordinary shares as to dividends and on liquidation, would be likely to be completed prior to December 31, 1999. The investors moved quickly to conclude the Subscription Agreement and have agreed to close the sale promptly. The investors are prepared to invest the entire $200 million that the Company's financial advisors have advised is needed to obtain refinancing of the bank indebtedness on favorable terms.


RECOMMENDATION OF DANKA'S BOARD OF DIRECTORS

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE SALE OF PARTICIPATING SHARES TO THE INVESTORS, THE POSSIBLE SALE OF ADDITIONAL PARTICIPATING SHARES TO A SMALL NUMBER OF UNITED KINGDOM INSTITUTIONAL INVESTORS (AS DISCUSSED

IN THIS PROXY STATEMENT), AND THE OTHER PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT ARE IN THE BEST INTERESTS OF DANKA AND THE SHAREHOLDERS AS A WHOLE. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT IF YOU HOLD ORDINARY SHARES, YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE RESOLUTIONS. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT IF YOU HOLD ADSS, YOU INSTRUCT THE DEPOSITARY TO VOTE "FOR" APPROVAL AND ADOPTION OF THE RESOLUTIONS. THE DIRECTORS INTEND TO VOTE ALL SHARES OVER WHICH THEY HAVE VOTING RIGHTS (AN AGGREGATE OF 124,000 ORDINARY SHARES AS OF OCTOBER 29, 1999) IN FAVOR OF THE RESOLUTIONS.

                       THE EXTRAORDINARY GENERAL MEETING

TIME, PLACE AND PURPOSE OF THE EXTRAORDINARY GENERAL MEETING


     The Extraordinary General Meeting is scheduled to be held at 9:00 a.m., London time, on December 17, 1999 at Royal Garden Hotel, 2-24 Kensington High Street, London W8 4PT. At the meeting, you will consider and vote upon the proposals to adopt new articles of association of Danka to, among other things, increase the authorized capital stock and create a new class of participating shares. In addition, the resolutions provide that the preemptive rights that would otherwise apply upon the allotment of the participating shares will be eliminated.


VOTING INSTRUCTIONS -- HOLDERS OF ORDINARY SHARES

     If you hold ordinary shares, you are entitled to attend and vote at the meeting or you may appoint a proxy to attend and vote at the meeting in your place. The person you select to be your proxy does not have to be a shareholder of Danka. Voting will be by a poll. Every holder of ordinary shares who is entitled to vote and who is present in person or by proxy will have one vote for every ordinary share owned.


     A form of proxy is enclosed which, to be effective, must be deposited with Danka's registrars, The Computershare Services PLC, P.O. Box 1075, Bristol BS99 3FA England, not later than 9:00 a.m., London time, on December 15, 1999.



     If you deliver a proxy pursuant to this solicitation you may revoke your proxy, at any time before it is exercised, by delivering a written revocation to Danka at least 48 hours before the meeting, by submitting a later-dated proxy, or by attending the meeting in person and casting a ballot. There is no specific form required to revoke a proxy. If proxies are signed and returned without a vote indicated, it is anticipated that the proxy will vote the ordinary shares represented by such proxies in favor of the resolutions. Ordinary shares that are not voted by the holders of ordinary shares or brokers entitled to vote them, either by casting a ballot in person or by returning a signed proxy, will not be considered in the final tabulation.


VOTING INSTRUCTIONS -- HOLDERS OF AMERICAN DEPOSITARY SHARES


     If you hold ADSs, you should complete and return the voting instructions provided to you by the Depositary, in accordance with the terms provided therein, not later than 12:00 p.m., eastern standard time, on December 14, 1999. The voting instructions, to be effective, must be sent to the Depositary, The Bank of New York, ADR Division, 101 Barclay Street, New York, NY 10286.



     The close of business on November 18, 1999 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to the Depositary. If you hold ADSs, you cannot vote the ordinary shares represented by your ADSs at the meeting or grant proxies to vote your shares other than through instructions to the Depositary. Ordinary shares represented by ADSs will be voted at the meeting by the Depositary pursuant to instructions received from holders of ADSs. Ordinary shares represented by ADSs as to which the Depositary does not receive timely voting instructions will not be considered in the final tabulation.

QUORUM

     Three holders of record of ordinary shares present in person or represented by proxy at the meeting or two holders holding or representing by proxy at least one-third in nominal value of the ordinary shares will constitute a quorum.

VOTE REQUIRED

     All of the resolutions must be passed for any of them to be effective. The resolutions to adopt new articles of association and to eliminate the statutory preemptive rights set out in section 89(1) of the Companies Act 1985 will be proposed as special resolutions. The special resolutions must receive the affirmative vote of at least 75% of the votes cast at the meeting in order for them to be passed. The remaining two resolutions will be proposed as ordinary resolutions. The ordinary resolutions must receive the affirmative vote of at least a majority of the votes cast at the meeting in order for them to be passed.

NO DISSENTERS' RIGHTS

     You do not have any rights of appraisal or similar rights of dissenters, whether you vote for or against the resolutions.

SOLICITATION OF PROXIES AND VOTING INSTRUCTIONS


     The accompanying proxy and the accompanying voting instructions to the Depositary are solicited by and on behalf of the Board of Directors of Danka for use at the Extraordinary General Meeting. The cost of soliciting proxies and voting instructions will be borne by Danka. In addition to the use of the mails, proxies and voting instructions may be solicited personally or by telephone by officers of Danka. Danka will reimburse brokers, the Depositary and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials and/or voting instructions to their principals and obtaining their proxies and/or voting instructions. In addition, Danka has retained Morrow & Co., Inc. for solicitation and advisory services in connection with the solicitation. Morrow & Co., Inc. will receive a fee of $25,000 plus reimbursement of reasonable out-of-pocket expenses.


RECOMMENDATION OF DANKA'S BOARD OF DIRECTORS


     YOUR BOARD OF DIRECTORS BELIEVES THAT THE SALE OF PARTICIPATING SHARES TO THE INVESTORS, THE POSSIBLE SALE OF ADDITIONAL PARTICIPATING SHARES TO A SMALL NUMBER OF UNITED KINGDOM INSTITUTIONAL INVESTORS (AS DISCUSSED IN THIS PROXY STATEMENT), AND THE OTHER PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT ARE IN THE BEST INTERESTS OF DANKA AND THE SHAREHOLDERS AS A WHOLE. ACCORDINGLY, YOUR BOARD OF DIRECTORS RECOMMENDS THAT IF YOU HOLD ORDINARY SHARES, YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE RESOLUTIONS. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT IF YOU HOLD ADSS, YOU INSTRUCT THE DEPOSITARY TO VOTE "FOR" APPROVAL AND ADOPTION OF THE RESOLUTIONS. THE DIRECTORS INTEND TO VOTE ALL SHARES OVER WHICH THEY HAVE VOTING RIGHTS (AN AGGREGATE OF 124,000 ORDINARY SHARES AS OF OCTOBER 29, 1999) IN FAVOR OF THE RESOLUTIONS.

                        PROPOSALS TO APPROVE RESOLUTIONS


                           NUMBERED (1), (2) AND (3)


BACKGROUND AND REASONS FOR ADOPTING NEW ARTICLES OF ASSOCIATION

     The following "Background and Reasons for Adopting New Articles of Association" section should be read in conjunction with "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."


     For more than a year, the Board of Directors has been working to improve the financial position of Danka and its subsidiaries. In particular, the Board of Directors has been focusing on methods to improve the terms of Danka's financing arrangements. It has been necessary for Danka to obtain a series of waivers from its bank lenders of certain terms and covenants contained in its financing arrangements and the current waiver expires on July 31, 2000. Under the terms of this waiver, Danka is required to make payments of approximately $4.7 million and $9.3 million, respectively, to its bank lenders to the extent there is any indebtedness outstanding under its bank credit agreement at December 31, 1999 and March 31, 2000, respectively. Therefore, Danka desires to refinance its bank indebtedness before December 31, if possible.



     The sale of the participating shares to the investors will increase Danka's equity base, which should assist Danka in refinancing its existing bank indebtedness. The Board of Directors chose the sale of the participating shares as the preferred means of raising equity financing because the Board of Directors believes that such sale can be completed quickly. In addition, financial advisors to Danka have advised that there is a significant risk that an attempt to complete an underwritten public equity financing prior to December 31, 1999 would be unsuccessful due to the expectation that concerns about Y2K problems will result in greatly constrained public market activity at the end of the current calendar year. The Board of Directors has also received advice from its financial advisors that a private placement of new ordinary shares in the amounts desireable for Danka could not be completed before the end of the calendar year, and that only an issuance of securities such as the participating shares, with a priority over the ordinary shares as to dividends and on liquidation, would be likely to be completed prior to December 31, 1999. The investors who entered into the Subscription Agreement have agreed to close the sale promptly. The investors are prepared to invest the entire $200 million that Danka's financial advisors have advised is needed to obtain refinancing of the bank indebtedness on favorable terms.


     The Board of Directors announced on November 3, 1999 that Danka had entered into an agreement with the investors for the issuance to the investors of a new class of senior convertible participating shares of Danka which carry voting rights, are convertible into ordinary shares of Danka and have a preference as to dividends and upon liquidation to the ordinary shares of Danka. Under the terms of the Subscription Agreement, the investors will pay $200 million to purchase 200,000 participating shares, at a price of $1,000 per share. The net proceeds to Danka from the sale of the participating shares to the investors are estimated to be approximately $190 million after deducting estimated transaction commissions, fees and expenses of $10 million.

     The closing of the sale of participating shares pursuant to the Subscription Agreement is conditioned upon, among other things, obtaining approval by shareholders of the resolutions at the meeting for the following purposes:

     - to adopt the new articles of association;

     - to increase the authorized share capital of Danka by $500,000 by the creation of 500,000 participating shares of $1.00 each;

     - to authorize the Board of Directors pursuant to section 80 of the Companies Act 1985 (in addition to all subsisting authorities) to allot relevant securities up to an aggregate nominal amount of (pounds) 1,400,000 and $350,000 for a period expiring five years after the date of the resolution;




     - to disapply the statutory pre-emption rights set out in section 89(1) of the Companies Act 1985 (in addition to all subsisting authorities) in relation to the allotment of equity securities for a period expiring five years after the date of the resolution (i) to enable the sale of the participating shares to the investors, and the possible sale of additional participating shares to United Kingdom institutional investors, as described elsewhere herein, proceed and to enable the issue of further participating shares as dividends and (ii) if required, to enable conversion of the participating shares into ordinary shares.



     The participating shares are equity securities for purposes of english law and represent equity for purposes of U.K. GAAP. However, the participating shares do not represent equity for purposes of U.S. GAAP.


PURCHASERS OF THE PARTICIPATING SHARES

     The Cypress Group LLC is a New York based private equity firm. Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of The Netherlands, and 55th Street Partners II L.P., a Delaware limited partnership, are equity investment funds managed by affiliates of The Cypress Group LLC. These investors will be the purchasers of the participating shares.

     The Cypress Group LLC, together with its affiliates, currently manages more than $3.5 billion of equity capital on behalf of major public and private pension funds, university endowments, trusts and other leading financial institutions. The Cypress Group LLC seeks to invest alongside experienced executives in growth businesses to achieve long term capital appreciation. The Cypress Group LLC professionals have employed this strategy in numerous other investments such as Infinity Broadcasting Corporation, Lear Corporation, R.P. Scherer Corporation, Cinemark USA, Inc., Williams Scotsman, Inc., Frank's Nursery & Crafts, Inc. and WESCO International, Inc. The foregoing information concerning The Cypress Group LLC and its affiliates, was supplied to Danka by The Cypress Group LLC.


     Danka has discussed the sale of the participating shares with four institutional holders of its ordinary shares in the United Kingdom. Certain of those institutional shareholders may be willing to subscribe for participating shares on substantially the same terms and with approximately the same timing as the investors. Danka and the investors have agreed that up to 40,000 participating shares may be issued to the United Kingdom institutional investors on those terms for $1,000 per participating share in which case a total of $240 million of participating shares would initially be issued, before payment of any in-kind dividends. However, discussions remain at a preliminary stage and any additional issuance of participating shares would be subject to agreement on definitive documentation between Danka and the institutional holders that may invest in participating shares, and the consent of the investors. The Board of Directors proposes to obtain authority to allot the additional 40,000 of participating shares on a non-preemptive basis pursuant to the resolutions so that Danka is in a position to allot those shares if an agreement or agreements are reached.


USE OF PROCEEDS

     The net proceeds to Danka from the sale of the initial 200,000 participating shares are estimated to be approximately $190 million after deducting estimated transaction commissions, fees and expenses of $10 million, consisting of $4 million payable to Lehman Brothers Inc., Danka's financial advisor, $4 million in commissions payable to the investors and $2 million of other expenses, including professional fees.

     Danka and its bank lenders currently are negotiating an amendment to Danka's principal bank credit agreement pursuant to which it is anticipated that Danka will be required to use approximately $163.2 million of the net proceeds of the sale of the participating shares to repay indebtedness outstanding under that credit agreement. It is anticipated that the amendment will eliminate the obligation of Danka to use its best efforts to sell its Danka Services International division and that the $10 million that would have been due upon completion of such sale will become due upon completion of the sale of the participating shares. A portion of the net proceeds may be used to pay obligations other than long-term indebtedness. It is anticipated that the balance of net proceeds will also be used to repay indebtedness outstanding under Danka's principal credit agreement.


CAPITALIZATION

     The following table sets forth the debt and capitalization (i) of Danka as of September 30, 1999, (ii) on an as adjusted basis as of that date giving effect to the sale of the initial 200,000 participating shares assuming $163.2 million of the net proceeds are used to repay indebtedness outstanding under Danka's principal credit agreement.

                                                                      SEPTEMBER 30, 1999
                                                           -----------------------------------------
                                                             ACTUAL     ADJUSTMENTS(1)   AS ADJUSTED
                                                           ----------   --------------   -----------
                                                              IN THOUSANDS, EXCEPT SHARE AMOUNTS
Long-term debt:
  6.75% convertible subordinated notes due 2002..........  $  200,000     $      --      $  200,000
  Long-term debt and notes payable, less current
     maturities..........................................     779,937      (163,200)        616,737
                                                           ----------     ---------      ----------
          Total long-term debt...........................  $  979,937     $(163,200)     $  816,737
                                                           ----------     ---------      ----------
6.50% senior convertible participating
  shares -- redeemable,
  $1.00 stated value:
  500,000 authorized; 200,000 issued and outstanding.....  $       --     $ 190,000      $  190,000
Shareholders' equity:
  Ordinary shares, 1.25 pence stated value:
  500,000,000 authorized; 228,067,865 issued and
     outstanding(2)......................................  $    4,758     $      --      $    4,758
  Additional paid-in capital.............................     304,436            --         304,436
  Retained earnings (deficit)............................     (53,813)           --         (53,813)
  Other..................................................     (66,993)           --         (66,993)
                                                           ----------     ---------      ----------
          Total shareholders' equity.....................     188,388            --         188,388
                                                           ----------     ---------      ----------
          Total capitalization...........................  $1,168,325     $  26,800      $1,195,125
                                                           ==========     =========      ==========

---------------

(1) A portion of the net proceeds in excess of $163.2 million may be used to pay obligations other than long-term indebtedness. It is anticipated that the balance of the net proceeds will be used to repay indebtedness outstanding under Danka's principal credit agreement.

(2) Excludes ordinary shares issued after September 30, 1999 pursuant to Danka's 401(k) plan representing the employer stock match.

ADOPTION OF NEW ARTICLES OF ASSOCIATION

     Danka's articles of association were last revised in 1991. The articles of association must be amended to increase the authorized share capital of Danka and to reflect the terms of the new participating shares. In addition, Danka will update the articles of association so that they comply with the requirements of the London Stock Exchange's Listing Rules and current best practice as set out in the United Kingdom Combined Code on corporate governance. The full text of the new articles of association, which have been revised to reflect the matters considered in this proxy statement, is attached hereto as Exhibit A.

     The principal changes in the new articles of association to Danka's existing articles of association are as follows:


     - the inclusion of the terms of the participating shares, the removal of inconsistencies in Danka's existing articles of association with those terms and the amendment of the existing article 138 to, among other things, provide that shareholder authority will not be required to make bonus issues of participating shares, to provide that the Board of Directors may not suspend or terminate the issuance of bonus shares to the holders of participating shares, and to provide that a share premium account and a capital redemption reserve and any other amounts which are not available for distribution may also be applied for the issue of bonus shares to the holders of participating shares; see "PROPOSALS TO APPROVE RESOLUTIONS NUMBERED (1), (2) AND (3) -- Description of the Participating Shares";


     - an amendment to the existing article 9(B)(iv)(d) to provide that the "Section 89 prescribed period" can continue for up to 5 years in place of 15 months as currently provided. This amendment allows Danka to disapply the statutory preemptive rights that would otherwise apply on new issues of shares for cash for periods of up to five years at a time;


     - an amendment to the existing article 137 that, subject to article 138, the Board of Directors may capitalize any part of the amount for the time being standing to the credit of any of Danka's reserve accounts or to the credit of the profit and loss account and appropriate the sum to be capitalized for the issue of bonus shares to the holders of participating shares;


     - an amendment to the existing article 14 to remove the ability of the Board of Directors to demand security for an indemnity for a lost share certificate;


     - the amendment of the existing article 39, which sets out the circumstances in which the Board of Directors may refuse to register a transfer of shares of Danka (a) to allow the directors to refuse to register the transfer of a share on which Danka has a lien and (b) to prevent the Board of Directors from refusing to register a transfer of any shares admitted to the Official List of the London Stock Exchange if that refusal would prevent dealings in the shares from taking place on an open and proper basis. Article 39 will also be amended to state expressly that the discretion of the Board of Directors to refuse to register a transfer of shares is subject to the requirements of the London Stock Exchange and article 76;



     - the amendment to the references to "member" in the existing article 76 to "Member", to conform with the remainder of the new articles of association;



     - the amendment of the existing article 76(A) to provide that the power of the Board of Directors to impose sanctions on a shareholder for reason of non-compliance with a notice served by Danka pursuant to section 212 of the United Kingdom Companies Act 1985 is subject to the requirements of the London Stock Exchange and that a shareholder who is in default in respect of such a notice may not be present at any meetings of the shareholders, or any class of shareholders, of Danka;

     - an amendment to the existing article 76(D) to clarify that sanctions imposed on a shareholder by reason of non-compliance with a notice served by Danka pursuant to section 212 of the United Kingdom Companies Act 1985 will cease to apply seven days following compliance with the notice or a transfer satisfactory to Danka of the shares in question;

     - to clarify that the requirements of the existing article 110, which relate to the notice requirements to propose a person who is not recommended by the Board of Directors as a director of Danka, apply on the re-election (as well as the election) of that person;


     - the existing article 134(B) provides that, if on two consecutive occasions, cheque warrants or orders in payment of dividends or other monies payable in respect of any share have been sent through the post in accordance with the articles to a shareholder but are returned undelivered or left uncashed during the periods for which they are valid, Danka need not despatch further payments to the person entitled to the payment until that person has provided another address for payment.
       Article 134(B) will be amended to provide, alternatively, that Danka need not despatch a payment to the person entitled to that payment following one occasion on which a payment sent to that person is returned, provided that reasonable enquires to establish an alternative address or account for that person have failed;



     - the amendment of the existing article 147(A) to provide that, in the event of the suspension or curtailment of postal services in the United Kingdom, a notice convening a general meeting which is advertised in newspapers must be inserted in two daily newspapers with national circulation, rather than two daily newspapers with appropriate circulation, as currently provided; and



     - the amendment of the existing article 155(A) to provide that notices to untraced shareholders must be inserted in a leading national daily newspaper, and not a leading London daily newspaper, as currently provided.



     Other than the first, second and third amendments mentioned above, these amendments are being proposed in order that the new articles of association comply with the requirements of the London Stock Exchange's Listing Rules regulating articles of association of listed companies. Certain other consequential amendments are being made in the new articles of association to update references to statutes.


     This summary of the new articles of association is qualified in its entirety by reference to the full text of such new articles of association attached as Exhibit A. YOU ARE URGED TO READ THE NEW ARTICLES OF ASSOCIATION CAREFULLY AND IN THEIR ENTIRETY.

DESCRIPTION OF PARTICIPATING SHARES

     The following is a summary of the terms of the participating shares. The terms of the participating shares are set out in full in Article 10A of the new articles of association.

     Authorized Participating Shares. If approved, the New Articles of Association will authorize 500,000 6.50% senior convertible participating shares, stated value $1.00 per share, and set forth the terms and conditions of the participating shares as summarized below. The investors have agreed to purchase 200,000 participating shares at a price of $1,000 per share, or a total consideration of $200 million. The net proceeds to Danka of the sale of the participating shares to the investors are estimated to be approximately $190 million after deducting estimated transaction commissions, fees and expenses of $10 million, consisting of $4 million payable to Lehman Brothers Inc., Danka's financial advisor, $4 million in commissions payable to the investors and $2 million of other expenses, including professional fees. See "PROPOSAL TO APPROVE RESOLUTION NUMBERED (4) -- Use of Proceeds."


     Entitlement to Dividends and Other Distributions. The participating shares will have a preference over ordinary shares as to dividends and other distributions.

     Subject to certain exceptions, Danka may not pay dividends or make any other distributions on ordinary shares (other than in the form of additional ordinary shares) unless all accumulated dividends on the participating shares have been paid in full and Danka is not in default of its obligations to redeem any participating shares. In addition, Danka may not repurchase any of its ordinary shares while the participating shares are outstanding and may not pass any resolution to reduce its issued share capital except to the extent approved by extraordinary resolution of a separate class meeting of the holders of the participating shares.


     The participating share dividend payable on each participating share will be payable quarterly on February 15th, May 15th, August 15th and November 15th (or the next following business day) in each year. The participating share dividend will be equal to the greater of (a) an amount per annum equal to 6.50% of the liquidation preference payable on that participating share and (b) the deemed per annum rate of dividends, if any, declared on Danka's ordinary shares in that quarter. The deemed per annum rate of dividends will be determined in accordance with the definition of "Ordinary Share Equivalent Rate" which is set forth at page A-30 of the new articles of association which are attached to this proxy statement as Exhibit A. Until the fifth anniversary of the issue of the initial participating shares, the participating share dividend shall be paid in the form of additional participating shares. From the fifth anniversary of the initial issue of the participating shares, the participating share dividend will be payable in cash, unless Danka is prohibited by law or under the terms of its then existing indebtedness under principal bank credit facilities or debt facilities from paying cash dividends, in which case the participating share dividend shall be paid in the form of additional participating shares. In the event that Danka does not have sufficient distributable profits to pay any participating share dividend which is payable in participating shares, it will instead (to the extent it has reserves legally available for the purpose) make a bonus issue of additional participating shares to the holders of the participating shares in an amount equal to, and in place of, the participating share dividend. The cumulative effect of the payment in kind of the participating dividend is discussed further below.


     The preferential return of capital on winding up of Danka payable on each participating share will be equal to the then effective liquidation preference per share, plus any accumulated and unpaid dividends accumulating from the most recent dividend date or, if greater, the amount that would have been payable on each participating share if it had been converted into ordinary shares immediately prior to such winding up. The liquidation preference per participating share is the sum of $1,000 plus accumulated and unpaid dividends added to the liquidation preference in accordance with the new articles of association. The preferential return may be increased following a "change of control" event, as described below.


     Voting. Each holder of a participating share will be entitled to receive notice and attend meetings of Danka as if such person were a holder of ordinary shares and will be entitled to vote on all matters at such meetings on which the holders of ordinary shares are entitled to vote. On each such vote that is taken as a poll, each holder of a participating share shall be entitled to exercise so many votes as attach to the ordinary shares that would be issued on conversion of the participating share. As described below, one of the cumulative effects of payment in kind of the participating share dividend is that, assuming the total initial issuance of 240,000 participating shares to the investors and the other institutional investors described above, the participating shares in the aggregate may have as much as 40.11% of the total voting rights exercisable in general meetings at the end of the eleven-year term of the participating shares. However, the aggregate voting rights attached to the participating shares held by The Cypress Group LLC and its affiliates in the aggregate may never exceed 29.99% of the voting rights exercisable from time to time in general meetings of Danka's shareholders; and therefore the voting rights of the participating shares in the aggregate will not reach 40.11% of the total voting rights exercisable in general meetings unless The Cypress Group LLC or its affiliates transfer some or all of their participating shares to holders that are not affiliates of The Cypress Group LLC. At a conversion price of $3.125 per ordinary share, the participating shares purchased by the investors will have voting rights initially corresponding to approximately 21.5% of the total voting rights exercisable in general meetings of Danka's shareholders.


     Appointment of Directors. The holders of the participating shares will be entitled to appoint two non-executive directors to the Board of Directors, as long as such holders own voting shares (including participating shares) of Danka that represent at least 10% of the voting rights of Danka. The Board of Directors will be expanded upon the appointment of those two non-executive directors from nine to eleven members. In the event that such holders own voting shares representing less than 10%, but more than 5%, of the voting rights of Danka, such holders will be entitled to appoint one director to the Board of Directors. In the event that The Cypress Group LLC or its affiliates transfer some or all of the participating shares to a person who is unaffiliated with the investors without the consent of the Board of Directors, and as a result of the transfer, The Cypress Group LLC and its affiliates hold in the aggregate less than 50.01% of the total number of participating shares, the holders of the participating shares will be entitled in aggregate to appoint only one director to the Board of Directors. Each committee of the Board of Directors will include at least one of the directors appointed by the holders of participating shares, subject to certain limitations to comply with applicable laws and regulations.

     If Danka fails to redeem any participating shares when obligated to do so or, following the fifth anniversary of the initial date of issuance of the participating shares, Danka fails to pay a cash dividend on the participating shares for six consecutive quarters (regardless of whether Danka has paid such dividends in the form of additional participating shares) the holders of the participating shares will be entitled to appoint an additional two directors to the Board of Directors for so long as Danka is in default of its redemption obligations or until Danka will have paid dividends in full in cash for four additional consecutive quarters. Accordingly, the Board of Directors would be expanded from eleven to thirteen members to accommodate these additional directors.


     Redemption. Danka is required to redeem the participating shares after 11 years at the greater of 100% of the liquidation preference and the market value of the ordinary shares into which the participating shares would then be convertible, in each case plus accumulated and unpaid dividends from the most recent dividend payment date. In the event that on the eleventh anniversary of the initial issuance date Danka does not have sufficient distributable profits to redeem the participating shares in cash, it will use its best efforts to complete a fresh issue of shares (taking into account then prevailing market conditions and other factors deemed reasonable by a majority of the Board of Directors), unless such a fresh issue is prohibited by Danka's then existing indebtedness. As an alternative to redemption of the participating shares at the "as converted" ordinary shares market value, Danka may decide instead to convert the participating shares, instead of redemption in cash, into the number of ordinary shares into which they are convertible.


     Danka may redeem the participating shares, in whole but not in part, at any time after the fourth anniversary of the initial issue date, at a price equal to the greater of (a) a percentage of the then effective liquidation return, being 103.25% in the fifth year of issue, 102.167%, in the sixth year of issue, 101.083% in the seventh year of issue and 100% in the eighth year of issue and beyond, and (b) the then market value of the ordinary shares into which the participating shares are convertible, in each case plus accumulated and unpaid dividends from the most recent dividend payment date. In the case of any redemption for cash at the "as converted" ordinary share market valuation, Danka may decide instead to convert the participating shares, instead of redemption in cash, into the number of ordinary shares into which they are convertible.

     Tax Gross Up and Redemption at the Option of Danka. Danka is obliged to make payments on the participating shares without withholding or deduction of any United Kingdom taxes or other charges. In the event that Danka is obliged by law to make any such withholding or deduction, subject to certain exceptions, it must pay such additional amounts as may be necessary to ensure that the amounts received by holders of the participating shares after such withholding or deduction equal the amount that would have been received in the absence of such withholding or deduction. Danka may redeem the participating shares in whole but not in part before the fourth anniversary of the initial issue if it is obliged to pay additional amounts on the participating shares in excess of 7.5% of the amounts that would have been payable in the absence of such withholding or deduction, at a price equal to the greater of (a) 103.25% of the then effective liquidation preference and (b) the then market value of the ordinary shares into which the participating shares are convertible, in each case plus accumulated and unpaid dividends from the most recent dividend payment date. As an alternative to redemption of the participating shares at the "as converted" ordinary share market value, Danka may decide instead to convert the participating shares, instead of redemption in cash, into the number of ordinary shares into which they are convertible. Danka is not entitled to redeem the participating shares before the fourth anniversary of the initial issue date if the holders of the participating shares elect to forego their right to have additional amounts paid to them by Danka as a result of any such withholding or deduction.


     Effect of a "Change of Control." The holders of the participating shares are entitled to demand that Danka redeems all or part of their holdings of participating shares following the occurrence of certain "change of control" events affecting Danka, at a price equal to the greater of (a) 101% of the then effective liquidation preference and (b) the then market value of the ordinary shares into which the participating shares are convertible, in each case plus accumulated and unpaid dividends accruing from the most recent dividend payment date. In the event of a change of control event which takes place within three and a half years from the initial issue date of the participating shares, the holders of the participating shares are also entitled to receive any other dividend payments that would otherwise have been payable on the participating shares up to and including the date which is three and a half years following the initial issue date had they not been redeemed. In the event that at the time redemption is demanded following a change of control event Danka does not have sufficient distributable profits to redeem the participating shares in cash, it will use its best efforts to complete a fresh issuance of shares (taking into account then prevailing market conditions and other factors deemed reasonable by a majority of the Board of Directors), unless such fresh issuance is prohibited by Danka's then existing indebtedness. As an alternative to redemption of the participating shares at the "as converted" ordinary share value, Danka may decide instead to convert the participating shares, instead of redemption in cash, into the number of ordinary shares into which they are convertible.


     Alternatively, the holders of participating shares may elect to convert all or part of their participating shares into ordinary shares and, if the change of control event takes place within three and a half years from the initial issue date of the participating shares, on conversion, the holders of the participating shares will also receive a cash payment equal to the amount of any dividend payments that would otherwise have been payable on the participating shares up to and including the date which is three and a half years following the initial issue date.

     The following constitute change of control events:

         (i) any person or group of persons (other than The Cypress Group or the investors) becomes the beneficial owner of more than 29.99% of Danka's voting shares;

         (ii) subject to certain exceptions, Danka merges or consolidates with another entity, petitions the court pursuant to a scheme of arrangement within the meaning of section 425 of the United Kingdom Companies Act 1985 or transfers all or substantially all of its assets to another person, in any such event pursuant to a transaction in which the issued voting shares of Danka are changed into or exchanged for cash, securities or other property, subject to specified exceptions;

        (iii) during a period of 24 consecutive months, individuals who at the beginning of the period constituted the Board of Directors (together with any new members of the Board of Directors whose election is approved by a vote of at least 66 2/3% of the Board of Directors then still in office who were either directors of the Board of Directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors; and

         (iv) subject to certain exceptions, Danka is voluntarily or involuntarily wound up or adopts a plan of liquidation.

     In the event that Danka is unable to redeem participating shares on the due date for redemption following a change of control event, the liquidation preference of each participating share, and therefore, the amount of the dividends payable on each participating share and their liquidation preference will be increased in accordance with the formula set forth in the new articles of association. The formula increases the liquidation preference per participating share by an amount (if a positive number only) equal to (i) the difference between (a) 101% of the effective liquidation preference per share on the due date for redemption and (b) the aggregate market value of the ordinary shares into which each participating share is convertible on the date immediately preceding the first public announcement of the transaction giving rise to the change of control event, multiplied by (ii) a fraction the numerator of which is the deficiency in monies lawfully available for redemption of the participating shares due to be redeemed following the change of control event and the denominator of which is the total amount of monies necessary to pay the total redemption price that would be payable on the change of control event if all of the participating shares then in issue were to be redeemed.

     Conversion. At a conversion price of $3.125 per ordinary share, the 200,000 participating shares to be issued initially to the investors will be convertible initially into 64,000,000 ordinary shares and the 40,000 participating shares that may be issued initially to United Kingdom institutional investors will be convertible initially into 12,800,000 ordinary shares. As payment in kind ("PIK") dividend payments of additional participating shares will be made until at least the fifth year from the original issue date of participating shares, the eventual conversion of the participating shares may result in the issue of significantly more ordinary shares, as illustrated by the following table:

                                                    EQUIVALENT NUMBER    CUMULATIVE NUMBER    PERCENTAGE OF ORDINARY
                                                    OF ORDINARY SHARES   OF ORDINARY SHARES   SHARES OUTSTANDING ON
                                                      ISSUABLE UPON        ISSUABLE UPON        A FULLY-CONVERTED
                             PARTICIPATING SHARES       CONVERSION           CONVERSION               BASIS
                             --------------------   ------------------   ------------------   ----------------------
Initial Issuance...........       240,000.00           76,800,000.00        76,800,000.00             24.79%
PIK Dividends for Year 1...        15,984.39            5,115,003.56        81,915,003.56             26.01%
PIK Dividends for Year 2...        17,048.97            5,455,671.02        87,370,674.58             27.27%
PIK Dividends for Year 3...        18,184.46            5,819,027.49        93,189,702.06             28.57%
PIK Dividends for Year 4...        19,395.58            6,206,584.08        99,396,286.14             29.90%
PIK Dividends for Year 5...        20,687.35            6,619,952.57       106,016,238.71             31.27%
PIK Dividends for Years
  6-11.....................       156,492.54           50,077,613.41       156,093,852.18             40.11%
                                  ----------          --------------       --------------             -----
          Total............       487,793.29          156,093,852.18       156,093,852.18             40.11%
                                  ==========          ==============       ==============             =====


     This table should be read on the basis of the following assumptions and factors:



     - 240,000 participating shares are initially issued.



     - A PIK dividend of participating shares equivalent to 6.50% per annum is paid on a compounded basis on each outstanding participating share in issue on each quarterly dividend payment date during the period covered by the table (including after the fifth anniversary of the initial issue of the participating shares, following which Danka may no longer be obliged to pay PIK dividends).



     - Danka is obligated to pay the participating share dividend in cash after the fifth anniversary of the initial issuance of the participating shares, unless Danka is prohibited by law or its then existing indebtedness under the principal bank credit facilities or debt facilities from paying cash dividends.



     - No participating shares are redeemed or converted during the period covered by the table.



     - The participating shares are convertible into ordinary shares at a conversion rate of $3.125 per ordinary share.



     - The table includes references to fractions of participating shares and ordinary shares. Fractions of shares will not be issued and cash payments will be made in their place, meaning that the number of shares that will actually be issued will be slightly fewer than shown in the table.



     - The column entitled "Percentage of Ordinary Shares Outstanding on a Fully-Converted Basis" is the approximate percentage of all ordinary shares outstanding constituted by the ordinary shares issued on conversion of participating shares in full, assuming that, other than the ordinary shares issuable upon conversion of the participating shares, there are 233,026,993 ordinary shares outstanding, being the number of ordinary shares outstanding on October 29, 1999. Such number excludes ordinary shares issued after that date pursuant to Danka's 401(k) plan representing the employer stock match.



     - This table is for illustrative purposes only and the figures are not exact due to rounding.

     - Notwithstanding anything in this table which may be to the contrary, the aggregate number of votes exercisable by The Cypress Group LLC and its affiliates as holders of participating shares may not exceed 29.99% of the total voting rights exercisable in general meetings from time to time; and, therefore, the voting rights of the participating shares in the aggregate will not reach 40.11% of the total voting rights exercisable in general meetings unless The Cypress Group LLC or its affiliates transfer some or all of their participating shares to holders that are not affiliates of The Cypress Group LLC.


     In the event that Danka has insufficient distributable profits to pay the PIK dividend when dividend obligations are to be satisfied by the additional issue of participating shares, Danka will (to the extent it has reserves or sums in its share premium legally available for the purpose) make a bonus issue of additional participating shares to the holders of the participating shares in an amount equal to, and in place of, the PIK dividend.

     The participating shares will be convertible at any time into ordinary shares at the option of the holder. The holder may require that the ordinary shares issued on conversion of the participating shares be deposited in Danka's ADS program and that such holder receives ADRs evidencing ADSs instead of ordinary shares. However, the ordinary shares representing restricted securities, as that term is used in Rule 144 promulgated by the SEC under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), may not be deposited by Danka into Danka's ADS program unless the Deposit Agreement, dated as of June 25, 1992 among Danka, the Depositary and the owners and holders of ADSs is amended or a restricted deposit agreement is entered into between Danka and the Depositary. Danka has agreed to use its best efforts to amend the Deposit Agreement to permit such deposit or obtain a restricted stock deposit agreement pursuant to which restricted shares may be transferred. It is anticipated that the initial purchasers will receive upon conversion of their participating shares restricted ordinary shares unless their direct and indirect ownership of ordinary shares is substantially reduced and they cease to have the right to designate directors of Danka.


     The ordinary shares to be issued on conversion of the participating shares shall rank equally with the other ordinary shares of Danka. The participating shares shall be convertible into ordinary shares at a conversion price of $3.125 per ordinary share (equal to $12.50 per ADS), subject to adjustment in certain circumstances. The conversion price represents a premium of 25% over the average closing price of approximately $10.00 for Danka's ADSs (each of which represent four of Danka's issued ordinary shares) on The Nasdaq National Market System for the 20 consecutive trading days ending on and including November 2, 1999, the date of execution of the Subscription Agreement. The conversion rate is subject to adjustment by the mutual agreement of Danka and the investors in the event of a significant decrease in the market value of the ADSs prior to the closing of the sale of the participating shares. Alternatively, if an adjustment is not agreed, such closing will not be completed. The conversion rate is also subject to adjustment to avoid dilution of the interests of the holders of the participating shares in the event of any reorganization of Danka's share capital or issuances of securities by Danka at prices below their market value other than pursuant to underwritten public offers or certain non-cash issuances. Specifically, in the event of a reorganization of Danka's share capital, the conversion rate would be adjusted so that a holder of participating shares will be entitled to receive, upon conversion, the number of ordinary shares which such holder would have owned or been entitled to receive had such participating shares been converted immediately prior to the date of such reorganization. In the event of the issuance of securities by Danka at prices below their market value, the conversion rate would be adjusted to provide that the holders of participating shares are not economically diluted by such issuance, except where holders of participating shares carrying more than 50% of the voting rights of that class exercise preemptive rights in respect of that issue. The full mechanisms for the anti-dilusion adjustments are set forth in full in the new articles of association which are attached hereto as

Exhibit A. The conversion rate may also be subject to adjustment prior to the initial issuance of participating shares, as contemplated by the Subscription Agreement. See "PROPOSALS TO APPROVE RESOLUTIONS NUMBERED (1), (2) AND
(3) -- Subscription Agreement."



     The new articles of association authorize the Board of Directors to effect the conversion of the participating shares into ordinary shares in such manner as the Directors may determine, including by means of redemption of the participating shares and a new issue of ordinary shares (including by means of bonus issue) or by consolidation and sub-division of the participating shares into ordinary shares. The new articles of association authorize the Board of Directors to issue, or convert all or some of the participating shares which are the subject of the conversion into, deferred shares of 0.001 pence or 0.001 cents each in connection with the conversion of the participating shares where necessary to avoid an unlawful reduction of capital. These deferred shares will carry no right to vote or to dividends. On a winding up, the holders of the deferred shares will be entitled to the capital paid up on such deferred shares after a repayment of the capital paid up on the ordinary shares together with an additional amount of (pounds) 50,000 per ordinary share. Danka may, at its option, repurchase or redeem any or all deferred shares in issue for an aggregate price of one penny.



     Other. It is not currently anticipated that the participating shares will be listed or publicly traded on any stock exchange. Application will be made to list the ordinary shares to be issued on conversion of the participating shares on the London Stock Exchange and the Nasdaq National Market Tier of The Nasdaq Stock Market and, at the election of the holders of the participating shares, to register ADSs representing such ordinary shares, and ADRs evidencing such ADSs, under the U.S. Securities Act, and the U.S. Securities Exchange Act of 1934, as amended. See "PROPOSAL TO APPROVE RESOLUTIONS NUMBERED (1), (2) AND
(3) -- Nasdaq Listing Obligations."



     Conditions. The sale of the participating shares is subject to various conditions, including, among others (i) approval by Danka's shareholders at an extraordinary general meeting, (ii) obtaining a commitment from a major financial institution to refinance Danka's senior indebtedness on terms reasonably satisfactory to the parties; (iii) the absence of a significant decline in Danka's share trading price, (iv) receipt of required regulatory approvals and (v) other customary conditions. See "PROPOSALS TO APPROVE RESOLUTIONS NUMBERED (1), (2) AND (3) -- Subscription Agreement."


EFFECT OF ISSUANCE OF PARTICIPATING SHARES ON HOLDERS OF ORDINARY SHARES

     The issuance of the participating shares will have several substantial effects upon the holders of ordinary shares, whether those shares are held directly or through beneficial ownership of ADSs, including the following:


     - Dividends will not be payable on ordinary shares unless and until dividends payable on the participating shares are paid in full and Danka is not in default of its obligation to redeem participating shares. The participating shares will be entitled to participate in any ordinary share dividend to the extent that the deemed per annum amount of ordinary share dividend declared in any quarter exceeds the amount of the dividend that would otherwise be payable on the participating shares in that quarter.


     - The participating shares will be entitled to a preferential return of assets on a winding up of Danka, which may reduce the amount of assets otherwise available for distribution to the holders of ordinary shares.

     - Holders of participating shares will be entitled to vote at general meetings of Danka's shareholders. Each participating share shall carry so many votes as the number of ordinary shares into which it may convert, except that the total voting rights for the participating shares held by The Cypress Group LLC and its affiliates may not exceed 29.99% of the total voting rights of shareholders.

     - Subject to certain limitations, holders of participating shares will be entitled to appoint two directors to the Board of Directors of Danka (and, in certain default situations will be entitled to appoint an additional two directors). One or other of these directors will also be entitled to sit on committees of the Board of Directors, subject to some limitations. Holders of ordinary shares will not be entitled to vote on the appointment of these directors. Holders of participating shares will, however, be entitled to vote on the appointment and removal of other members of the Board of Directors.

     - Dividends on the participating shares will be paid in the form of additional participating shares for the first five years following the initial issue date and in certain circumstances will continue to be paid in the form of additional participating shares thereafter. These additional issues of participating shares will further increase the amount of the aggregate dividend payable on the participating shares, the aggregate amount payable on the participating shares on a winding up of Danka, the percentage of the voting rights exercisable in general meetings of Danka's shareholders controlled by the holders of the participating shares and the number of ordinary shares into which the participating shares will convert in aggregate. Basic and diluted earnings per ADS and per ordinary share, while participating shares remain outstanding, will be equal to the lower of (a) the amount which would result from treating as outstanding the ordinary shares and ADSs into which the participating shares would be convertible at the date of calculation and not reducing the amount of earnings applicable to ADSs and ordinary shares by the amount of dividends, whether in cash or in kind, paid or accumulated with respect to the participating shares during the period of the calculation and (b) the amount which would result from not treating those ordinary shares or ADSs as outstanding at the date of calculation and reducing the amount of earnings applicable to ADSs and ordinary shares by the amount of dividends, whether in cash or in kind, paid or accumulated with respect to the participating shares during the period of the calculation.

     - The participating shares will be redeemable at the option of Danka, including in certain circumstances for a price greater than their initial issue price. The redemption monies payable by Danka must be paid out of Danka's distributable profits or, subject to certain limitations, the proceeds of a new issue of shares. Payment of the redemption monies out of Danka's distributable profits may reduce the amount of funds available to Danka from which to pay a dividend on the ordinary shares.

     - The participating shares will be redeemable at the option of the holders of the participating shares following certain "change of control" events for a price in excess of the initial issue price of the participating shares. These "change of control" events include events relating to the change in ownership of Danka's issued share capital and events relating to changes in the composition of Danka's Board of Directors. These events may be beyond the control of Danka. These arrangements may discourage a third party from attempting to obtain control of Danka.

     - Danka will not be permitted to take actions which constitute a variation of the class rights of the participating shares.


     - Danka is not permitted to purchase any of its ordinary shares while any of the participating shares are outstanding and is not permitted to adopt any resolution to reduce its issued share capital, except to the extent approved by extraordinary resolution at a separate class meeting of the holders of the participating shares.

     - Bonus issues of participating shares or ordinary shares issued on conversion of participating shares may reduce the reserves of Danka which would otherwise be available for the making of bonus issues to holders of ordinary shares or which would otherwise be available for distribution to the holders of ordinary shares upon the winding up of Danka.


     - The Subscription Agreement includes various representations, warranties, covenants and other commitments and indemnities by Danka in favor of the investors. Any payment that Danka may be liable to make to the investors with respect to a breach of any of these representations, warranties, covenants and other commitments may reduce the net worth of Danka to the detriment of its shareholders.


     Please read carefully the discussion under the heading "PROPOSALS TO APPROVE RESOLUTIONS NUMBERED (1), (2) AND (3) -- Description of Participating Shares" for a more detailed description of the terms of the participating shares.


SUBSCRIPTION AGREEMENT

     The Subscription Agreement is made between Danka and the investors and is dated as of November 2, 1999. The Subscription Agreement is governed by the laws of the State of New York.

     Subscription and Payment. Under the Subscription Agreement, the investors agree to subscribe for 200,000 participating shares at a cash price of $1,000 per share, for an aggregate subscription price of $200 million. Subject to satisfaction of the conditions set forth below, the participating shares will be allotted and issued to the investors against payment in cash.

     Conditions to Completion of the Transactions Contemplated by the
Subscription Agreement.   The completion of the transactions contemplated by the
Subscription Agreement is subject to the following conditions:


     - The mailing to shareholders by no later than December 6, 1999 (or such other date as may be agreed between the Company and the London Stock Exchange) of a working capital statement required in order to comply with applicable London Stock Exchange rules.


     - The passing of the proposed resolutions.

     - Each of the representations and warranties of Danka and the investors contained in the Subscription Agreement remaining true and correct.

     - The amendment of certain terms and covenants in each of (i) the credit agreement between Danka, Nationsbank, N.A., and certain other financial institutions; (ii) the financing arrangements between Danka and General Electric Capital Corporation as evidenced by a series of documents, including a global operating agreement dated December 22, 1997 and an operating agreement dated January 29, 1999; and (iii) the TROL financing agreements between certain members of the Group and First Security Bank of Utah, N.A., Nationsbank of Florida, N.A. and Sun Trust Bank, Tampa Bay, including a participation agreement dated November 15, 1999, in each case as set forth in the Subscription Agreement;

     - To cause its independent auditors to determine, pursuant to Section 1204(b)(3) of the Convertible Subordinated Notes Indenture with respect to Danka's convertible subordinated notes that no anti-dilution adjustment is required in respect of the conversion price of the Convertible Subordinated Notes as a result of the issue and allotment of the participating shares in accordance with the Subscription Agreement or, alternatively, to obtain on commercially reasonable terms an amendment to, or waiver of, the provisions of the notes to permit the issue and allotment of the participating shares in accordance with the Subscription Agreement.

     - Danka having obtained a debt refinancing commitment in terms satisfactory to the investors and Danka.

     - The size of the Board of Directors having been increased by the appointment of the two directors who are representatives of the investors.

     - No material adverse change having occurred in the financial, banking or capital markets in the United States or the United Kingdom which would materially and adversely affect the investors' investment in the participating shares.

     - Danka and the investors agreeing to an adjustment to the participating share conversion price in the event of a significant decrease in the market value of Danka's ordinary shares. For purposes of the Subscription Agreement, a significant decrease in the market value for the ordinary shares will occur if the average market value of the ADSs, calculated over a 10 day trading period ending at the close of business three business days (New York time) before the scheduled completion of the transactions contemplated by the Subscription Agreement, has decreased below $9.00 per ADS (being equivalent to $2.25 per ordinary share).

     - No action, suit, investigation or proceeding being commenced by any governmental authority seeking to restrain or delay the transactions contemplated by the Subscription Agreement.

     - There being in effect no law or governmental order directing that the transactions contemplated by the Subscription Agreement not be consummated or which has the effect of rendering unlawful the consummation of such transactions.

     - Any applicable waiting periods under applicable anti-trust and competition laws with respect to the transactions contemplated by the Subscription Agreement having expired or been terminated and any other governmental approvals and non-governmental approvals (including under any material contract) necessary to permit the consummation of the transactions contemplated by the Subscription Agreement having been obtained.

     Completion of the transactions contemplated by the Subscription Agreement is also conditioned upon the execution of the Registration Rights Agreement by Danka and the investors and the fulfillment of certain other customary conditions, including the delivery of legal opinions and officers' certificates.

     Regulatory and Other Authorizations; Notices and Consents. Danka and the investors each agreed to promptly make any filings required under the HSR Act or any other applicable law in order to effect the transactions contemplated by the Subscription Agreement.

     Representations, Warranties and Indemnities. The Subscription Agreement contains representations and warranties given by Danka to the investors and representations and warranties given by the investors to Danka. The representations and warranties of Danka include representations and warranties relating to validity of the participating shares to be issued to the investors, the business of Danka, its financial status, employee benefit plans, environmental matters and tax affairs. The representations and warranties of the investors include a representation and warranty that they have sufficient funds to satisfy the subscription price for the participating shares in full.

     The Subscription Agreement includes indemnities from Danka to the investors and from the investors to Danka which will apply on the breach by any of them of their respective representations and warranties contained in the Subscription Agreement or on the breach by any of them of any of their other obligations and covenants under the Subscription Agreement. The indemnities are subject to certain limitations, including in the case of the indemnities for breach of representations and warranties, as to timing and amounts of claims.

     Adjustment to Conversion Price for Participating Shares. Each participating share is initially convertible into 320 ordinary shares, based upon a conversion price of $3.125 per ordinary share (or $12.50 per ADS). The conversion price is subject to adjustment prior to issue of the participating shares in the following circumstance:

     - in the event of a significant decrease in the market value of Danka's ordinary shares. For the purposes of the Subscription Agreement, a significant decrease in the market value for the ordinary shares will occur if the average market value of the ADSs, calculated over a 10 day trading period ending at the close of business (New York time) three days prior to the scheduled completion of the sale of the participating shares, has decreased to below $9.00 per ADS (being the equivalent of $2.25 per ordinary share); and

     - Danka and the investors agree to a downward adjustment of the conversion price, in which event each participating share will be initially convertible into a higher number of ordinary shares based upon a conversion price per ordinary share equal to the market value of the ADSs (calculated as described above) multiplied by a factor of 1.25 and divided by four.


     Conduct of Business Prior to Completion of Sale of the Participating Shares. Under the Subscription Agreement, Danka agrees that, during the period prior to the completion of the transactions contemplated by the Subscription Agreement, it will, and will cause its subsidiaries to, conduct its business in all material respects only in the ordinary course and consistent with past practice, and subject to certain limitations, it will not, and will cause its subsidiaries not to, take any of the following actions without the prior written consent of the investors:



     - the proposing of any amendments to its memorandum and articles of association other than the adoption of the new articles of association;


     - the sale, lease, transfer, mortgage, encumbrance or other disposition of any of its properties, rights or assets except in the ordinary course of business consistent with past practice;

     - the merger or consolidation of Danka or its significant subsidiaries or the sale, directly or indirectly, of all or substantially all of their assets;

     - the acquisition by merging or consolidating with, or by purchasing all or a substantial portion of the stock or assets of, any business, properties, assets or person;

     - the incurrence of any new indebtedness in excess of $25 million in the aggregate;

     - the making, declaration, setting aside or payment of any dividend or any other distribution (whether in cash, share capital or other property) on, or directly or indirectly, the redeeming, purchasing or otherwise acquiring of, any shares of its share capital or any securities or obligations convertible into or exchangeable for any shares of its share capital;

     - the entering into of any transaction with affiliates by Danka or its subsidiaries, subject to certain exceptions;

     - to the extent reasonably within Danka's control, (i) the removal of, or election of the chief executive officer of Danka or (ii) the approval of any new, or modification of any existing, director or executive officer compensation plans or agreements offered by Danka;

     - the commencement of any proceeding or the filing of any petition in any court relating to bankruptcy, reorganization, insolvency, winding up, liquidation or relief from debtors;

     - the initiation, settlement or compromise of any litigation, other than settlements or compromises of litigation where the amount paid does not exceed $10 million for any single litigation matter;

     - the allotment or issue of any ordinary shares or other share capital (except, in each case, ordinary shares issued or reserved for issue by Danka, or ADSs representing such ordinary shares, (i) upon exercise of outstanding share options or (ii) upon conversion of the outstanding $200 million aggregate principal amount of Danka's 6.75% Convertible Subordinated Notes due 2002);

     - the making of any material change in any method of accounting or accounting practice or policy except as required by U.S. GAAP or U.K. GAAP, and with the concurrence of its independent accountants or auditors; or

     - the taking of any action which would reasonably be expected to cause any representation or warranty of Danka contained in the Subscription Agreement to be or become untrue at the closing in any material respect.

     Non-solicitation. Prior to completion of the transactions contemplated by the Subscription Agreement, and subject to certain exceptions, except with the prior written consent of the investors, Danka will not:

     - solicit any proposals with respect to, negotiate or consummate, or have any other substantive discussions concerning:

      (a) any direct or indirect sale, disposition or redemption of any substantial portion of the securities of Danka or its significant subsidiaries;

      (b) the direct or indirect sale or disposition of any substantial assets of Danka or its significant subsidiaries; or

      (c) any merger, reorganization, consolidation or recapitalization or other similar transaction involving Danka or its significant subsidiaries; or

     - discuss or disclose any non-public information pertaining to Danka with or to any person in connection with the foregoing.

     Commission and Expenses. Danka will pay the investors a commission of $4,000,000 upon completion of the sale of the participating shares.

     Danka Holding Company and Danka Office Imaging Company (which are U.S. subsidiaries of Danka) have agreed to pay the out-of-pocket expenses of the investors incurred in connection with the sale of the participating shares (including, without limitation, the fees of the investors' legal advisors, financial advisors and accountants). Danka Holding Company and Danka Office Imaging Company are not obliged to pay these expenses if the sale of the participating shares is not completed solely as a result of the default of the investors in the performance of their obligations under the Subscription Agreement.

     Termination. The Subscription Agreement may be terminated, and the transactions contemplated therein abandoned, at any time prior to the completion of the transactions contemplated by the Subscription Agreement by Danka or the investors:

     - in the event of a breach or default by the other party of or in any representation, warranty, covenant or agreement of such other party contained in the Subscription Agreement;

     - if completion of the transactions contemplated by the Subscription Agreement have not occurred on or prior to 120 days after the date of the Subscription Agreement;

     - in the event that any governmental authority whose consent is necessary for the consummation of the transactions contemplated by the Subscription Agreement will have issued a final, non-appealable government order or taken any other final, non-appealable action restraining, enjoining, denying approval of or otherwise prohibiting the transactions contemplated by the Subscription Agreement and the Registration Rights Agreement; or

     - by mutual written consent of Danka and the investors.


     Termination Fee. Danka will pay the investors a termination fee of $2 million, subject to certain limited exceptions, in the event that the transactions contemplated by the Subscription Agreement are not completed by reason of the failure of Danka to satisfy or procure the satisfaction of the conditions to completion of the transactions contemplated by the Subscription Agreement, including if the resolutions are not passed and the terms of Danka's existing indebtedness is not amended to the satisfaction of the investors. The termination fee will also be payable by Danka if, following a significant decrease in the market value of the ordinary shares prior to completion, the transactions contemplated by the Subscription Agreement are not completed by reason of Danka and the investors failing to agree to a revision to the rate at which participating shares are to convert into ordinary shares.


REGISTRATION RIGHTS AGREEMENT

     Danka and the investors will enter into a Registration Rights Agreement immediately prior to the closing of the transactions contemplated by the Subscription Agreement. The Registration Rights Agreement will be governed by the laws of the State of New York. Pursuant to the terms of the Registration Rights Agreement, the investors will be given the following rights with respect to Danka's participating shares, ordinary shares and ADSs:


     Demand Registrations. At any time after the first anniversary of the closing date of the initial sale of the participating shares, each investor (or persons to whom an investor specifically assigns the right) will have the right to require Danka to file a registration statement under the U.S. Securities Act covering all or part of its securities. Danka will then give the other holders of participating shares (or holders of ordinary shares into which participating shares are converted or ADSs) the opportunity to participate in the registration. Based on the advice of the underwriter, if any, the number of shares registered may be less than all those the holders desire to sell. In certain circumstances, the holders may request that the registration statement be abandoned or withdrawn. The holders are permitted a maximum of four demand registrations. Danka is not required to effect a demand registration within six months of the effective date of any prior demand registration. In addition, Danka is not obligated to effect more than one demand registration under which the aggregate number of securities would represent less than 10% of the purchasers' initial interest in Danka's stock and may delay registrations that would require premature disclosure of material confidential information or which would have an adverse effect on Danka's financing plans or any planned material transaction involving Danka.

     Piggyback Registrations. At any time after the first anniversary of the closing date of the Registration Rights Agreement, if Danka proposes or is required by law to register shares of its capital stock under the U.S. Securities Act or to list any shares on the London Stock Exchange, with certain exceptions, Danka shall give reasonable notice of its intention to do so to each of the holders of participating shares (or holders of ordinary shares into which participating shares are converted or ADSs) and provide them with an opportunity to participate in the registration statement or the listing, as applicable. There is no limitation on the number of piggyback registrations or piggyback listings.



     Costs of Registration. To the extent permitted by law, Danka will pay all expenses incurred in connection with each registration statement filed pursuant to the Registration Rights Agreement, except that all underwriting discounts and selling commissions will be borne by the shareholders who sold shares under a registration statement.



     Indemnification and Contribution. With respect to the registration of securities pursuant to the Registration Rights Agreement, Danka will indemnify each investor selling securities covered by the registration statement, and persons who participate as underwriters in such sales, against all claims and expenses to which such person may become liable based on untrue statements of material fact, or failure to state a material fact, contained in the registration statement or the prospectus and any amendments or supplements to such documents, except to the extent such claims or expenses arise from reliance upon information furnished to Danka by the indemnified party. In addition, each investor selling securities that are included in the registration statement will severally, and not jointly, indemnify Danka with respect to any untrue statement of material fact in, or omission of any material fact from, such registration statement or any accompanying prospectus and any amendments or supplements to such documents, if such claims or expenses arise from reliance upon information furnished by such investors to Danka. However, in no event will the investors indemnify Danka in an amount greater than the net proceeds received by such investors upon the sale of securities pursuant to the registration statement giving rise to the claim.


     Contribution. If for any reason the indemnity provided in the Registration Rights Agreement is unavailable or is insufficient to hold harmless an indemnified person, then Danka, the shareholders and the underwriters of the registration statement giving rise to a claim, may seek contribution from one another in proportion to the relative benefits and relative fault of each such person to the others.

INTERESTS OF CERTAIN PERSONS IN THE RESOLUTIONS

     To Danka's knowledge, prior to consummation of the transactions contemplated in the Subscription Agreement, none of the directors, executive officers or 5% shareholders of the investors or The Cypress Group LLC was a director, executive officer or 5% shareholder of Danka or an affiliate of any such person or entity. See "SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS."

REGULATORY APPROVAL


     Under the Subscription Agreement, Danka agreed promptly to make any filings required to be made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable law regarding the new articles of association, the allotment and issue of the participating shares, the conversion of the participating shares on the receipt of any additional participating shares as dividends or by way of bonus issue. The investors agreed promptly to make all necessary filings which they are required to make under the Hart-Scott-Rodino Act or any other applicable law regarding the subscription for the participating shares, the conversion of the participating shares and the receipt of any additional participating shares as dividends or by way of bonus issue. Danka and the investors each agreed to furnish the other with such necessary information and reasonable assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions to the United States Federal Trade Commission or to the Antitrust Division of the United States Department of Justice, including, without limitation, any filings or notices necessary under the Hart-Scott-Rodino Act, or to any governmental authority pursuant to any European Union or European national antitrust, competition or merger laws and regulations.


     Each of the parties agreed to use its reasonable best efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other persons that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, the Subscription Agreement and the Registration Rights Agreement and will cooperate with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.


     The parties have filed notification and report forms under the Hart-Scott-Rodino Act and have requested early termination of the waiting period under that Act. In addition, the parties may make filings under the competition laws of other jurisdictions, none of which are expected to delay significantly the closing of the transactions contemplated by the Subscription Agreement.



NASDAQ LISTING OBLIGATIONS



     The ADSs are quoted and trade on the Nasdaq National Market Tier of The Nasdaq Stock Market. Under the applicable rules governing the Nasdaq National Market, Danka, as a listed company, is required to obtain shareholder approval of the issuance at a price less than the greater of book value or market value of ordinary shares or shares convertible into ordinary shares equal to 20% or more of the number of ordinary shares or voting power issued and outstanding. Shareholder approval is also required for transactions deemed to constitute a "change in control." Danka does not believe that the issuance of the participating shares is at a price less than the greater of book value or market value or that it will constitute a "change in control" under the those rules. However, if the transactions were to be so construed, the approval sought in this proxy statement is effective to constitute shareholder approval required to satisfy both of the Nasdaq National Market requirements, to the extent they are applicable.


RESOLUTIONS NUMBERED (1), (2) AND (3)

                               SPECIAL RESOLUTION

(1) THAT, subject to the passing of the resolutions numbered (2), (3) and (4) in the notice of extraordinary general meeting, the regulations in the form of the print produced to the meeting marked "A" and initialed for identification purposes by the chairman of the meeting be adopted with immediate effect as the new articles of association of the Company to replace the existing articles of association of the Company in their entirety.

                              ORDINARY RESOLUTIONS


(2) THAT, subject to the passing of the resolutions numbered (1), (3) and (4) in the notice of extraordinary general meeting, the authorised share capital of the Company be and is hereby increased to L6,250,000 and US$500,000 by the creation of 500,000 6.50% senior convertible participating shares of US$1.00 each (the "Participating Shares") having the rights and obligations set out in the new articles of association of the Company proposed to be adopted pursuant to the resolution numbered (1) above.

(3) THAT, subject to the passing of the resolutions numbered (1), (2) and (4) in the notice of extraordinary general meeting, the board of directors of the Company (the "Board") be generally and unconditionally authorised, in addition to all subsisting authorities, pursuant to section 80 of the Companies Act 1985 (the "Act"), to exercise all the powers of the Company to allot relevant securities (within the meaning of section 80 of the Act) up to an aggregate nominal amount of (pounds) 1,400,000 and US$350,000 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five (5) years after the date on which this resolution is passed, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and the Board may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

RECOMMENDATION OF DANKA'S BOARD OF DIRECTORS

     Your Board of Directors considers that resolutions numbered (1), (2) and
(3) are in the best interests of Danka and the shareholders as a whole. Accordingly, your Board of Directors recommends that if you hold ordinary shares, you vote "FOR", and if you hold ADSs, you provide voting instructions "FOR", each of resolutions numbered (1), (2) and (3).

     All of the resolutions must be passed for any of them to be effective. Resolution numbered (1) must receive the affirmative vote of at least 75% of the votes cast at the meeting in order for them to be passed. Resolutions numbered
(2) and (3) must receive the affirmative vote of at least a majority of the votes cast at the meeting in order for them to be passed.

                  PROPOSAL TO APPROVE RESOLUTION NUMBERED (4)

DISAPPLICATION OF PREEMPTIVE RIGHTS

     Danka, as a company incorporated under the laws of England and Wales, is subject to the requirements of the United Kingdom Companies Acts.


     The United Kingdom Companies Act 1985 provides preemptive rights to holders of the ordinary shares of Danka. Subject to the exceptions described below, section 89 of the United Kingdom Companies Act 1985 provides that companies subject to that Act, such as Danka, must if they wish to issue shares of their equity securities for cash, or to offer rights to subscribe for or to convert any securities into new equity securities, offer to their existing shareholders the new equity securities, or the relevant rights. Therefore, if Danka offers to issue for cash ordinary shares or securities, such as the participating shares, which are convertible into ordinary shares the ordinary shares or other securities must be offered to you if you hold ordinary shares and to the Depositary to the extent it is the record holder of your shares if you hold ADSs. The new equity securities or the rights relating to new equity securities may only be sold for cash to third parties, or otherwise than pro rata to Danka's shareholders' existing shareholdings, to the extent that the shareholders do not exercise their preemptive rights to subscribe for those securities.



     Preemptive rights do not apply on the sale of new equity securities or rights relating to new equity securities to the extent that the preemptive rights are disapplied by the shareholders. Resolution numbered (4) is a resolution to disapply your preemptive rights to the issuance of the participating shares. Absent such disapplication, if you hold ordinary shares, you would be entitled to purchase the percentage of the participating shares equal to your percentage ownership of the ordinary shares. The Depositary would be entitled to purchase the pro rata portion of the participating shares represented by all of the ordinary shares held of record by it in the form of ADSs. Subject to the requirements of the U.S. Securities Act, the Depositary could offer holders of ADSs the opportunity to have the preemptive rights attaching to ordinary shares they beneficially own through ADSs exercised by the Depositary on their behalf. Under the Depositary Agreement between Danka and the Depositary, Danka is required to file a registration statement under the U.S. Securities Act, if, as would be the case, a distribution of rights to purchase participating shares to holders of ADSs in that manner would require registration under the U.S. Securities Act, unless such registration would result in unreasonable expense to Danka in relation to the proceeds Danka would expect to receive as a result of such registration or such registration would interfere with a material pending transaction. A registered distribution of rights to subscribe for participating shares would require substantial additional expense and there is a very substantial risk that such a distribution could not be completed before December 31, 1999. Furthermore, the investors who have agreed to purchase participating shares have required as a condition of such purchase that applicable preemptive rights be disapplied, Therefore, the Board of Directors does not believe that such a registered distribution would be in Danka's interest or your interest, whether you hold ordinary shares or ADSs, and has proposed resolution numbered (4).



     If this resolution is not passed, closing of the issuance of the participating shares to the investors would not be feasible since Danka would have to offer the participating shares to its existing shareholders on a pro rata basis before it could sell those shares to any other person or in any other manner, and the investors would no longer be obligated to purchase any participating shares. If resolution numbered (4) is approved, it will empower the Board of Directors to allot equity securities for cash without regard to the statutory preemptive rights of shareholders. The empowerment will apply for a period expiring five years after the date of the resolutions with respect to:

          (i) the issue of up to 350,000 participating shares. Assuming the issuance of such participating shares and their conversion into ordinary shares in full at a conversion rate of $3.125 per ordinary share, represents approximately 48% of Danka's total ordinary shares outstanding as of October 29, 1999 and approximately 36% of Danka's ordinary shares outstanding following completion of the transactions contemplated by the Subscription Agreement and the issuance of an additional 40,000 participating shares, assuming conversion in full at the conversion rate of $3.125 per ordinary share of the 200,000 participating shares to be issued to the investors and the 40,000 participating shares that may be issued to other investors. This empowerment is required to enable the issuance of the participating shares and the issuance of up to 40,000 participating shares to persons other than the investors and permit Danka to make dividend payments in the form of additional participating shares; and

          (ii) if required, the issuance of equity securities to effect conversion of the participating shares into ordinary shares up to an aggregate nominal amount of (pounds) 1,400,000.

RESOLUTION NUMBERED (4)

                               SPECIAL RESOLUTION


(4) THAT, subject to the passing of the resolutions numbered (1), (2) and (3) in the notice of extraordinary general meeting, the board of directors of the Company (the "Board") be and is hereby generally empowered, in addition to all subsisting powers, pursuant to section 95 of the Companies Act 1985 (the "Act") to allot equity securities (within the meaning of section 94(2) of the Act) for cash, pursuant to the general authority conferred by the resolution numbered (3) above as if section 89(1) of the Act did not apply to the allotment, provided that this power:


     (a) shall expire when the authority conferred by resolution numbered (3) above expires, save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after expiry of this power, and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired; and

     (b) shall be limited to:


         (i) the allotment of 6.50% senior convertible participating shares of US$1.00 each (the "Participating Shares") up to an aggregate nominal value of US$350,000; and


        (ii) the allotment of equity securities of the Company to effect conversion of the Participating Shares up to an aggregate nominal value of (pounds) 1,400,000.

RECOMMENDATION OF DANKA'S BOARD OF DIRECTORS

     Your Board of Directors considers that resolution numbered (4) is in the best interests of Danka and the shareholders as a whole. Accordingly, your Board of Directors recommends that if you hold ordinary shares, you vote "FOR", and if you hold ADSs, you provide voting instructions "FOR", resolution numbered (4).

     All of the resolutions must be passed for any of them to be effective. Resolution numbered (4) must receive the affirmative vote of at least 75% of the votes cast at the meeting in order for it to be passed.

                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth, as of October 29, 1999, information as to the beneficial ownership of Danka's ordinary shares or ordinary share equivalents (whether held in ordinary shares or ADSs, each ADS being equal to four ordinary shares), by (i) each person known to Danka as having beneficial ownership or more than five percent (5%) of Danka's equity securities, (ii) each director, (iii) each "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K under the U.S. Securities Exchange Act), and (iv) all directors and executive officers of the company as a group.

                                                                        SHARES BENEFICIALLY OWNED AS
                                                                           OF OCTOBER 29, 1999(2)
                                                                        ----------------------------
                                                                                        HOLDINGS OF
                                                          NUMBER OF                    GREATER THAN
                                                           ORDINARY         ADS          5 PERCENT
NAME OF BENEFICIAL OWNER(1)                                 SHARES      EQUIVALENT         (11)
---------------------------                               ----------    -----------    -------------
Wellington Management Company, LLP(3)...................  19,480,000     4,870,000          8.4%
Massachusetts Financial Services(4).....................  17,956,000     4,489,000          7.7
Prudential Corporation plc(5)...........................  14,513,984     3,628,496          6.4
HOLDINGS BY DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------
David W. Kendall........................................      15,000         3,750            *
Larry K. Switzer(6).....................................   1,373,333       343,333            *
Brian L. Merriman(7)....................................   1,046,666       261,666            *
Michael B. Gifford......................................       8,000         2,000            *
Richard C. Lappin.......................................      10,000         2,500            *
Keith J. Merrifield.....................................      15,000         3,750            *
J. Ernest Riddle........................................      20,000         5,000            *
C. Anthony Wainwright...................................          --            --            *
James F. White, Jr......................................      16,000         4,000            *
F. Mark Wolfinger(8)....................................     760,000       190,000            *
Martin G. St. Quinton(9)................................   3,362,933       840,733          1.4
David P. Berg(10).......................................     333,332        83,333            *
All Directors and Executive Officers as a group (17
  persons)..............................................   7,243,352     1,810,838          3.1

---------------

 (*) Represents less than one percent (1%) of the share capital.
 (1) Except for Messrs. Wolfinger, St. Quinton and Berg, all of the listed individuals are currently directors of Danka. Messrs. Switzer and Merriman are executive officers of Danka.
 (2) Except as otherwise indicated, all ordinary shares are held of record with sole voting and investment power.
 (3) Wellington Management Company, LLP is a mutual fund organization. The address of Wellington Management Company, LLP is 75 State Street, 19th Floor, Boston, Massachusetts 02109.
 (4) Massachusetts Financial Services is a mutual fund organization. The address of Massachusetts Financial Services is 500 Boylston Street, Boston, Massachusetts 02116.
 (5) Prudential Corporation plc is affiliated with Prudential Client (MSS) Nominees Ltd. The address of Prudential Corporation plc is 142 Holborn Bars, London EC1N 2NH England.
 (6) Includes options held by Mr. Switzer to purchase 333,333 ADSs (equivalent of 1,333,333 ordinary shares), all of which are currently exercisable.
 (7) Includes options held by Mr. Merriman to purchase 261,666 ADSs (equivalent of 1,046,666 ordinary shares), all of which are currently exercisable.

 (8) Includes options held by Mr. Wolfinger to purchase 190,000 ADSs (equivalent of 760,000 ordinary shares), all of which are currently exercisable.
 (9) Includes options held by Mr. St. Quinton to purchase 563,333 ordinary shares (equivalent of 140,833 ADSs), all of which are currently exercisable.
(10) Includes options held by Mr. Berg to purchase 83,333 ADSs (equivalent of 333,332 ordinary shares), all of which are currently exercisable.
(11) Based on 233,026,993 ordinary shares outstanding. Pursuant to the rules of the SEC, certain of the ordinary shares or ADSs, which a person has a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options or the conversion of Danka's convertible subordinated notes, are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


     On October 29, 1999, The Bank of New York, as Depositary for Danka's ADS program, held 187,456,851 ordinary shares representing 80.4% of the issued share capital.


                              INDEPENDENT AUDITORS


     The consolidated financial statements of Danka at and for the three years ended March 31, 1999, incorporated in this proxy statement by reference to Danka's Annual Report on Form 10-K for such period, have been incorporated by reliance on the report of KPMG Chartered Accountants and Registered Auditor, which is also incorporated by reference herein. Danka's present auditors have served in such capacity for Danka for more than 20 years. Representatives of the firm are expected to be present at the meeting and will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


            SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL GENERAL MEETING

     If a holder of ordinary shares desires to present a proposal for action at Danka's next Annual General Meeting to be held in 2000, and such proposal conforms to the laws of the United Kingdom, such proposal must be received by Danka by May 1, 2000 to be included in Danka's proxy statement and proxy for such 2000 Annual General Meeting.

     If a holder of ADSs desires to present a proposal for action at Danka's next Annual General Meeting to be held in 2000, and such proposal conforms to the rules and regulations of the SEC and is in accordance with other United States federal laws, such proposal must be received by Danka by April 20, 2000 to be included in Danka's proxy statement and proxy for such 2000 Annual General Meeting.

                                 OTHER BUSINESS

     It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are properly brought before the Extraordinary Special Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                             By order of the Board of Directors

                                             /s/ Paul G. Dumond

                                             Paul G. Dumond
                                             Secretary

NO. 1101386                                                            EXHIBIT A

                        THE COMPANIES ACTS 1948 TO 1989

                             ---------------------

                           COMPANY LIMITED BY SHARES

                             ---------------------

                          NEW ARTICLES OF ASSOCIATION

                                       OF

                           DANKA BUSINESS SYSTEMS PLC

                        THE COMPANIES ACTS 1948 TO 1989

                             ---------------------

                           COMPANY LIMITED BY SHARES

                             ---------------------

                            ARTICLES OF ASSOCIATION

                                       OF

                           DANKA BUSINESS SYSTEMS PLC

                   (ADOPTED PURSUANT TO A SPECIAL RESOLUTION
                            PASSED ON ____________)

                                  PRELIMINARY

     1. The regulations contained in Table A in the First Schedule to the Companies Act 1948, in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company except insofar as they are repeated or contained in these Articles.

     2. In these Articles, unless the context otherwise requires:

          "these Articles" means these Articles of Association or other the articles of association of the Company from time to time in force;

          "the Auditors" means the Auditors for the time being of the Company;

          "clear days" in relation to the period of a notice means that period excluding the day when notice is given or deemed to be given and the day for which it is given or on which it is to take effect;


          "the Combined Code" means the principles of good governance and code of best practice derived by the Committee on Corporate Governance chaired by Sir Ronald Hampel and appended to the Listing Rules of the London Stock Exchange.



          "the Directors" means the Directors for the time being of the Company or, as the case may be, the Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of the Directors or any duly authorised committee at which a quorum is present;


          "dividend" includes bonus;

          "holder" in relation to shares means the Member whose name is entered in the Register as the holder of the shares;

          "month" means calendar month;


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

          "the Office" means the registered office for the time being of the Company;

          "paid up" includes credited as paid up;

          "the Register" means the Register of Members required to be kept by the Statutes;

          "the Seal" means the common seal of the Company;

          "Secretary" includes a deputy of assistant secretary, and any person appointed by the Directors to perform the duties of the Secretary;

          "the Statutes" means the Companies Act 1985 (as amended by the Companies Act 1989), the Companies Act 1989 and every statutory modification or re-enactment thereof for the time being in force;

          "the United Kingdom" means Great Britain and Northern Ireland:

          "in writing" and "written" includes printing, lithography, typewriting, photography, telex, facsimile transmission and other modes of representing or reproducing words in visible form or partly one and partly another;

          "year" means calendar year;

          Words importing the singular number only shall include the plural, and vice versa;

          Words importing the masculine gender only shall include the feminine gender;

          Words importing individuals and words importing persons shall include bodies corporate and unincorporated associations;

          The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder";

          The expressions "recognised clearing house" and "recognised investment exchange" shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services Act 1986.

     A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

     Any reference herein to the provisions of any Act shall extend to and include any amendment or re-enactment of or substitution for the same effected by any subsequent statute.

     Subject as aforesaid, and unless the context otherwise requires, words and expressions defined in the Statutes shall bear the same meanings in these Articles.

     Headings are inserted for convenience only and shall not affect the construction of these Articles.

                                     SHARES

     3. The authorised capital of the Company as at the date of the adoption of these Articles as the Articles of Association of the Company is L6,250,000 and US$500,000 divided into:

     3.1 500,000,000 ordinary shares of 1.25 pence each (the"Ordinary Shares"); and

     3.2 500,000 6.50% senior convertible participating shares of US$1.00 each (the "Participating Shares").

     4. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine). If requisite, the Company shall in accordance with the Statutes within one month from allotting shares deliver a statement in the prescribed form containing particulars of special rights.

     5. Subject to the provisions of the Statutes:

          (1) any shares may be issued on the terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be provided by these Articles; and

          (2) subject to Article 10A(C)(xiii) the Company may purchase its own shares (including any redeemable shares) provided that the Company shall not purchase its own shares if at the time of such purchase there are outstanding any convertible shares of the Company which remain capable of being converted, unless such purchase has been sanctioned by an Extraordinary Resolution passed at a separate Meeting of the holders of each class of such convertible shares in accordance with Articles 16 and 17.

     6. The Company shall not give any financial assistance for the acquisition of shares in the Company except and in so far as permitted by the Statutes.

     7. The shares of the Company shall not be allotted at a discount and save as permitted by the Statutes shall not be allotted except as paid up at least as to one-quarter of their nominal value and the whole of any premium thereon.

     8. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

     9.(A) Save as otherwise provided in the Statutes or in these Articles, all unissued shares (whether forming part of the original or any increased capital) shall be at the disposal of the Directors who may (subject to the provisions of the Statutes) allot (with or without conferring a right of renunciation), grant options over, offer or otherwise deal with or dispose of them to such persons at such times and generally on such terms and conditions as they may determine. The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

          (B)(i) Pursuant to and in accordance with Section 80 of the Companies Act 1985 (as amended) the Directors shall be generally and unconditionally authorised to exercise for each Section 80 prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount; and

             (ii) Pursuant to and within the terms of the said authority the Directors shall be empowered during each Section 89 prescribed period to allot equity securities wholly for cash (a) pursuant to a Scrip Dividend Offer; (b) in connection with a rights issue; and (c) otherwise than in connection with a Scrip Dividend Offer or a rights issue up to an aggregate nominal amount equal to the Section 89 Amount as if Section 89(1) of the Companies Act 1985 did not apply to such allotment; and

             (iii) During each Section 80 prescribed period and each Section 89 prescribed period the Company and its Directors by such authority and power may make offers or agreements which would or might require equity securities or other relevant securities to be allotted after the expiry of such period; and

             (iv) For the purposes of this Article 9(B):

                (a) "rights issue" means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of equity securities on the register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements, record dates or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in any territory or as regards shares held by any approved depositary or otherwise howsoever);

                (b) "Scrip Dividend Offer" has the meaning as ascribed in
           Article 137 below;

                (c) "Section 80 prescribed period" means any period not exceeding 5 years for which the authority conferred under sub-paragraph (1) is renewed by Ordinary or Special Resolution stating the Section 80 Amount;

                (d) "Section 89 prescribed period" means any period (not exceeding 5 years on any occasion) for which the power conferred under sub-paragraph (ii) is renewed by Special Resolution stating the
           Section 89 Amount;

                (e) "the Section 80 Amount" shall for any Section 80 prescribed period be that stated in the relevant Ordinary or Special Resolution;

                (f) "the Section 89 Amount" shall for any Section 89 prescribed period be that stated in the relevant Special Resolution;

                (g) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights; and

                (h) words and expressions defined in or for the purposes of Part IV of the Companies Act 1985 (as amended) shall bear the same meanings herein.

10A 6.50% SENIOR CONVERTIBLE PARTICIPATING SHARES

(A) Encumbrances

     All Participating Shares (including any Participating Shares issued as a dividend or by way of bonus issue pursuant to Article 10A(C)) shall, when issued, be free from any option, charge, lien, equity, encumbrance, right of pre-emption or any other third party rights and free from any taxes and charges with respect to the issue thereof.

(B) Ranking

     The Participating Shares shall, with respect to dividend rights and rights on a return of capital (whether on a liquidation, winding-up, dissolution or otherwise), on the terms set out in the following provisions of this

Article 10A, rank in priority to the Ordinary Shares and each other class of Share Capital of the Company created after the date of adoption of these Articles which does not expressly provide that it ranks in priority to or on a par with the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Junior Securities"). The Participating Shares shall, with respect to dividend rights and rights on a return of capital, rank on a par with each other class of shares of the Company hereafter created which expressly provides that it ranks on a par with the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Parity Securities"); provided, that any such securities not issued in accordance with
Article 10A(D)(iv) hereof shall be deemed to be Junior Securities. The Participating Shares shall, with respect to dividend rights and rights on a return of capital, rank junior to each class of shares of the Company hereafter created which expressly provides that it ranks in priority to the Participating Shares as to dividend rights and rights on a return of capital (collectively, the "Senior Securities"); provided, that any such securities not issued in accordance with Article 10A(D)(iv) hereof shall be deemed to be Junior Securities.

(C) Dividends

          (i) For each Dividend Period (as defined below), the holders of Participating Shares shall be entitled to receive with respect to their holdings of Participating Shares, in priority to the transfer of any sum to reserves or any rights of holders of Junior Securities, out of the distributable profits of the Company legally available therefor, cumulative preferential dividends calculated based on the then effective Liquidation Return per Participating Share at a rate per annum equal to the greater of
     (i) the Stated Dividend Rate and (ii) the Ordinary Share Equivalent Rate with respect to such Dividend Period.

          (ii) In the period prior to the fifth anniversary of the Issue Date (as defined below) the Company's obligations to pay dividends on the Participating Shares pursuant to Article 10A(C)(i) above (including in respect of all accumulated and unpaid dividends) shall be satisfied solely by the issue to the holders of the Participating Shares of additional Participating Shares, credited as fully paid up for cash, as provided below. In the period commencing on the fifth anniversary of the Issue Date, dividends in respect of the Participating Shares (including all accumulated and unpaid dividends in respect of prior Dividend Periods which are payable in such period) shall be payable in cash; provided, that the Company's obligations to pay dividends on the Participating Shares pursuant to
     Article 10A(C)(i) above in such period shall be satisfied by the issue to the holders of the Participating Shares of additional Participating Shares, credited as fully paid up for cash, to the extent that the terms of the Company's then existing principal indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of U.S.$50 million in a bona fide underwritten public or bona fide private offering) prohibits the payments of such dividends in cash. The number of Participating Shares to be issued to the holders of Participating Shares when dividends are to be satisfied by the issue of Participating Shares shall equal the amount of the dividend expressed in cash divided by the then effective Liquidation Return per Participating Share, rounded down to the nearest full share after taking into account all Participating Shares owned by the holder thereof. If dividends are to be satisfied by the issue of Participating Shares in accordance with this Article 10A(C)(ii), the holders of the Participating Shares shall be deemed to have irrevocably authorised and instructed the Directors to apply the dividend payable to such holders in subscribing in cash for such Participating Shares and the Company irrevocably undertakes to apply the same in accordance with such instructions.

          (iii) Dividends shall be payable in arrears on each February 15, May 15, August 15 and November 15, unless such day is not a Business Day, in which event dividends shall be payable on the next succeeding Business Day (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on the first Dividend Payment Date in respect of Participating Shares which is at least seven days after the issuance thereof. For Participating Shares issued on the original issue date of the Participating Shares in accordance with these Articles (the "Issue Date"), the first dividend payment shall be for the period from and including the Issue Date up to but excluding the date of the first Dividend Payment Date, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. For Participating Shares issued subsequent to the Issue Date, the first dividend payment shall be for the period from and including the date of issuance thereof to but excluding the date of the first Dividend Payment Date thereafter, and each dividend payment thereafter shall be for the period from and including the most recent Dividend Payment Date to but excluding the first Dividend Payment Date thereafter. Each quarterly period beginning on February 16, May 16, August 16 and November 16 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a "Dividend Period". The amount of dividends payable for each full Dividend Period shall be computed by dividing the applicable dividend rate per annum by four. Dividends (or amounts equal to accumulated and unpaid dividends) payable on Participating Shares for any period less than a full quarterly Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The record date for determination of holders of Participating Shares entitled to receive payment of a dividend or distribution thereon shall be, with respect to the dividend payable on February 15, May 15, August 15 and November 15 of each year, the preceding January 15, April 15, July 15 and October 15, respectively, or such other record date as may be fixed by the Directors from time to time, which other record date shall be no less than 30 and no more than 60 calendar days prior to the relevant Dividend Payment Date. Dividends and distributions shall be payable to holders of record as they shall appear on the records of the Company on the applicable record date.

          (iv) When the Company's dividend obligations are to be satisfied by the issue of Participating Shares in accordance with Article 10A(C)(ii) above (whether prior to the fifth anniversary of the Issue Date or thereafter), then to the extent that the Company has insufficient distributable profits legally available in accordance with the Statutes for the payment of such dividends on any Dividend Payment Date, the Company shall (to the extent that it has reserves or sums in its share premium account legally available therefor in accordance with the Statutes) issue to the holders of the Participating Shares, by way of bonus issue, additional Participating Shares, except to the extent prohibited by the Company's then existing indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of US$50 million in a bona fide underwritten public or bona fide private offering). The number of additional Participating Shares to be so issued and the rights and obligations attaching thereto shall be the same as if the Company had issued such Participating Shares as a dividend in accordance with Article 10A(C)(ii). Any Participating Shares issued by way of a bonus issue under this Article 10A(C)(iv) shall be in lieu of dividends and the provisions of this Article 10A shall apply as if such Participating Shares had been issued as dividends. The rights to receive Participating Shares by way of bonus issue pursuant to this Article 10A(C)(iv) shall accrue to the holders of the Participating Shares and not to any other holder of Share Capital.

          (v) The cash equivalent of dividends on account of arrears in respect of each Participating Share for any particular Dividend Period in which dividends were not paid or a bonus issue was not made on the applicable Dividend Payment Date (including, without limitation, as a result of the Company not having available sufficient distributable profits, reserves or sums in its share premium account available for a bonus issue, or as a result of the rounding down of the number of Participating Shares issuable in the payment of dividends as provided above in Article 10A(C)(ii)) shall be automatically added to the then effective Liquidation Return on the relevant Dividend Payment Date. Any amounts so added to the then effective Liquidation Return in respect of such Participating Share shall be subject to reduction as provided below in
     Article 10A(C)(vi).

          (vi) To the extent the Company has profits or reserves legally available for distribution, an amount equal to accumulated and unpaid dividends for any past Dividend Period may be declared by the Directors and paid as a dividend (in Participating Shares or cash, as the case may be, as provided above in Article 10A(C)(ii)) or by way of a bonus issue in lieu of such dividend in accordance with Article 10A(C)(iv) on any subsequent Dividend Payment Date to all holders of Participating Shares of record on the record date for such subsequent Dividend Payment Date (including, without limitation, holders of Participating Shares issued after the record date for the Dividend Payment Date for such past Dividend Period). Each such payment shall automatically reduce the then effective Liquidation Return by an amount equal to the aggregate amount of such payment divided by the total number of Participating Shares outstanding on such record date for such subsequent Dividend Payment Date; provided, however, that the Liquidation Return shall not be reduced below U.S.$1,000 per share.

          (vii) Dividends on the Participating Shares shall accumulate on a daily basis. Dividends shall cease to accumulate in respect of Participating Shares on the date of actual conversion or redemption thereof. The amount of the dividend due on each Dividend Payment Date shall, subject to Article 10A(C)(iv), be paid out of the profits of the Company available for distribution in accordance with the Statutes, without the need for any resolution of the Directors or of the Members in General Meeting.


          (viii) To the extent that the Company is legally permitted to do so but save where a majority of the Directors decides bona fide that to do so would be materially prejudicial to the business of any subsidiary undertaking, the Company shall use its best efforts to procure the distribution to the Company by its subsidiary undertakings in respect of each financial year by way of dividend or otherwise (except by the reduction of capital or own-share purchase) of sufficient of the profits, if any, of its subsidiary undertakings to enable the Company to pay the dividends on the Participating Shares.


          (ix) Dividends paid on the Participating Shares in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding, and any remainder not paid as provided above in respect of each Participating Share shall be added to the Liquidation Return as provided above in Article 10A(C)(v) hereof.

          (x) As long as any Participating Shares are outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Junior Securities unless:

             (a) full cumulative dividends on all outstanding Participating Shares and any outstanding Parity Securities have been paid, or declared and set aside for payment, for all Dividend Periods terminating on or prior to the payment date of such dividend or distribution and for the current Dividend Period;

             (b) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all redemption reserves, if any, for any outstanding Participating Shares or Parity Securities; and

             (c) the Company is not in default of any of its obligations to redeem any outstanding Participating Shares or Parity Securities.

          (xi) As long as any Participating Shares are outstanding, no Junior Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Securities through the issuance of shares of, or warrants, rights or options exercisable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith) or the purchase, redemption or other acquisition of any Junior Securities with any shares of, or warrants, rights or options exercisable for or convertible into shares of, other Junior Securities (and cash in lieu of fractional shares of such Junior Securities in connection therewith)), nor may any funds be set aside or made available for any redemption reserve for the purchase or redemption of any Junior Securities.

          (xii) As long as any Participating Shares are outstanding, no dividends or other distributions (other than dividends or other distributions payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection with any such dividends) will be paid on any Parity Securities unless such dividends or other distributions are declared and paid pro rata so that the amounts of any such dividends or other distributions declared and paid per share on outstanding Participating Shares and each other share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Return per share of outstanding Participating Shares and the amount payable per share of such other outstanding shares of Parity Securities on a solvent winding up of the Company bear to each other.

          (xiii) As long as any Participating Shares are outstanding, no Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries (except with shares of, or warrants, rights or options exercisable for or convertible into shares of, Junior Securities and cash in lieu of fractional shares of such Junior Securities in connection therewith) unless the Participating Shares and such Parity Securities are purchased, redeemed or otherwise acquired pro rata so that the Fair Market Value of the consideration applied to the purchase, redemption or other acquisition of each Participating Share and each share of such Parity Securities will in all cases bear to each other the same ratio that the then effective Liquidation Return per outstanding Participating Share and the amount payable per share of such other outstanding Parity Securities on a solvent winding up of the Company bear to each other.

          (xiv) As long as any Participating Shares are outstanding, no resolution to reduce the Company's issued share capital or any uncalled liability thereon shall be effective unless such resolution is sanctioned by an extraordinary resolution of the holders of the Participating Shares held at a separate meeting of such holders.

          (xv) Subject to the provisions described above in this Article 10A(C), such dividends or other distributions (payable in cash, property or Junior Securities) as may be determined from time to time by the Directors may be declared and paid on the shares of any Junior Securities and/or Parity Securities and from time to time Junior Securities and/or Parity Securities may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Securities and/or Parity Securities, as the case may be, will be entitled, to the exclusion of holders of any outstanding Participating Shares, to share therein according to their respective interests.

(D) Voting Rights

          (i) The holders of the Participating Shares (in addition to their rights set forth in this Article 10A(D) and otherwise provided by applicable law) shall be entitled from time to time to such number of votes for each Participating Share held as equals the number of Ordinary Shares into which such Participating Share is convertible on the record date set for determining the persons entitled to vote on any matter and shall, if they shall exercise such entitlement, vote together with the holders of the Ordinary Shares (and any other class or series of Share Capital, if any, similarly entitled to vote), as a single class, on all matters to be voted on by holders of the Ordinary Shares. Notwithstanding the preceding sentence, the aggregate voting rights attaching to the Participating Shares held by Cypress and Affiliates of Cypress shall in no circumstances exceed 29.99% of all voting rights from time to time exercisable by the Members of the Company in General Meeting. If the voting rights attaching to the Participating Shares held by Cypress and Affiliates of Cypress when calculated in accordance with this Article 10A(D)(i) exceed 29.99%, then the aggregate voting rights of the Participating Shares held by Cypress and Affiliates of Cypress shall be deemed to be 29.99%, and such voting rights shall be exercisable by Cypress (if it is a holder of Participating Shares) and Affiliates of Cypress that are holders of Participating Shares on a pro rata basis according to the number of issued Participating Shares held by each such holder.

          (ii) In addition to the voting rights set forth in Article 10A(D)(i), holders of the Participating Shares shall be entitled to vote as a separate class on matters which require (under these Articles or applicable law) a separate class vote of the Participating Shares and shall have such other voting rights as are set forth in this Article 10A(D).

          (iii) If at any time:

             (a) the Company shall have failed to redeem any outstanding Participating Shares in accordance with these Articles; or

             (b) dividends payable in cash on Participating Shares as provided in Article 10A(C)(ii) hereof (i.e., dividends payable in the period commencing on the fifth anniversary of the Issue Date) have not been paid in full in cash for six consecutive Dividend Periods regardless of whether or not the Company shall have paid dividends in additional Participating Shares pursuant to the proviso in the second sentence of
        Article 10A(C)(ii) hereof, or by way of bonus issue pursuant to Article 10A(C)(iv) hereof,

        thereafter and until, in the case of Article 10A(D)(iii)(a) above, the date that the Company shall have fulfilled its redemption obligations or, in the case of Article 10A(D)(iii)(b) above, until the date that all accumulated and unpaid dividends payable as provided in Article 10A(C)(ii) hereof (i.e., dividends payable on and after the fifth anniversary of the Issue Date), whether or not declared, on the outstanding Participating Shares shall have been paid in full and the Company shall have paid dividends in full in cash for four additional consecutive fiscal quarters thereafter, the number of Directors then constituting the Board of Directors of the Company shall be increased by two and the holders of Participating Shares, acting as a class, shall be entitled to elect the two additional Directors to serve on the Board of Directors by majority vote at a class meeting of the holders of the Participating Shares to be held immediately prior to any annual meeting of shareholders or extraordinary meeting held in place thereof, or by majority vote at an extraordinary meeting of the holders of the Participating Shares called as hereinafter provided, or by majority vote of the holders of the Participating Shares as set forth in a written document signed by all such holders. The remaining Directors of the Company shall be elected by the classes of Share Capital, including the Participating Shares, entitled to vote therefor, voting together, at each meeting of shareholders held for the purpose of electing Directors, all in accordance with the terms and procedures set forth in these Articles. As soon as, in the case of Article 10A(D)(iii)(a) above, the

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


        Company shall have fulfilled its redemption obligation and, in the case of Article 10A(D)(iii)(b) above, all accumulated and unpaid dividends payable as provided in Article 10A(C)(ii) hereof, whether or not declared, on the outstanding Participating 4 Shares shall have been paid in full and the Company shall have paid dividends in full in cash for four additional consecutive fiscal quarters thereafter, then the right of the holders of the Participating Shares to elect such additional Directors pursuant to this Article 10A(D)(iii) shall immediately cease, the term of office of any person elected as Director by the holders of the Participating Shares shall forthwith terminate (and the holders of the Participating Shareholders shall take all steps necessary to procure the resignation of such Directors) and the number of Directors comprising the board of Directors shall be reduced accordingly. At any time after voting power to elect a Director shall have become vested and be continuing in the holders of Participating Shares pursuant to this
        Article 10A(D)(iii) or if a vacancy shall exist in the office of a Director elected by the holders of Participating Shares, the Directors may, and upon the written request of the holders of record of at least 25% of the Participating Shares then outstanding addressed to the Secretary of the Company shall, call an extraordinary meeting of the holders of Participating Shares, for the purpose of electing the Directors which such holders are entitled to elect. If such meeting shall not be called by the Directors within 20 days after personal service of written request upon the Secretary of the Company, or within 20 days after mailing the same by a reputable overnight air courier service, addressed to the Secretary of the Company at its principal executive offices, then the holders of at least 25% of the outstanding Participating Shares may designate in writing one of their number to call such meeting at the expense of the Company. Such meeting may be called by the person so designated, or the Directors (as the case may be) upon the notice required for the Annual General Meeting of shareholders of the Company and shall be held at the place for holding the Annual General Meeting of shareholders. Any holder of Participating Shares so designated shall have, and the Company shall provide, access to the lists of shareholders to be called pursuant to the provisions hereof. The rights of the holders of the Participating Shares to elect two additional Directors pursuant to this Article 10A(D)(iii) shall be in addition to the right to appoint Directors set forth in Article 10A(H) hereof.


          (iv) As long as any Participating Shares are outstanding, subject to applicable law, the Company shall not, without consent of the holders of at least a majority of the number of Participating Shares at the time outstanding, voting as a single class, given in person or by proxy, either in writing or by vote at an extraordinary meeting of that class called for the purpose:

             (a) increase the number of authorized Participating Shares or issue any additional Participating Shares, other than as contemplated by the terms of the Participating Shares;

             (b) amend or modify the relative rights, powers, preferences or limitations of the Participating Shares or amend, alter or repeal any of the provisions of the Company's Memorandum of Association or these Articles so as to eliminate the Participating Shares or otherwise affect adversely the relative rights, powers, preferences or limitations of the holders of Participating Shares; or

             (c) other than Participating Shares, create, authorize, issue or permit to exist any class of Share Capital or series of preferred shares that ranks as Senior Securities or Parity Securities with respect to the Participating Shares, or reclassify any class or series of any Junior Securities into Senior Securities or Parity Securities or reclassify any class or series of any Parity Securities into Senior Securities, or authorize any securities exchangeable for, convertible into or evidencing the right to purchase any such class or series of Senior Securities or Parity Securities.

          (v) The holders of the Participating Shares shall be entitled to relinquish their rights to the tax gross- up provided for in Article 10A(I) at an extraordinary meeting of the holders of the Participating Shares duly convened on 14 days notice. If the holders of the Participating Shares present in person or by proxy at such meeting resolve by majority vote to relinquish such tax gross-up rights, the Participating Shares shall thereafter have no such rights and the Company shall not have the right to redeem the Participating Shares in accordance with Article 10A(E)(iv).

(E) Redemption

          (i) Subject to the provisions of the Statutes and these Articles, the Company may redeem the Participating Shares and make payment in respect of the Participating Shares in accordance with the Statutes whether out of its distributable profits or out of the proceeds of a fresh issue of shares made for the purposes of such redemption or otherwise. For the purposes of any redemption under Articles 10A(E)(v) or 10A(E)(vii), the Company shall use its best efforts to complete a fresh issue of shares (taking into account then prevailing market conditions and other factors deemed reasonable by a majority of the Directors) if and to the extent that the Company does not have sufficient distributable profits to make such redemption without such a fresh share issue, but save to the extent that such fresh issue is prohibited by the Company's then existing indebtedness (whether under its principal bank credit facilities or pursuant to debt securities issued in an aggregate principal amount in excess of U.S.$50 million in a bona fide underwritten public offering or bona fide private offering).

          (ii) The Company shall not have the right to redeem the Participating Shares prior to the fourth anniversary of the Issue Date, except in the limited circumstances set forth in Articles 10A(E)(iv).

          (iii) On and after the fourth anniversary of the Issue Date and prior to the eleventh anniversary of the Issue Date, the Company shall have the right to redeem the Participating Shares, in whole but not in part, at a redemption price per share in cash equal to the greater of:

             (a) the amount set forth below (expressed as a percentage of the then effective Liquidation Return), if redeemed during the twelve-month period beginning on the anniversary of the Issue Date in the years indicated below:

                                                             PERCENTAGE OF
                                                             THEN EFFECTIVE
                          YEAR                             LIQUIDATION RETURN
                          ----                             ------------------
2003.....................................................       103.250%
2004.....................................................       102.167
2005.....................................................       101.083
2006 and thereafter......................................       100.000; and

             (b) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption,

        in each case plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption. Notwithstanding the preceding sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in Article 10A(E)(iii)(b)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)).

          (iv) Prior to the fourth anniversary of the Issue Date, the Company shall have the right to redeem the Participating Shares, in whole but not in part, at the same redemption price applicable for redemptions during the twelve-month period beginning on the anniversary of the Issue Date in 2003 (as set forth in Article 10A(E)(iii)), but only in the event that the Company has or will become obliged to pay Additional Amounts in respect of the Participating Shares under the provisions of Article 10A(I) at a rate of withholding or deduction in excess of 7.5% of the amounts otherwise payable but for such Article 10A(I) as a result of any change in, or amendment to, the laws (or any rules, regulations or ruling promulgated thereunder) of the United Kingdom, which change or amendment becomes effective after the Issue Date. Prior to the giving of any notice of redemption of the Participating Shares under this Article 10A(E)(iv), the Company will deliver to the holders of the Participating Shares (a) a certificate, executed by the Company's chief financial officer, stating that the Company is entitled to effect such redemption pursuant to this
     Article 10A(E)(iv) and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred; and (b) a written opinion of independent English legal advisors, of recognised standing, to the effect that the Company has or will become obliged to pay such Additional Amounts as a result of such change or amendment. Notwithstanding the preceding sentences of this
     Article 10A(E)(iv), the Company shall not have any rights to redeem the Participating Shares pursuant to this Article 10A(E)(iv) in the event that the holders of the Participating Shares vote pursuant to Article 10A(D)(v) to relinquish their rights to the tax gross-up provided for in Article 10A(I).

          (v) Subject to the Statutes, on the eleventh anniversary of the Issue Date (or as soon thereafter as the Company is permitted by the Statutes), the Company shall redeem all outstanding Participating Shares or, failing which, the maximum number of outstanding Participating Shares that can lawfully be so redeemed in accordance with the Statutes on such date, if any, at a redemption price per share in cash equal to the greater of (a) the then effective per share Liquidation Return and (b) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption, in each case plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date through and including the date of redemption. Notwithstanding the previous sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in Article 10A(E)(v)(b)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)). In case the Company is unable to so redeem all outstanding Participating Shares on the eleventh anniversary of the Issue Date, it shall do so pro rata on a share-by-share basis among the holders of all such Participating Shares.

          (vi) A notice to redeem the Participating Shares pursuant to Article 10A(E)(iii), 10A(E)(iv) or 10A(E)(v) hereof (the "Redemption Notice") shall be sent by or on behalf of the Company, by a reputable overnight air courier service, to holders of record of Participating Shares at their respective addresses as they shall appear on the records of the Company, not less than 30 days nor more than 60 days prior to the date fixed for redemption:

             (a) notifying such holders of the election of the Company to redeem such shares, the number of shares to be redeemed, and of the date fixed for redemption;

             (b) stating that the Participating Shares may be converted in accordance with Article 10A(F) hereof, until the close of business (London time) on the Business Day prior to the date of redemption by surrendering to the Company or the registrar (who shall act as transfer agent for the Participating Shares) the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the registrar;

             (c) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price to be paid therefor; and

             (d) stating that dividends shall cease to accumulate on the date of redemption unless the Company defaults in the payment of the redemption price.

          (vii)(a) Subject to the provisions of the Statutes, in the event of any Change of Control, each holder of the Participating Shares shall have the right, at such holder's option, subject to the terms and conditions hereof, to require the Company to redeem its Participating Shares, in whole or in part, on a Business Day that is no earlier than 30 days nor later than 60 days after the occurrence of such Change of Control (the "Change of Control Repurchase Date") at a redemption price per Participating Share in cash equal to the greater of (1) 101% of the then effective per share Liquidation Return and (2) the aggregate Market Value of the Ordinary Shares into which such Participating Shares are convertible (in accordance with Article 10A(F)) on the date of redemption, in each case plus accumulated and unpaid dividends in respect of each Participating Share being redeemed for the period from the most recent Dividend Payment Date through and including the date of redemption, plus the sum of any remaining dividend payments that would have otherwise been payable on such Participating Shares (assuming that the Stated Dividend Rate would have been the applicable rate throughout such period) up to and including the date which is three and one-half years after the Issue Date (the "Change of Control Repurchase Price"). Notwithstanding the preceding sentence, the Company may, at its option (exercisable by resolution of the Directors), elect to cause the Participating Shares to be converted (in lieu of redemption in cash at the price referred to in Article 10A(E)(vii)(a)(2)) into such number of Ordinary Shares as are issuable upon conversion of the relevant Participating Shares on the date fixed for redemption (the number of Ordinary Shares issuable on conversion being calculated in accordance with Article 10A(F)(ii)), except that the Company shall pay in cash such sum of any remaining dividend payments referred to in the preceding sentence.

             (b) In the event of any Change of Control, each holder of Participating Shares may, alternatively, convert its Participating Shares, in whole or in part, into Ordinary Shares in accordance with
        Article 10A(F) and, if converted after such Change of Control but prior to or at the close of business on the 60th day after the Change of Control Notice, subject to the provisions of the Statutes, such holder shall receive on the date of conversion an additional cash payment equal to the sum of any remaining dividend payments that would have otherwise been payable on such converted Participating Shares (assuming that the Stated Dividend Rate would have been the applicable rate throughout such period) through and including the date which is three and one-half years after the Issue Date (the "Additional Change of Control Payment").

             (c) If the Company is unable lawfully to redeem in accordance with the Statutes all Participating Shares as to which holders have, at their option, required the Company to redeem in accordance with Article 10A(E)(vii)(a), then it shall do so pro rata on a share-by-share basis among all such shares of the relevant holders. Similarly, if the Company is unable lawfully to pay any Additional Change of Control Payment set forth in Article 10A(E)(vii)(b), then it shall do so pro rata on a share-by-share basis among all such shares of the relevant holders. For purposes of the preceding two sentences, the redemption of Participating Shares pursuant to Article 10(E)(vii)(a) shall have priority over the payment of any Additional Change of Control Payment pursuant to Article 10A(E)(vii)(b).


             (d) Notwithstanding Articles 10A(E)(vii)(a) or 10A(E)(vii)(b), to the extent that the Company is prohibited by the Statutes from paying the Change of Control Repurchase Price set forth in Article 10A(E)(vii)(a) and/or any Additional Change of Control Payment set forth in Article 10A(E)(vii)(b) to the relevant holder of any Participating Share, respectively, then the Change of Control Adjustment Amount, if applicable, shall be added to the Liquidation Return of each such Participating Share that will not be redeemed or converted in accordance with such Articles and each such Participating Share not so redeemed or converted shall remain outstanding after any corresponding Change of Control Repurchase Date and/or the 60th day after the corresponding Change of Control Notice, as the case may be.


             (e) The Company shall comply with the requirements of Rule 14e-1 under the U.S. Securities Exchange Act of 1934 and any other securities laws and regulations to the extent such Rule and such laws and regulations are applicable in connection with the redemption of Participating Shares as a result of a Change of Control in accordance with Article 10A(E)(vii)(a).

             (f) The Company shall not be required to redeem Participating Shares in the event of the occurrence of a Change of Control in accordance with Article 10A(E)(vii)(a) if any other Person acquires all Participating Shares in respect of which a Change of Control Repurchase Notice has been validly tendered and not withdrawn in the manner and at the times required by, and otherwise in compliance with, Article 10A(E)(ix) and Article 10A(E)(x).

          (viii) A notice of a Change of Control (the "Change of Control Notice") shall be sent by or on behalf of the Company, by a reputable overnight air courier service, to each holder of Participating Shares of record at its respective address as it appears on the records of the Company not more than 10 days after the Change of Control:

             (a) describing the transaction that constitutes the Change of Control;

             (b) stating the date by which any Change of Control Repurchase Notice (as defined below) must be received by the Company or the registrar from such holder and any Change of Control Repurchase Date;

             (c) stating the procedures for withdrawing any Change of Control Repurchase Notice;

             (d) stating that the Participating Shares may be converted in accordance with Article 10A(F) until the close of business on the Business Day prior to any Change of Control Repurchase Date by surrendering to the Company or its registrar the certificate or certificates for the Participating Shares to be converted, accompanied by written notice specifying the number of shares to be converted, and stating the name and address of the transfer agent for the Participating Shares, if any;

             (e) stating any Additional Change of Control Payment;

             (f) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and any Change of Control Repurchase Price to be paid therefor; and

             (g) stating that dividends shall cease to accumulate on any Change of Control Repurchase Date unless the Company defaults in payment of any Change of Control Repurchase Price.

          (ix) To exercise its rights, if any, pursuant to Article 10A(E)(vii)(a), a holder of Participating Shares must deliver written notice (a "Change of Control Repurchase Notice") to the Company, of the exercise of such right prior to the close of business on the Business Day immediately prior to the Change of Control Repurchase Date. The Change of Control Repurchase Notice must state (a) the number of Participating Shares to be redeemed and (b) that such Participating Shares will be submitted for redemption by the Company on the Change of Control Repurchase Date.


          (x) Any Change of Control Repurchase Notice may be withdrawn by a holder of Participating Shares by a written notice of withdrawal received by the Company prior to or at the close of business (London time) on the Business Day immediately prior to the Change of Control Repurchase Date. The notice of withdrawal must state the number of Participating Shares as to which the withdrawal notice relates and the number of Participating Shares, if any, which remains subject to the original Change of Control Repurchase Notice.


          (xi) Neither failure to mail any Redemption Notice or Change of Control Notice, as the case may be, nor any defect in any Redemption Notice or Change of Control Notice, as the case may be, to one or more holders of Participating Shares shall affect the sufficiency of the proceedings for redemption as to other holders. Subject to compliance with the provisions of this Article 10A(E), the Company shall forthwith upon the date fixed for redemption pay the redemption monies to the appropriate holders of the Participating Shares.

          (xii) On redemption the Company shall cancel the share certificate of the applicable holder of Participating Shares and, in the case of a redemption of part of the Participating Shares included in such certificate, without charge issue a new certificate to such holder for the balance of Participating Shares not redeemed.

          (xiii) To the extent the Company is legally permitted to do so and save where a majority of the Directors decides bona fide that to do so would be materially prejudicial to the business of any subsidiary undertaking, the Company shall use its best efforts to procure the distribution to the Company by its subsidiary undertaking in respect of each financial year by way of dividend or otherwise (except by the reduction of capital or own-share purchases) of sufficient of the profits, if any, of its subsidiary undertakings to enable the company to redeem the Participating Shares in accordance with this Article 10A(E).

          (xiv) If a Redemption Notice or a Change of Control Notice shall have been given as hereinbefore provided, then each holder of Participating Shares shall be entitled to all relative rights, powers, preferences and limitations accorded to holders of the Participating Shares until and including the date of redemption. Provided that the Company shall have complied with its obligations pursuant to this Article 10A(E), from and after the date of redemption, the Participating Shares the subject of such redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive the monies to be paid under this Article 10A(E).

          (xv) Any redemption monies unclaimed by the holders of the Participating Shares entitled thereto for a period of 30 days following the requisite payment date shall promptly be deposited by the Company in a third party bank account to be held in trust for such holders.

          (xvi) If a holder whose Participating Shares are to be redeemed under this Article 10A(E) fails to deliver the certificate (or certificates) for those shares to the Company, the Company may retain the redemption monies payable to such holder pending delivery of such certificate(s). No person shall, prior to delivery of such certificate(s), have any claim against the Company for redemption monies retained under this Article 10A(E)(xvi), and the Company shall not be liable for interest in respect thereof.

          (xvii) The Directors may, pursuant to the authority given by the adoption of this Article 10A(E), consolidate and sub-divide the share capital available for issue as a consequence of a redemption of Participating Shares into Ordinary Shares or any other class of shares into which the authorised share capital of the Company is then divided, each of a like nominal amount as the shares of that class then in issue, or into unclassified shares of the same nominal amount as the Participating Shares. The Directors may issue shares in anticipation of redemption to the extent permitted by the Statutes and these Articles.

(F)  Conversion Rights

          (i) Subject to and upon compliance with the provisions of this Article 10A(F), the holder of any Participating Shares shall have the right, at any time and from time to time, at such holder's option, to convert all or part (having an aggregate Liquidation Return of at least U.S.$1 million) of such holder's Participating Shares into Ordinary Shares, and the Company shall have the limited ability in accordance with Article 10A(E)(iii), Article 10A(E)(v) and Article 10A(E)(vii) to elect to cause the Participating Shares to be converted into Ordinary Shares. If a Redemption Notice or a Change of Control Repurchase Notice has been given as hereinbefore provided, such right of conversion shall terminate at the close of business on the Business Day prior to the date fixed for redemption.

          (ii) Each Participating Share as a whole (and not a fraction thereof) shall be converted into the number of Ordinary Shares as is equal to the number determined by dividing (i) the sum of the Liquidation Return on the date of conversion plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the date of conversion (in respect of such Participating Share) by (ii) the Conversion Price in effect on the date of conversion.


          (iii) Conversion of such Participating Shares as are due to be converted ("Relevant Shares") shall be effected in such manner as may be authorised by applicable law and, without prejudice to the rights of the holders of the Participating Shares under this Article 10A(F), as the Directors may in their absolute discretion from time to time determine for effecting the exercise of the conversion rights attaching to the relevant Participating Shares (unless the holders of the Participating Shares pass an extraordinary resolution at a class meeting of the holders of the Participating Shares electing a particular manner of conversion (which extraordinary resolution is in effect prior to or at the time of delivery of the Conversion Notice relating to the Shares to be converted) in which case conversion shall be effected in such manner, provided that such manner complies with these Articles and the Statutes). Without limiting the foregoing, the conversion of the Participating Shares may be effected by any of the methods set out below (and the Directors shall be authorised for all relevant purposes pursuant to the authority given by the resolution adopting these Articles to so convert the Participating Shares):


             (a) Conversion may be effected by the redemption of the Relevant Shares (or any of them) on the relevant conversion date for a sum equal to the Liquidation Return on the date of conversion plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the conversion date, out of distributable profits of the Company. In that event, the Relevant Shares confer upon the holders thereof the right and obligation to subscribe for the appropriate number of Ordinary Shares to which such holder is entitled in accordance with Article 10A(F)(ii), at such aggregate premium, if any, as represents the amount by which the redemption monies payable in respect of the Relevant Shares exceeds the nominal amount of such number of Ordinary Shares. If redemption is to be made in accordance with this
        Article 10A(F)(iii)(a), the Conversion Notice given by or relating to a holder of Relevant Shares shall be deemed irrevocably to authorise and instruct the Directors to apply the redemption monies payable to such holder in subscribing in such holder's name for such Ordinary Shares at such premium.

             (b) Conversion may be effected by the redemption of the Relevant Shares (or any of them) on the relevant conversion date, for a sum equal to the Liquidation Return on the conversion date plus accumulated and unpaid dividends for the period from and including the most recent Dividend Payment Date up to and including the conversion date, out of the proceeds of a fresh issue of shares made for the purposes of redemption or in any other manner allowed by the Statutes and these Articles. In that event, the Relevant Shares confer on the holders thereof the right and obligation to subscribe for the appropriate number of Ordinary Shares to which that holder is entitled in accordance with
        Article 10A(F)(ii), at such aggregate premium, if any, as represents the amount by which the redemption monies payable in respect of the Relevant Shares exceeds the nominal amount of such number of Ordinary Shares. If redemption is to be made out of the proceeds of a fresh issue of shares made for the purposes of the redemption the Conversion Notice given by or relating to a holder of Relevant Shares shall be deemed irrevocably:

                (1) to have appointed any Person selected by the Directors as such holder's agent with authority to apply an amount equal to the redemption monies in respect of that holder's Relevant Shares in subscribing and paying on that holder's behalf for the number of Ordinary Shares to which such holder is entitled in accordance with
           Article 10A(F)(ii); and

                (2) to have authorised and instructed the Directors to pay following the allotment of such Ordinary Shares such redemption monies to such agent who shall be entitled to retain the same for the agent's own benefit without being accountable therefor to such holder.

             (c) Conversion may be effected by means of consolidation and sub-division to the extent that such consolidation and sub-division can lawfully be effected in accordance with the provisions of the Statutes (or other applicable laws) and these Articles. In such case, the requisite consolidation and sub-division shall be effected pursuant to the authority given by the resolution adopting these Articles as follows. All the Relevant Shares held by any holder or joint holders in respect of which a Conversion Notice shall have been delivered shall be consolidated into one share having a nominal value equal to the aggregate nominal value of the Relevant Shares. Such consolidated share shall be sub-divided and redesignated into such number of Ordinary Shares of 1.25p each (or such other nominal value as may be appropriate as a result of any consolidation or sub-division of the Ordinary Shares), as is equal to the number of Ordinary Shares to which such holder is entitled pursuant to such Conversion Notice (fractional entitlements to an Ordinary Share being disregarded) and such number of special deferred shares of 0.001p each, if any, as have an aggregate nominal value equal to the amount, if any, by which the aggregate nominal value of such Ordinary Shares issued on conversion is less than the aggregate nominal value of such consolidated share. Any such special deferred shares will have the rights set out in Article 10A(F)(iv). The Directors shall be authorised for all relevant purposes pursuant to the authority given by the resolution adopting these Articles to make such arrangements for the attribution of value to reflect the redesignation of a U.S. dollar denominated share as a sterling denominated share.

             (d) Provided it is lawful to do so in accordance with the Statutes (or other applicable laws) and the Articles, conversion may be effected by means of the issue of Ordinary Shares to the holders of the Relevant Shares credited as paid up in full out of distributable profits or reserves, sums in the Company's share premium account or otherwise legally available therefor. In such case, the number of Ordinary Shares to be issued shall be the number of Ordinary Shares to which such holder is entitled in accordance with Article 10A(F)(ii). In such event, upon the issue of such Ordinary Shares the Relevant Shares shall be subdivided and redesignated by the Directors pursuant to the authority given by the resolution adopting these Articles into special deferred shares of U.S. 0.001 cents each having the rights set out in Article 10A(F)(iv) below.


             (e) If and to the extent that conversion in accordance with the above means (or any other means) would result in an illegal reduction of capital or the issue of shares at a discount then the Company shall take such action as may be lawful to issue such number of Ordinary Shares to the holders of the Relevant Shares as may be required by the foregoing provisions of this Article 10A(F)(iii) including by way of the issue of bonus shares to the holders of the Relevant Shares or otherwise (but in no event shall the holders of the Relevant Shares receive a number of Ordinary Shares exceeding their entitlement under Article 10A(F)(ii)).

          (iv) In the case of a conversion effected pursuant to either Article 10A(F)(iii)(c) or (d) the special deferred shares arising as a result thereof shall on a return of capital in a winding-up or otherwise entitle the holder only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of an additional L50,000 on each Ordinary Share and shall not entitle the holder to the payment of any dividend nor to receive notice of or to attend or vote at any General Meeting of the Company and such conversion shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of such shares an instrument of transfer thereof and/or an agreement to transfer the same, without making any payment to the holders thereof, to such person as the Directors may determine as custodian thereof and to agree to the cancellation and/or purchase by the Company of the same (in accordance with the provisions of the Statutes) for a price of 1p for all the special deferred shares without obtaining the sanction of the holder thereof and pending such transfer and/or agreement to transfer and/or cancel and/or purchase to retain the certificate for such shares (if any certificate has been issued in respect thereof).

     The Company may at its option (exercisable by resolution of the Directors) at any time after the creation of any special deferred shares redeem all or any of the special deferred shares then in issue for 1p for all the special deferred shares redeemed, at any time upon giving the registered holders of such share or shares not less than 28 days' previous notice in writing of its intention so to do, such notice fixing a time and place for redemption of such shares.

          (v) The holder of any Participating Shares may exercise the conversion right specified in Article 10A(F)(i) by surrendering to the Company at its registered office or its registrar the certificate or certificates for the Participating Shares to be converted, accompanied by written notice specifying the number of shares to be converted with any evidence the Directors may reasonably require to prove title of the person exercising the right to convert (the "Conversion Notice"). If the Company has exercised its limited ability in accordance with Article 10A(E)(iii),
     Article 10A(E)(v) or Article 10A(E)(vii) to elect to cause the Participating Shares to be converted into Ordinary Shares then a Conversion Notice shall be deemed to have been given upon such exercise.

          (vi) Allotments of Ordinary Shares arising from conversion shall be made within 10 Business Days of the delivery of the Conversion Notice to the Company. Subject to the provisions of Article 10A(F)(ix)(h) hereof, as promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of each holder of Relevant Shares a new certificate or certificates for the number of Ordinary Shares to which such holder is entitled, a new certificate for any unconverted Participating Shares comprised in any certificate(s) surrendered by such holder, and a cheque or cash with respect to any fractional interest in an Ordinary Share, as provided in Article 10A(F)(viii) hereof. In the meantime, transfers of new Ordinary Shares shall be certified against the register.

          (vii) Subject to the provisions of Article 10A(F)(ix)(h) hereof, the person in whose name the certificate or certificates for Ordinary Shares are to be issued shall be entered into the Company's register of Members as a holder of record of such Ordinary Shares immediately prior to the close of business on the date of conversion. A Conversion Notice may only be withdrawn by notice by the holder(s) of the Relevant Shares delivered to the Company not less than two Business Days prior to the date of conversion.

          (viii) No fractions of Ordinary Shares shall be issued upon conversion of Participating Shares. If more than one Participating Share shall be surrendered for conversion at any one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Participating Shares so surrendered. If as a result of conversion holders become entitled to fractions of an Ordinary Share, the Directors may on behalf of the holders deal with the fractions as they reasonably deem to be appropriate. Without limiting the generality of the preceding sentence, the Directors may aggregate and sell the fractions to a person (including, subject to the provisions of the Statutes, the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportions amongst the holders.

          (ix) The Conversion Price shall be subject to adjustment from time to time as follows, provided that in the event that the holders of Participating Shares carrying more than 50% of the voting rights of that class exercise their preemptive rights in a transaction to which Section 89 of the Companies Act 1985 applies, then the adjustment in the Conversion Price provided for in Article 10A(F)(ix)(a) only shall not be given effect.

             (a) Ordinary Shares Issued at Less Than Market Value. If the Company shall issue any Ordinary Shares, other than Excluded Shares or Ordinary Shares issued in an Excluded Transaction, without consideration or for a consideration per share less than the Market Value immediately prior to such issuance, the Conversion Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction (A) the numerator of which is the sum of (1) the number of Ordinary Shares outstanding immediately prior to such issuance and (2) the number of Ordinary Shares that the aggregate consideration, if any, received by the Company upon such issuance, would purchase at such Market Value and
        (B) the denominator of which is the total number of Ordinary Shares outstanding immediately after such issuance.

        For the purposes of any adjustment of the Conversion Price pursuant to this Article 10A(F)(ix)(a), the following provisions shall be applicable.

                (1) Cash. In the case of the issuance of Ordinary Shares for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Ordinary Shares before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                (2) Consideration Other Than Cash. In the case of the issuance of Ordinary Shares (otherwise than upon the conversion of shares of Share Capital or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be either:

                    (A) the amount determined by an independent valuation
               undertaken in accordance with Section 108 of the Companies Act 1985; and

                    (B) in the absence of such valuation, the Fair Market Value thereof, irrespective of any accounting treatment.


                (3) Options and Convertible Securities. In the case of the issuance of (x) options, warrants or other rights to purchase or acquire Ordinary Shares (whether or not at the time exercisable) (but any adjustment pursuant to this provision shall be made only to the extent any adjustment shall have not been made pursuant to Article 10A(F)(ix)(d)(4) hereof), (y) securities by their terms convertible into or exchangeable for Ordinary Shares (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):



                    (A) the aggregate maximum number of Ordinary Shares
               deliverable upon exercise of such options, warrants or other rights to purchase or acquire Ordinary Shares shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (1) and (2) above), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Ordinary Shares covered thereby;


                    (B) the aggregate maximum number of Ordinary Shares
               deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities or options, warrants or rights (excluding any cash received on account of accumulated interest or accumulated dividends), plus the additional consideration (determined in the manner provided in subclauses (1) and (2) above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

                    (C) on any change in the number of Ordinary Shares
               deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange (but excluding any change resulting solely from the operation of the anti-dilution provisions thereof if, and only if, such anti-dilution provisions would not require an adjustment to the exercise price or conversion price thereof in the event of any change to the Conversion Price pursuant to the provisions of this Article 10A(F)), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

                    (D) on the expiration or cancellation of any such options, warrants or rights that are unexercised, or the cancellation or redemption of, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or such convertible or exchangeable securities on the basis of the issuance of only the number of Ordinary Shares actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

                    (E) if the Conversion Price shall have been adjusted upon
               the issuance of any such options, warrants, rights or convertible or exchangeable securities no further adjustment of the Conversion Price shall be made for the actual issuance of Ordinary Shares upon the exercise, conversion or exchange thereof.

             (b) Excluded Shares. All Excluded Shares shall be deemed to be issued and outstanding for all purposes of computations under Article 10A(F)(ix)(a).

             (c) Share Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (1) declare a dividend or make a distribution on its Ordinary Shares in additional Ordinary Shares which is not paid or made on an equal and ratable basis to all holders of Participating Shares, (2) subdivide, split or reclassify (by merger, consolidation or otherwise) the outstanding Ordinary Shares into a greater number of shares, (3) combine or reclassify (by merger, consolidation or otherwise) the outstanding Ordinary Shares into a smaller number of shares or (4) issue any Ordinary Shares in a reclassification (by merger, consolidation or otherwise), the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, reclassification or issuance shall be proportionately adjusted so that the holder of any Participating Shares surrendered for conversion after such date shall be entitled to receive the number of Ordinary Shares which such holder would have owned or been entitled to receive had such Participating Shares been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

             (d) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of Ordinary Shares which is not paid or made on an equal and ratable basis to all holders of Participating Shares, (1) of shares of any class other than its Ordinary Shares or (2) of evidence of indebtedness of the Company or any subsidiary or (3) of assets or other property, including, without limitation, securities issued by subsidiaries or others (excluding regular cash dividends, and dividends or distributions referred to in
        Article 10A(F)(ix)(c) above), or (4) of options, warrants or other rights, in each such case the Conversion Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (A) an amount equal to the difference resulting from (1) the number of Ordinary Shares outstanding on such record date multiplied by the Conversion Price per Ordinary Share on such record date less (2) the Fair Market Value of such shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (B) the number of Ordinary Shares outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Directors determine not to distribute such shares, evidences of indebtedness, assets, property, options, rights or warrants, as the case may be, to the Conversion Price which would then be in effect if such record date had not been fixed.

             (e) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation, amalgamation, or merger of the Company with or into another corporation or entity, or in case of any sale, lease or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety, each Participating Share shall after the date of such consolidation, amalgamation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Ordinary Shares issuable (immediately prior to the time of such consolidation, merger, sale, lease or conveyance) upon conversion of each such Participating Shares would have been entitled upon such consolidation, amalgamation, merger, sale, lease or conveyance, and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Participating Shares shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of stock or other securities or property thereafter deliverable on the conversion of the Participating Shares.

             (f) Rounding of Calculations. All calculations under this Article 10A(F)(ix) shall be made to the nearest U.S. cent or to the nearest one ten thousandth of a share, as the case may be.

             (g) Adjustments for American depositary shares. All computations and calculations under this Article 10A(F)(ix) shall, at the time of determination, give effect to the then applicable ratio of Ordinary Shares to American depositary shares representing such Ordinary Shares at the time of determination and shall be adjusted accordingly (it being recognized that such ratio is four Ordinary Shares per American depositary share on the Issue Date). Without limiting the generality of the preceding sentence, the computations and calculations relating to Market Value in Article 10A(F)(ix)(a) shall be based on the Market Value for American depositary shares representing Ordinary Shares of the Company as adjusted by then applicable ratio of Ordinary Shares to American depositary shares (it being recognized that Market Value initially is to be divided by 4 to reflect the ratio of four Ordinary Shares per American depositary share on the Issue Date).

             (h) Timing of Issuance of Additional Ordinary Shares Upon Certain Adjustments. In any case in which the provisions of this Article 10A(F)(ix) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Participating Shares converted after such record date and before the occurrence of such event the additional Ordinary Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Ordinary Shares issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount of cash in lieu of any fractional Ordinary Shares, provided, that the Company, upon request, shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Ordinary Shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (x) Whenever the Conversion Price shall be adjusted, the Company shall forthwith file, at the office of the registrar, at the registered office of the Company, and at the principal office of the Company in the United States, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by reputable overnight air courier service, to each holder of Participating Shares at its address appearing on the Company's records.

          (xi) In the event the Directors have, or the Company has, agreed or otherwise formally determined to take any action of the type described in clause (a) (but only if the action of the type described in clause (a) would result in an adjustment in the Conversion Price), (c), (d) or (e) of
     Article 10A(F)(ix) hereof, the Company shall give notice to each holder of Participating Shares, in the manner set forth in Article 10A(F)(ix) hereof, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of Participating Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least ten days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (xii) The Company shall pay all U.K. documentary, stamp, transfer or similar taxes, plus any fees of the depositary for American depositary shares, attributable to the issuance or delivery of Ordinary Shares or American depositary shares representing Ordinary Shares upon conversion of any Participating Shares, provided that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Participating Shares in respect of which such shares are being issued.

          (xiii) The Company shall at all times so long as any Participating Shares remain outstanding, have sufficient authorised Share Capital available for allotment and issue (i) to permit the issuance of additional Participating Shares as dividends or by way of bonus issue on the Participating Shares and (ii) to permit the conversion of all Participating Shares in issue from time to time into Ordinary Shares in accordance with these Articles.

          (xiv) If any Ordinary Shares to be issued for the purpose of conversion of Participating Shares require registration with or approval of any governmental authority under any U.S. federal or state, English or other non-U.S. law before such shares may be validly issued or delivered upon conversion, then the Company will in good faith and as expeditiously as possible endeavour to secure such registration or approval, as the case may be. If, and so long as, any Ordinary Shares into which the Participating Shares are then convertible are listed or quoted on any U.S., U.K. or other securities exchange or market, the Company will, if permitted by the rules of such securities exchange or market, list and keep listed or quoted on such securities exchange or market, upon official notice of issuance, all such shares issuable upon conversion.

          (xv) All Ordinary Shares that may be issued upon conversion of the Participating Shares will upon issuance by the Company be duly and validly issued, fully paid and non-assessable, not issued in violation of any preemptive rights arising under law or contract, and free from all taxes, liens and charges with respect to the issuance thereof, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the nominal value, if any, of the Ordinary Shares).

          (xvi) Notwithstanding the foregoing provisions of this Article 10A(F) (and subject to the terms of the relevant American depositary receipt agreement), if the holder of any Participating Shares so specifies in the Conversion Notice, the Company shall cause to be delivered to the holder of the said Participating Shares, upon conversion of the specified Participating Shares, American depositary receipts evidencing the number of American depositary shares representing the Ordinary Shares into which such Participating Shares have been converted. Any American depositary shares that may be issued upon such conversion shall upon issuance be duly and validly issued and entitled to the benefits specified therein and in the deposit agreement relating to such American depositary shares, and the Company shall take no action which will cause a contrary result. For the purposes of this Article 10A(F) (including without limitation, Articles 10A(F)(vii), 10A(F)(ix) and 10A(F)(xv)) all references to Ordinary Shares shall be deemed, to the fullest extent possible, to apply to the American depositary shares representing such Ordinary Shares and all references to share certificates to the American depositary receipts representing such American depositary shares.

(G) Liquidation Return

          (i) In the event of the liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, the holders of Participating Shares then outstanding, after payment or provision for payment of the debts and other liabilities of the Company, and before any distribution to holders of any Junior Securities of the Company, shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount per Participating Share in cash equal to the greater of (a) the then effective Liquidation Return per share plus accumulated and unpaid dividends from and including the most recent Dividend Payment Date through and including the date of liquidation, winding-up or dissolution and (b) the amount that would be payable to the holders of the Participating Shares if the Participating Shares had been converted into Ordinary Shares immediately prior to such liquidation, winding-up or dissolution. In the event the assets of the Company available for distribution to the holders of the Participating Shares upon any dissolution, winding-up or liquidation of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Participating Shares and of all other Parity Securities, the holders of Participating Shares and all other Parity Securities shall share in such distribution of assets on a pro rata basis in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Participating Shares and the holders of outstanding shares of such Parity Securities were paid in full.

          (ii) For the purposes of this Article 10A(G), none of the following transactions shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company (provided that the same shall be effected by way of a bona fide transaction on arm's length terms):

             (a) the sale, lease, transfer or exchange of all or substantially all of the assets of the Company; or

             (b) the consolidation, amalgamation, or merger of the Company with or into one or more other corporations or other Persons (whether or not the Company is the corporation surviving such consolidation or merger).

(H) Special Right to Appoint Directors

          (i) Beginning on the Issue Date and continuing as long as the holders of the Participating Shares own Voting Shares of the Company and debt securities or Share Capital convertible into or exercisable for Voting Shares of the Company where all such Voting Shares represent at least 10% of the Company's total voting power, such holders shall be entitled pursuant to this Article 10A(H) to appoint two Directors to serve on the board of Directors of the Company. In the event that such holders own, on such a basis, Voting Shares representing less than 10%, but more than 5%, of the Company's total voting power, such holders shall be entitled pursuant to this Article 10A(H) to designate one Director.

          (ii) In the event that Cypress and/or Affiliates of Cypress shall transfer some or all of their Participating Shares to another Person (other than an Affiliate of Cypress or its Affiliates) without the written consent of the Directors of the Company (which consent shall not be unreasonably withheld), and as a result of such transfer Cypress and Affiliates of Cypress hold in the aggregate less than 50.01% of the total number of Participating Shares outstanding at that time, then the holders of the Participating Shares shall, notwithstanding Article 10A(H)(i), be entitled thereafter to appoint only a maximum of one Director (it being recognised that Cypress and its Affiliates and any other holders of the Participating Shares shall not be subject to any restriction hereunder on their ability to transfer all or part of their Participating Shares to any other Person and that this Article 10A(H)(ii) relates solely to the power to appoint Directors).

          (iii) Each committee of the Directors shall include at least one Director designated by such holders as provided above; provided, that this requirement shall not apply with respect to the appointment of any particular designee to a committee in the event that the rules or regulations of any securities exchange or market on which the Ordinary Shares or American depositary shares representing such Ordinary Shares are then listed, quoted or traded (including, in the case of the London Stock Exchange, the Combined Code or any successor thereto), or applicable law, prohibits the appointment of such Director to such committee.

          (iv) The Company and the Directors shall take all actions necessary to effect such designation to the board of Directors (including, without limitation, increasing the size of the board of Directors and/or removing Directors) and to each committee thereof.

          (v) The Directors to be designated by the holders of the Participating Shares shall be elected by such holders by majority vote at a class meeting of the holders of the Participating Shares to be held immediately prior to any annual meeting of shareholders or extraordinary meeting held in place thereof, or by majority vote at a duly convened extraordinary meeting of the holders of the Participating Shares.

          (vi) The special right to appoint Directors set forth in this Article 10A(H) shall be in addition to the rights of the holders of the Participating Shares to exercise voting rights pursuant to Article 10A(D) hereof (including, without limitation, with respect to the election of Directors of the Company generally).

          (vii) If any Director appointed by the holders of the Participating Shares pursuant to this Article 10A(H) resigns, retires or is removed by the Company while the holders of the Participating Shares continue to have the right to appoint such Director, then, notwithstanding anything contained in these Articles, such holders shall be entitled to appoint a replacement Director in the same manner as appointment of the predecessor Director.

(I) Tax Gross-Up


     Subject as provided in Article 10A(D)(v), all payments by the Company in respect of the Participating Shares shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of the United Kingdom or any political subdivision or authority thereof or therein having power to tax, unless the Company is required by law to withhold such taxes, duties, assessments or other governmental charges. In such event, the Company shall make the required withholding or deduction, make payment of the amount so withheld or deducted to the appropriate government authority and pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the holders of the Participating Shares (taking into account any tax credits received by such holders from the United Kingdom) after such withholding or deduction shall equal the respective amounts of dividends and other amounts which would have been received in respect of the Participating Shares in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable:

          (i) to any holder who is subject to such taxes, duties, assessments or other governmental charges in respect of the Participating Shares by reason of such holder being a resident of the United Kingdom and otherwise than solely by the holding of such Participating Shares or by the receipt of dividends and other amounts in respect thereof; or

          (ii) to the extent that the taxes, duties, assessments or other governmental charges would not have been imposed but for the failure of such holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United Kingdom of such holder if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) at least 30 days prior to the first Dividend Payment Date with respect to which the Company will apply this clause (ii), the Company shall have notified all holders of the Participating Shares that such holders will be required to comply with such requirement.

(J)  Definitions



     For the purposes of this Article 10A only, the following definitions shall apply:

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person. The term "control" shall have the meaning for such term as used in Rule 12b-2 under the U.S. Securities Exchange Act of 1934.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

          "Change of Control" means the occurrence at any time of any of the following:

             (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934) (excluding for purposes of this clause (i), Cypress and any of its Affiliates, individually and in the aggregate), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 29.9% of the total Voting Shares of the Company;

             (ii) the Company consolidates or merges with or into another corporation or petitions the court for any scheme of compromise or arrangement within the meaning of section 425 of the Companies Act 1985 or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or mergers with or into the Company, in any such event pursuant to a transaction in which the issued Voting Shares of the Company are changed into or exchanged for cash, securities not issued in violation of Article 10A(D)(iv) or other property, other than (a) any such transaction in which (1) the issued Voting Shares of the Company are changed into or exchanged for Voting Shares of the surviving corporation or its parent corporation and (2) the holders of the Voting Shares of the Company immediately prior to such transaction own, directly or indirectly, not less than 50.01% of the Voting Shares of the surviving corporation or its parent corporation immediately after such transaction or (b) any such transaction with, into or to any Affiliate of Cypress;

             (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of Directors of the Company (together with any new Directors whose election by such board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% (sixty-six and two thirds percent) of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors of the Company then in office (but any additional Directors elected by the holders of the Participating Shares pursuant to Article 10A(D)(iii) shall be excluded from the calculations for the purposes of this definition); or

             (iv) the Company is voluntarily or involuntarily wound up or dissolved or adopts a plan of liquidation, other than a voluntary winding up pursuant to which the whole of the Company's business is proposed to be transferred or sold to another company and the issued Voting Shares of the Company are changed into or exchanged for Voting Shares of that other company or its parent company, such Voting Shares having rights equal to or greater than the rights attached to the Voting Shares in the Company.

          "Change of Control Adjustment Amount" means an amount (if a positive number only) equal to (i) the difference between (a) 101% of the then effective Liquidation Return per share and (b) the aggregate Market Value of the Ordinary Shares into which each Participating Share was convertible on the date immediately preceding first public announcement of the transaction giving rise to the Change of Control, multiplied by (ii) a fraction the numerator of which is the deficiency in monies lawfully available for redemption and the denominator of which is the total amount of monies necessary to pay the redemption price in full upon a Change of Control as set forth in Article 10A(E)(vii)(a), in the case of this paragraph (ii) assuming that all holders of Participating Shares determined to require the Company to redeem their Participating Shares in accordance with Article 10A(E)(vii)(a).

          "Conversion Price" means an amount in U.S. dollars per Ordinary Share, determined by the Directors on the Issue Date, being not more than US$3.125 per Ordinary Share, subject to adjustment in accordance with the provisions of Article 10A(F) hereof.

          "Cypress" means The Cypress Group LLC or any successor entity.

          "Excluded Shares" means Ordinary Shares issued or issuable by the Company or American depositary shares representing such Ordinary Shares (i) upon conversion of the Participating Shares, (ii) upon conversion of the outstanding U.S.$200 million aggregate principal amount of the Company's 6.25% Convertible Subordinated Notes due 2002, or (iii) pursuant to bona fide stock option or other employee or officer benefit plans, provided, that such shares are issued at an exercise price or for consideration equal to or greater than the Fair Market Value thereof on the date of grant or award (and, in each case, including any American depositary shares representing such Ordinary Shares).

          "Excluded Transaction" means (i) an underwritten public offering of Ordinary Shares or American depositary shares representing Ordinary Shares or (ii) the issuance of Ordinary Shares or American depositary shares representing Ordinary Shares solely in exchange for assets or all of the shares of another Person (whether by merger, exchange or otherwise) in a transaction in which an independent internationally recognized investment banking firm has advised the Company that the transaction is fair and reasonable to the Company from a financial point of view.

          "Fair Market Value" means, with respect to any securities, the Market Value thereof and of any consideration other than cash or securities shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent internationally recognized investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Directors.

          "in cash" shall mean in U.S. dollars, unless otherwise specified.

          "Liquidation Return" means, on any date, the sum of U.S.$1,000 per Participating Share, plus (i) accumulated and unpaid dividends added to the Liquidation Return in respect of such Participating Share in accordance with Article 10A(C)(v) hereof and (ii) the amount, if any, added to the Liquidation Return in respect of such Participating Share in accordance with Article 10A(E)(vii)(d) hereof.

          "Market Value," with respect to any security, means the average of the daily closing prices of such security for the 20 trading day period ending on the relevant date of determination. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ National Market System of the National Association of Securities Dealers, Inc. or if such security is not so quoted, the average of the closing bid and asked price of such security in the over-the-counter market as furnished by any U.S. nationally recognized New York Stock Exchange member firm selected by the Company for such purpose (it being recognized that on the Issue Date American depositary shares representing Ordinary Shares of the Company are quoted on the NASDAQ National Market System). If such security is not so listed, quoted or traded, the closing price shall be the last reported closing price for such security on the London Stock Exchange or, if not so listed, any other non-U.S. securities exchange or market on which such security is listed, quoted or traded (translated to U.S. dollars using the then prevailing exchange rate on such date of determination). If such security is not so listed, quoted or traded on any non-U.S. securities exchange or market, the closing price shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent internationally recognized investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the board of directors of the issuer of such security. Notwithstanding the foregoing (and subject to Article 10A(F)(ix)(g)), the Market Value of the Ordinary Shares shall be determined by reference to closing prices for the American depositary shares representing such Ordinary Shares so long as such American depositary shares are listed, quoted or traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System (adjusted to take into account the then prevailing ratio of Ordinary Shares per one American depositary share).


          "Ordinary Share Equivalent Rate" means, with respect to any Dividend Period, the quotient of (a) the product of (i) all dividends declared during such Dividend Period with respect to one Ordinary Share, (ii) the Applicable Period Adjustment Factor and (iii) the number of Ordinary Shares issuable upon conversion of one Participating Share on the last day of such Dividend Period, divided by (b) the Liquidation Return of one Participating Share on the first day of such Dividend Period. For purposes of the preceding sentence, "Applicable Period Adjustment Factor" means two (if such dividends are declared and paid on a semi-annual basis), four (if such dividends are declared and paid on a quarterly basis) or such other number as reflects the fiscal periods as to which such dividends are declared and paid, as the case may be.

          "Ordinary Shares" means the Ordinary Shares referred to in Article 3, and shall also include (i) Share Capital of the Company of any other class (regardless of how denominated) issued to the holders of Ordinary Shares upon any reclassification thereof in which the Ordinary Shares are converted into a new class of Share Capital and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Ordinary Shares.

          "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Share Capital" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting), and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such shares, interests, participations, rights in or other equivalents, including, to the fullest extent applicable, American Depository Receipts or similar instruments representing any such share capital.

          "Stated Dividend Rate" means 6.50% per annum; provided, that if at any time the Company shall be in default of its obligation to redeem any shares of the Participating Shares, the then effective Stated Dividend Rate shall increase by 2.00% per annum.

          "Voting Shares" means shares of the class or classes of Share Capital (including, in the case of the Company, the Ordinary Shares and the Participating Shares) pursuant to which the holders thereof have the general voting power to vote at meetings of shareholders (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(K) In the event of any conflict between the provisions of this Article 10A and any other provision of these Articles, this Article 10A shall prevail except where such construction would result in manifest error.

  10B

     (A) The Directors may refuse to register an allotment of shares (whether fully paid or not) in favour of more than four persons jointly. If the Directors refuse to register an allotment they shall within two months after the date on which the letter of allotment was lodged with the Company send to the allottee notice of the refusal.

     (B) Except as required by law or pursuant to the provisions of these Articles, no person shall be recognised by the Company as holding any share upon any trust, and (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any shares or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                               SHARE CERTIFICATES

     11. Every share certificate shall be issued in accordance with Article 126 and shall specify the number and class and the distinguishing number (if any) of the shares to which it relates and the amount paid up thereon. No certificate shall be issued relating to shares of more than one class.

     12. Every person (other than a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) whose name is entered as a Member on the Register shall be entitled without payment to receive within one month after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all the shares registered in his name or, in the case of shares of more than one class being registered in his name, a separate certificate for each class of shares so registered, and where a Member transfers part of the shares of any class registered in his name he shall be entitled without payment to one certificate for the balance of shares of that class retained by him. If a Member shall require additional certificates he shall pay for each additional certificate such reasonable sum (if any) as the Directors may determine.

     13. In respect of shares of one class held jointly by more than one person the Company shall not be bound to issue more than one certificate, and delivery of a certificate for such shares to the person first named on the Register in respect of such shares shall be sufficient delivery to all such holders.

     14. If any certificate be worn out or defaced then upon delivery thereof to the Directors they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate.

     15. Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors think fit and a sum equal to the costs incurred by the Company of any such indemnity and security as is referred to in that Article.

                              VARIATION OF RIGHTS

     16. If at any time the share capital is divided into different classes of shares, the rights attached to any class or any of such rights may, subject to the provisions of the Statutes, whether or not the Company is being or is to be wound up, be modified, abrogated or varied (i) in such manner (if any) as may be provided by such rights or (ii) in the absence of any such provision either with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class.

     17. To every such separate General Meeting the provisions of Sections 369, 370, 376 and 377 of the Companies Act 1985 and the provisions of these Articles relating to General Meetings shall, mutatis mutandis, so far as applicable apply, subject to the following provisions, namely:

          (a) the necessary quorum at any such meeting other then an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal value the issued shares of the class in question and at an adjourned meeting two persons holding shares of the class in question or his proxy; and

          (b) any holder of shares of the class in question present in person or by proxy may demand a poll.

     18. The rights attached to any class of shares shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by the terms upon which such shares are for the time being held, be deemed to be varied or abrogated by the reduction of the capital paid up on such shares or by the allotment of further shares ranking in priority thereto for payment of a dividend or repayment of capital but be deemed not to be modified, abrogated or varied by the creation or issue of further shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued.

                                CALLS ON SHARES

     19. The Directors may, subject to the terms of allotment thereof, from time to time make such calls upon the Members as they think fit in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and each Member shall (subject to receiving at least 21 days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine.

     20. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

     21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     22. If a sum payable in respect of any call or instrument is not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made, or the instrument be due, shall pay interest on the sum at such reasonable rate as the Directors' shall determine, or failing such determination at the rate of 14% per annum from the day appointed for the payment thereof until the actual payment thereof, and all expenses that may have been incurred by the Company by reason of such non-payment; but the Directors may, if they shall think fit, waive the payment of such interest and expenses or any part thereof.

     23. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     24. The Directors may, on the issue of shares, make arrangements for a difference between the holders of such shares in the amounts of calls to be paid and in the times of payment of such calls.

     25. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys, whether on account of the nominal value of the shares or by way of premium, uncalled and unpaid upon any shares held by him; and upon all or any of the moneys so paid in advance the Directors may (until the same would, but for such advance, become presently payable) pay interest at such rate not exceeding (unless the Company in General Meeting shall otherwise direct) 10 per cent, per annum, as may be agreed upon between the Directors and the Member paying such moneys in advance.

                              FORFEITURE AND LIEN

     26. If any Member fails to pay any call or instalment in full on or before the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring him to pay so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.

     27. The notice shall name a further day (not earlier than the expiration of seven days from the date of service of the notice) on or before which and the place where such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call or instalment is payable will be liable to be forfeited.

     28. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall extend to all dividends declared in respect of the shares so forfeited and not actually paid before such forfeiture. Forfeiture shall be deemed to occur at the time of the passing of the said resolution of the Directors. The Directors may accept a surrender of any share liable to be forfeited hereunder upon such terms and conditions as may be agreed.

     29. When any share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share, or the person entitled to the share by transmission, and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the Register, but no forfeiture shall be invalidated by any failure to give such notice or make such entry as aforesaid.

     30. A share so forfeited or surrendered shall be deemed to be the property of the Company, and may be sold, re-allotted or otherwise disposed of in such manner, either subject to or discharged from all calls made or instalments due prior to the forfeiture or surrender, as the Directors think fit: Provided that the Company shall not exercise any voting rights in respect of such share and any such share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture or surrender shall thereupon be cancelled in accordance with the provisions of the Statutes. For the purpose of giving effect to any such sale or other disposition the Directors may authorise some person to transfer the share so sold or otherwise disposed of to the purchaser thereof or other person becoming entitled thereto,

     31. The Directors may, at any time before any share so forfeited or surrendered shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon such terms as they think fit.

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

     32. Any person whose shares have been forfeited or surrendered shall cease to be a Member in respect of those shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of the forfeiture or surrender, were presently payable by him to the Company in respect of the shares, together with interest thereon at such rate, not exceeding 15 per cent, per annum, as the Directors may determine from the time of forfeiture or surrender until the time of payment, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares, together with interest as aforesaid. The Directors may enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

     33. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share; but the Directors may at any time waive any lien which has arisen and may declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

     34. The Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of seven days after a notice in writing, (i) stating, and demanding payment of, the sum presently payable, and (ii) giving notice of intention to sell in default of such payment, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

     35. The net proceeds of such sale, after payment of the costs thereof, shall be received by the Company and applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of sale. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser.

     36. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

     37. The instrument of transfer of any share in the Company shall be signed by or on behalf of the transferor (and, in the case of a share which is not fully paid, shall be signed by or on behalf of the transferee) and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

     38. All transfers of shares shall be effected by instrument in writing in any usual or common form or any other form which the Directors may approve.

     39. Subject to Article 76 and the requirements of the London Stock Exchange, the Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any share which is not a fully paid share or the transfer of a share on which the Company has a lien. If that share has been admitted to the Official List of the London Stock Exchange, the Directors may not refuse to register the transfer if this would prevent dealings in the share from taking place on an open and proper basis. The Directors may likewise refuse to register any transfer of a share, whether fully paid or not, in favour of more than four persons jointly.

     40. The Directors may decline to recognise any instrument of transfer unless:

          (a) the instrument of transfer is left duly stamped at the Office, or at such other place as the Directors may from time to time determine, to be registered, accompanied by the certificate(s) of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and


          (b) the instrument of transfer is in respect of only one class of share provided that, in the case of a transfer by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

     41. If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal and (except in the case of fraud) return to him the instrument of transfer. All instruments of transfer which are registered may be retained by the Company.

     42. No fee shall be charged by the Company on the registration of any instrument of transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

     43. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares: Provided always that such registration shall not be suspended, either generally or otherwise, for more than thirty days in any year.

     44. The Company shall be entitled to destroy:

          (i) any instrument of transfer which has been registered, at any time after the expiration of six years from the date of registration thereof;

          (ii) any dividend mandate or any variation or cancellation thereof or may any notification of change of address, at any time after the expiration of two years from the date of recording thereof;

          (iii) any share certificate which has been cancelled, at any time after the expiration of one year from the date of such cancellation; and

          (iv) any other document on the basis of which entry in the Register is made, at any time after the expiration of six years from the date an entry in the Register is first made in respect thereof;

     and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company: Provided always that:

          (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to any claim (regardless of the parties thereto);

          (b) nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

          (c) references in this Article to the destruction of any document include references to its disposal in any manner.

                             TRANSMISSION OF SHARES

     45. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been held by him (whether solely or jointly with other persons).

     46. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

     47. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

     48. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the
Company: Provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                        CONVERSION OF SHARES INTO STOCK

     49. The Company may by Ordinary Resolution convert any of its fully paid up shares into stock of the same class as the shares so converted, and reconvert such stock into fully paid up shares of the same class and of any denomination.

     50. The several holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

     51. The several holders of such stock shall, according to the amount of stock held by them and the class thereof, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividend and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

     52. Such of the provisions of these Articles as are applicable to fully paid up shares shall apply to stock and the words "share" and "shareholder" therein shall include "stock" and "stockholder".

                             ALTERATION OF CAPITAL

     53. The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. All new shares shall be subject to the provisions of these Articles with reference to allotment, payment of calls, forfeiture, lien, transfer and transmission and otherwise.

     54. The Company may by Ordinary Resolution:


          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;



          (b) sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, provided that;



             (i) in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and


             (ii) the resolution whereby any share is sub-divided may determine that as between the resulting shares one or more of such shares may be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other of such shares;

          (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

     55. Subject to any direction by the Company in General Meeting, whenever as the result of any consolidation and division or sub-division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions to any person for the best price reasonably obtainable and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sale thereof. For the purpose of giving effect to any such sale the Directors may nominate some person to execute a transfer of the shares sold on behalf of the Members so entitled to the purchaser thereof and may cause the name of the purchaser to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

     56. Subject to any consent required by law, the Company may by Special Resolution reduce its share capital, any capital redemption reserve and any share premium account in any manner and with, and subject to, any incident authorized, and consent required, by law.

                                GENERAL MEETINGS

     57. The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year, and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

     58. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

     59. The Directors may, whenever they think fit, convene an Extraordinary General Meeting, and Extraordinary General Meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by the Statutes. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum the Directors in the United Kingdom capable of acting, or if there are no Directors capable and willing so to act, any two Members of the Company, may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                           NOTICE OF GENERAL MEETING

     60. An Annual General Meeting and a meeting called for the passing of a Special Resolution shall be called by not less than twenty-one days' notice in writing, and a meeting of the Company other than an Annual General Meeting or a meeting for the passing of a Special Resolution shall be called by not less than fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business. It shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in General Meeting, to such persons as are, under these Articles, entitled to receive such notices from the Company and shall comply with the provisions of the Statutes as to informing Members of their right to appoint proxies. A notice calling an Annual General Meeting shall specify the meeting as such and a notice convening a meeting to pass an Extraordinary Resolution or a Special Resolution as the case may be shall specify the intention to propose the resolution as such.

     61. A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed:

          (a) in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

          (b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent, in nominal value of the shares giving that right.

     62. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to or non-receipt of such instrument of proxy by any person entitled to receive notice shall not invalidate the proceedings at the meeting.

                        PROCEEDINGS AT GENERAL MEETINGS

     63. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of:

          (a) declaring dividends:

          (b) receiving and/or adopting the accounts, balance sheets, reports of the Directors and Auditors and any other documents required by law to be attached or annexed to the balance sheets;

          (c) appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise;

          (d) re-appointing the retiring Auditors (unless they were last appointed otherwise than by the Company in General Meeting);

          (e) fixing of the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

     64. No business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the meeting proceeds to business; save as herein otherwise provided, three Members present in person or by proxy shall be a quorum. The appointment of a Chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting. If within thirty minutes from the time appointed for the meeting a quorum be not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the Chairman of the meeting may determine and in the latter case not less than seven days' notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. If at such adjourned meeting a quorum be not present within fifteen minutes from the time appointed therefor, the Member or Members present in person or by proxy and entitled to vote shall be a quorum and shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place.

     65. The Chairman of the Board of Directors, failing whom the Deputy Chairman, shall preside as Chairman at every General Meeting of the Company. If there be no such Chairman or Deputy Chairman, or if at any General Meeting neither shall be present within ten minutes after the time appointed for holding the meeting and willing to act as Chairman, the Directors present shall select one of their number to be Chairman; or if no Director be present and willing to take the chair the Members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

     66. The Chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more, not less than seven clear days' notice in writing of the adjourned meeting shall be given specifying the day, the place and the time of the meeting as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment.

     67. If at any General Meeting an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than an amendment to correct a patent error) may in any event be considered or voted upon and in the case of a resolution proposed as an Ordinary Resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the Office.

     68. At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

          (a) by the Chairman of the meeting; or

          (b) by at least three Members present in person or by proxy and entitled to vote; or

          (c) by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting; or

          (d) by a Member or Members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

     Unless a poll be so demanded a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

     69. Except as provided in Article 71, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of a poll.

     70. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

     71. A poll demanded on the election of a Chairman of the meeting or on the question of an adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days after the date of the meeting or adjourned meeting at which the poll is demanded) and place as the Chairman of the meeting may direct. No notice need be given of a poll not taken immediately. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn at any time before the conclusion of the meeting; but, if a demand is withdrawn, the Chairman of the meeting or other Members entitled may himself or themselves demand a poll.

                                VOTES OF MEMBERS

     72. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person shall have one vote, and on a poll every Member shall have one vote for each share of which he is the holder.

     73. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

     74. A Member in respect of whom an order has been made by any court having Jurisdiction (in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver curator bonis or other person authorised in that behalf appointed by that court, and such receiver curator bonis or other person may, on a poll, vote by proxy:
Provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for taking the poll at which it is desired to vote.

     75. No Member shall, unless the Directors otherwise determine, be entitled, in respect of any share in the capital of the Company held by him, to be present or to vote on any question, either in person or by proxy, at any General Meeting or meeting of the holders of any class of shares of the Company, or upon any poll, or to be reckoned in a quorum, or to exercise any other right or privilege conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company if any call or other sum presently payable by him to the Company in respect of such share remains unpaid.

     76. (A) If any Member, or any other person appearing to be interested in shares held by such Member, has been duly served with a notice under Section 212 of the Companies Act 1985 (as amended by the Companies Act 1989) and is in default for the prescribed period in supplying to the Company the information thereby required, then, subject to the requirements of the London Stock Exchange, the Directors may in their absolute discretion at any time thereafter by a notice (a "direction notice") to such Member direct that, in respect of the shares in relation to which the default occurred (the "default shares" which expression shall include any further shares which are issued in respect of such shares), the Member shall not be entitled to be present or to vote either personally or by proxy at a General Meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

          (B) Where the default shares represent at least 0.25 per cent. of the issued shares of that class, then the direction notice may additionally direct:

             (i) that any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the Member; and/or

             (ii) that no transfer of any of the shares held by such Member shall be registered unless:

                (a) the Member is not himself in default as regards suppling the information required and the transfer is of part only of the Member's holding which, when presented for registration, is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that after due and careful inquiry the Member is satisfied that none of the shares the subject of the transfer are default shares; or

                (b) the transfer is an approved transfer.

          (C) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

          (D) The sanctions under this Article 76 shall cease to apply seven days after the earlier of:

             (i) receipt by the Company of notice of an approved transfer, but only in relation to the shares transferred; and

             (ii) receipt by the Company, in a form satisfactory to the Directors, of all the information required by the direction notice.

          (E) For the purposes of this Article:

             (i) a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under the said Section 212 which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

             (ii) the prescribed period is 28 days from the date of service of the notice under the said Section 212 except where the default shares represent at least 0.25 per cent. of the issued shares of that class in which case the prescribed period is 14 days from such date; and

             (iii) a transfer of shares is an approved transfer if:

                (a) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer for a company (as defined in Section 428(1) of the Companies Act 1985); or

                (b) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the transferring Member and/or with any other person appearing to be interested in such shares; or

                (c) the transfer results from a sale made through a recognized investment exchange or any stock exchange outside the United Kingdom on which the Company's shares are normally traded.

     77. No objection shall be raised to the qualification of any voter or as to whether any votes have been counted which ought not to have been counted or which might have been rejected, or as to whether any votes have not been counted which ought to have been counted, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the vote which might have been counted is not counted, or (in the case of a poll) on or within 24 hours of the declaration of the result of the poll, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

     78. On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

     79. The instrument appointing a proxy shall be in writing in any usual or common form, or any other form which the Directors may approve, under the hand of the appointor or of his attorney duly authorized in writing, or if the appointor is a corporation, either under seal, or under the hand of an officer or attorney duly authorized. The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer. The signature on such instrument need not be witnessed. A proxy need not be a Member of the Company. A Member may appoint more than one proxy to attend on the same occasion. Deposit of an instrument of proxy shall not preclude a Member from attending and voting in person at the meeting or any adjournment thereof.

     80. An instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of that power or authority shall be deposited at the Office or at such other place (if any) within the United Kingdom as is specified for that purpose in or by way of note to the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll at which it is to be used, and in default the instrument of proxy shall not be treated as valid.

     81. An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. An instrument of proxy may relate to more than one meeting (including any adjournment thereof) and having once been so delivered for the purpose of any meeting shall not require to be delivered in relation to any subsequent meeting to which it relates. No instrument of proxy shall be valid after the expiration of twelve months from the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or adjourned meeting in cases where the meeting was originally held within twelve months from that date.

     82. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

     83. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office or such other place (if any) as is specified for depositing the instrument of proxy before the commencement of the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

     84. Subject to the provisions of the Statutes, a resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Members.

     85. Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

                                   DIRECTORS

     86. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall be not fewer than two.

     87. A Director shall not be required to hold any shares in the capital of the Company. A Director who is not a Member shall nevertheless be entitled to receive notice of and attend and speak at all General Meetings of the Company and all separate General Meetings of the holders of any class of shares in the capital of the Company.

     88. Any provisions of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment as a Director or liable to vacate office as Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment of any Director over a specified age, shall not apply to the Company.

     89. A Director of the Company may be or continue as or become a director or other officer servant or member of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received or receivable by him as a director or other officer servant or member of, or from his interest in, such other company.

     90. (1) The Directors (other than any Director who shall for the time being hold an executive office or employment under the Company or a subsidiary of the Company) shall be paid out of the funds of the Company by way of fees for their services as Directors such sums (if any) as the Directors may from time to time determine (not exceeding in the aggregate an annual sum of L150,000 or such larger amount as the Company may by Ordinary Resolution determine). Such remuneration shall be deemed to accrue from day to day.

          (2) The Directors may also be paid all reasonable travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or General Meetings or otherwise in connection with the business of the Company.

     91. Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such remuneration or extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

     92. The Company shall in accordance with the provisions of the Statutes duly keep a register showing, as respects each Director, interests of his in shares in, or debentures of, the Company or associated companies.

                              ALTERNATE DIRECTORS

     93. (A) Each Director shall have the power at any time to appoint as an alternate Director either (i) another Director or (ii) any other person approved for that purpose by a resolution of the Directors, and, at any time, to terminate such appointment. Every appointment and removal of an alternate Director shall be in writing signed by the appointor and (subject to any approval required) shall (unless the Directors agree otherwise) only take effect upon receipt of such written appointment or removal at the Office or at a meeting of the Directors. An alternate Director shall not be required to hold any shares in the capital of the Company and shall not be counted in reckoning the maximum and minimum number of Directors allowed or required by Article 86.

          (B) An alternate Director so appointed shall not be entitled as such to receive any remuneration from the Company except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but shall otherwise be subject to the provisions of these Articles with respect to Directors. An alternate Director shall during his appointment be an officer of the Company and shall not be deemed to be an agent of his appointor.

          (C) An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Directors and of any committee of the Directors of which his appointor is a member and to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally in the absence of his appointor to perform and exercise all functions, rights, powers and duties as Director of his appointor, and to receive notice of all General Meetings.

          (D) The appointment of an alternate Director shall automatically determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor shall cease for any reason to be a Director otherwise than by retiring and being re-appointed at the same meeting.

          (E) A Director or any other person may act as alternate Director to represent more than one Director and an alternate Director shall be entitled at meetings of the Directors or any committee of the Directors to one vote for every Director whom he represents in addition to his own vote (if any) as a Director, but shall count as only one for the purpose of determining whether a quorum be present.

                                BORROWING POWERS

     94.(A) Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

          (B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to ensure (so far, as regards subsidiary companies as by such exercise they can secure), that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Company and any of its subsidiary companies (exclusive of moneys for the time being owing by any subsidiary to the Company or to another subsidiary or by the Company to any subsidiary) shall not without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to four times the Adjusted Total of Capital and Reserves. For the purpose of the said limit, the issue of debentures shall be deemed to constitute a borrowing notwithstanding that the same may be issued in whole or in part for a consideration other than cash.

          (C) The expression "Adjusted Total of Capital and Reserves" means the aggregate of:

             (i) the amount paid up or credited as paid up on the issued share capital of the Company; and

             (ii) the amounts standing to the credit of the capital, special and revenue reserves (including any share premium account, capital redemption reserve fund and profit and loss account) of the Company;

        all as shown in the latest audited Balance Sheet of the Company after:

             (i) deducting an amount equivalent to any distribution by the Company, or by any of its subsidiaries otherwise than in favour of the Company out of profits down to the date of such Balance Sheet of the Company which may have been declared, recommended or made since that date except in so far as such distribution is provided for in such Balance Sheet of the Company;

             (ii) making such adjustments as may be appropriate to reflect any variation in the paid up share capital of the Company or in the said capital reserves which has taken place since the date of such Balance Sheet of the Company or which would result from any transaction contemplated at the time when the Adjusted Total of Capital and Reserves is being calculated or from any transaction connected therewith.

          (D) A certificate in writing by the Auditors for the time being of the Company as to the amount of the Adjusted Total of Capital and Reserves or as to the amount deemed to be outstanding as borrowed moneys at any date shall be conclusive for all purposes as to the matters thereby certified.

          (E) No lender or other person dealing with the Company or any of its subsidiary companies shall be concerned to see or inquire whether the limit imposed by this Article is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the said limit had been or would thereby be exceeded.

                         POWERS AND DUTIES OF DIRECTORS

     95. The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not, by the Statutes or by these Articles, required to be exercised by the Company in General Meeting, subject, nevertheless, to the provisions of these Articles and of the Statutes, and to such directions, being not inconsistent with any provisions of these Articles and of the Statutes, as may be given by the Company in General Meeting: Provided that no direction given by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if such direction had not been given. The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any specific authority or power conferred upon the Directors by any other Article.

     96.(A) The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons who are or shall have been at any time Directors of the Company or in the employment or service of the Company or of any company which is or was a subsidiary of or allied to or associated with the Company or of the predecessors in business of the Company or any such subsidiary or associated company or the wives, widows, families, relatives or dependants of any such persons and so that any Director shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or other benefit (whether under any such fund or scheme or otherwise).

          (B) The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and may take or procure payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees for charitable or benevolent objects or for any exhibition or for any public, general or useful object.

          (C) Without prejudice to the provisions of Article 154 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund. For the purposes of this Regulation "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1989.

          (D) Without prejudice to the generality of the foregoing paragraphs of this Article, the Directors may exercise any of the powers conferred by the Statutes to make provision for the benefit of any such persons as aforesaid in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiaries.

          (E) The Directors may procure any of the matters aforesaid to be done by the Company either alone or in conjunction with any other company.

     97. The Directors may make such arrangements as they think fit for the management and transaction of the Company's affairs in the United Kingdom and elsewhere and may from time to time and at any time establish any local boards or agencies for managing any of the affairs of the Company in any specified locality, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration. And the Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors (other than the powers of borrowing and of making calls), with power to sub-delegate, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

     98. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

     99. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and the powers conferred by
Section 40 of the Companies Act 1985 with regard to having an official seal for sealing and evidencing securities, and such powers shall be vested in the Directors.

     100. The Company may exercise the powers conferred upon the Company by the Statutes with regard to the keeping of an overseas branch register, and the Directors may (subject to the provisions of the Statutes) make and vary such regulations as they may think fit respecting the keeping of any such register.

     101.(A) Subject to the provisions of the Statutes, a Director may hold any other office or place of profit under the Company, except that of Auditor, in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article. No Director or intending Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either with regard to his tenure of any such other office or place of profit or any such acting in a professional capacity or as a vendor, purchaser or otherwise. Subject to the provisions of the Statutes and save as therein provided no such contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be liable to be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relation thereby established, but he shall declare the nature of his interest in accordance with the Statutes.

          (B) Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

          (C) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

             (i) the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

             (ii) the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;


             (iii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;


             (iv) any contract, arrangement, transaction or other proposal concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such body corporate (or of a third body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances);

             (v) any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirements death or disability benefits scheme under which he may benefit and which relates to both employees and Directors of the Company and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom such scheme or fund relates;

             (vi) any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of any scheme for enabling employees including full-time Executive Directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees and which does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom the scheme relates; and

             (vii) any proposal concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors of the Company or for persons who include Directors of the Company.

          (D) A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

          (E) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph
     (C)(iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

          (F) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

          (G) Subject to the provisions of the Statutes the Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

     102. The Directors may exercise or procure the exercise of the voting rights conferred by the shares in any other company held or owned by the Company, and may exercise any voting rights to which they are entitled as Directors of such other company, in such manner as they shall in their absolute discretion think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them as directors, officers or servants of such other company, and fixing their remuneration as such, and may vote as Directors of this Company in connection with any of the matters aforesaid.

     103. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine.

     104.(A) The Directors shall cause minutes to be made in books provided for the purpose:

          (a) of all appointments of officers made by the Directors;

          (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

          (c) of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

     It shall not be necessary for Directors present at any meeting of Directors or committee of Directors to sign their names in the Minute Book or other book kept for recording attendance. Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were had, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

          (B) Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                         DISQUALIFICATION OF DIRECTORS

     105. The office of a Director shall be vacated in any of the following events, namely:

          (a) if he becomes bankrupt or a receiving order is made against him or he makes any arrangement or composition with his creditors generally;

          (b) if he becomes prohibited by law from acting as a Director;

          (c) if in England or elsewhere an Order is made by any Court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs;

          (d) if he resigns his office by notice in writing under his hand to the Company or offers in writing under his hand to resign and the Directors resolve to accept such offer;

          (e) if not having leave of absence from the Directors, he and his alternate (if any) fail to attend the meetings of the Directors for six successive months, unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient, and the Directors resolve that his office be vacated;

          (f) if all the other Directors unanimously resolve that he be removed as a Director.

                             ROTATION OF DIRECTORS

     106. At each Annual General Meeting of the Company one-third of the Directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to but (except when less than three directors are subject to retirement) not exceeding one-third, shall retire from office. A Director retiring at a meeting shall retain office until the dissolution of such meeting.

     107. The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire, shall be those who have been longest in office since their last election, but as between persons who became Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

     108. The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill up the vacated office by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases, namely if:

          (a) at such meeting it is expressly resolved not to fill up such vacated office or a resolution for the re-election of such Director is put to the meeting and lost; or

          (b) such Director has given notice in writing to the Company that he is unwilling to be re-elected; or

          (c) the default is due to the moving of a resolution in contravention of the next following Article.

     109. A single resolution for the appointment of two or more persons as Directors shall not be put at any General Meeting, unless a resolution that it shall be so put has first been agreed to by the meeting without any vote being given against it.

     110. No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election or re-election to the office of Director at any General Meeting unless not less than seven nor more than twenty-one days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a Member (other than the person proposed) duly qualified to attend and vote at such meeting, of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected or re-elected.

     111. The Company may from time to time by Ordinary Resolution increase or reduce the number of Directors then in office, and may also determine in what rotation the increased or reduced number is to go out of office.

     112. The Directors shall have power at any time, and from time to time, to appoint any person to be a Director of the Company, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or pursuant to these Articles. Any Director so appointed shall hold office only until the next following Annual General Meeting, and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

     113. The Company may by Ordinary Resolution, of which special notice has been given in accordance with the provisions of the Statutes, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

     114. The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article, and without prejudice to the powers of the Directors under Article 112 the Company in General Meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

                            PROCEEDINGS OF DIRECTORS

     115.(A) The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings, as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall constitute a quorum. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive.

     (B) All or any of the Directors or any committee thereof may participate in a meeting of the Directors or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. Any person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting is then present.

     116. Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. It shall not be necessary to give notice of a meeting of the Directors to (a) any Director for the time being absent or intending to be absent from the United Kingdom unless such Director has requested the Company that notice of meetings of the Directors shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom or (b) to any alternate Director who has not given to the Company an address within the United Kingdom at which notice may be served upon him.

     117. The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, but for no other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.

     118. The Directors may elect from their number a Chairman and a Deputy Chairman of their meetings and determine the period for which each is to hold office; but if no such Chairman or Deputy Chairman be elected, or if at any meeting no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

     119. The Directors may from time to time and always in compliance with
Article 10A(H)(iii) appoint committees consisting of one or more members of their body as they think fit and may co-opt one or more other persons as hereinafter provided. The Directors may delegate any of their powers or discretions to any such committee and from time to time revoke any such delegation and discharge any such committee wholly or in part. Insofar as any such power or discretion is so delegated any reference in these Articles to the exercise of discretion by the Directors of such power or discretion shall be read and construed as if it were a reference to such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed by the Directors in default of which proceedings of a committee consisting of more than one member shall be regulated mutatis mutandis like the proceedings of the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present throughout the meeting are Directors.

     120. All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment or continuance in office of any of the persons acting as aforesaid, or that any of such persons were or was disqualified from holding office or not entitled to vote, or had in any way vacated office, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or member of the committee and was entitled to vote.

     121. A resolution in writing, signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effective for all purposes as a resolution of the Directors passed at a meeting duly convened and held, and may consist of two or more documents in like form each signed by one or more of the Directors: Provided that such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him.

                        MANAGING AND EXECUTIVE DIRECTORS

     122. Subject to the provisions of the Statutes the Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman), for such period and on such terms as they think fit, and, subject to the terms of any service contract entered into in any particular case and without prejudice to any claim for damages such Director may have for breach of any such service contract, may revoke or vary the terms of such appointment. The appointment of a Director to such office shall, without prejudice, to any claim for damages such Director may have for breach of any service contract between him and the Company, be automatically determined if he ceases from any cause to be a Director.

     123. The salary or remuneration of any Director holding any executive office shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, and may include the making of provisions for the payment to him, his widow or other dependants, of a pension on retirement from the office or employment to which he is appointed and for the participation in pension and life assurance benefits, or may be upon such other terms as the Directors determine.

     124. The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                   SECRETARY

     125.(A) Subject to the provisions of the Statutes the Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they think fit; and any Secretary so appointed may (without prejudice to any claim for breach of damages for breach of any contract between him and the Company) be removed by them.

          (B) A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

          (C) The Directors may, at any time and from time to time, appoint any person to be Assistant or Deputy Secretary and anything required or authorised to be done by or to the Secretary may be done by or to any Assistant or Deputy Secretary so appointed; and any Assistant or Deputy Secretary may (without prejudice to any claim for damages for breach of any contract between him and the Company) be removed by the Directors.

                                    THE SEAL

     126.(A) The Directors shall provide for the safe custody of the Seal and any official seal under Section 40 of the Companies Act 1985, and the Company may exercise the powers conferred by the Statutes with regard to having an official seal for use in any territory outside the United Kingdom, and such powers shall be vested in the Directors. Whenever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such official seal as aforesaid.

          (B) Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal.

          (C) The Seal shall not be affixed to any instrument and no instrument shall be executed having the same effect as if executed under the Seal except by the general or special authority of a resolution of the Directors, or of a committee of the Directors authorised in that behalf. The Directors may from time to time make such regulations as they think fit (subject to the provisions of these Articles) determining the persons and the number of such persons who shall sign every instrument to which the Seal is affixed. Until otherwise so determined, every such instrument shall be signed by a Director and countersigned by the Secretary or another Director, and in favour of any purchaser or person bona fide dealing with the Company, the signatures of such persons shall be conclusive evidence of the fact that the Seal has been properly affixed.

          (D) Every certificate of shares, debentures, debenture stock or representing any other form of security of the Company (other than letters of allotment, receipts for securities or certificates of deposit) shall be issued under the Seal or under any official seal kept by the Company pursuant to Section 40 of the Act or in such other manner having the same effect as if issued under the Seal.

          (E) Each certificate to which the Seal shall be affixed shall bear the autographic signatures of at least one Director and the Secretary or other person acting in the place of the Secretary, provided that the Directors may by resolution determine (either generally or in any particular case or cases) that such signatures shall be dispensed with, or shall be affixed by means of some method of system of mechanical signature.

          (F) Each certificate to which such official seal as is referred to in paragraph (D) of this Article shall be affixed need not bear any signatures.

                                    RESERVE

     127. Subject to Article 10A(C)(i), the Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

                                   DIVIDENDS

     128. The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the Members in accordance with their respective rights and priorities. The Company in General Meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors. Dividends regarding the Participating Shares shall be paid only in accordance with Article 10A(C).

     129. The Directors may if they think fit from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company. If at any time the share capital of the Company is divided into different classes the Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Directors act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Directors may also pay the fixed dividend payable on any shares of the Company half-yearly or otherwise on fixed dates, whenever such profits, in the opinion of the Directors, justify that course.

     130. No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Statutes which apply to the Company.

     131. Subject to the rights of persons, if any, entitled to shares with any priority, preference or special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purpose of this Article as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as if paid up in full or in part from a particular date, whether past or future, such share shall rank for dividend accordingly.

     132.(1) The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares of the Company.

          (2) The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

     133. Any General Meeting declaring a dividend may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and the Directors shall give effect to such direction. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seam expedient to the Directors.

     134.(A) All dividends and interest shall belong and be paid (subject to any lien of the Company) to those Members whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such interest shall be payable respectively, or at such other date as the Company by Ordinary Resolution or the Directors may determine notwithstanding any subsequent transfer or transmission of shares. The Company may pay any dividend, interest or other moneys payable in cash in respect of shares, by direct debit, bank transfer, cheque, dividend warrant or money order and may remit the same by post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct, and the Company shall not be responsible for any loss of any such cheque, warrant or order. Every such cheque, warrant or order shall be made payable to the order of the person to whom it is sent, or to such person as the holder or joint holders may in writing direct, and the payment of such cheque, warrant or order shall be a good discharge to the Company. If any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the Directors may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Directors may think fit. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable in respect of the share held by him as joint holder.

          (B) If on two consecutive (or following one such occasion, where reasonable enquiries have failed to establish another address or account of the person entitled to the payment) occasions cheques warrants or orders in payment of dividends or other moneys payable in respect of any share have been sent through the post in accordance with the provisions of this Article but have been returned undelivered or left un-cashed during the periods for which the same are valid, the Company need not thereafter despatch further cheques or warrants in payment of dividends or other moneys payable in respect of the share in question until the Member or other person entitled thereto shall have communicated with the Company and supplied in writing to the Office an address for the purpose. The Company shall not be responsible for any cheque or warrant lost in transmission.

     135. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

     136. All dividends, interest or other sums payable unclaimed may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and so that the Company shall not thereby be constituted a trustee in respect thereof. All dividends, interest or other sums unclaimed for a period of twelve years (or such shorter period as may be approved under any regulations from time to time made by The Stock Exchange and to which the Company is subject) after their date of payment shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

                 CAPITALISATION OF PROFITS AND SCRIP DIVIDENDS

     137. Subject to the provisions of Article 138, the Directors may capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss account (in each case, whether or not such amounts are available for distribution), and appropriate the sum resolved to be capitalised either:

          (i) to the holders of Ordinary Shares who would have been entitled thereto if distributed by way of dividend and in the same proportions; and the Directors shall apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such holders of Ordinary Shares respectively or in paying up in full at par unissued shares or debentures of the Company to be allotted credited as fully paid up to such holders of Ordinary Shares in the proportion aforesaid, or partly in the one way and partly in the other;

          (ii) to such holders of Ordinary Shares who may, in relation to any dividend or dividends, validly accept an offer or offers on such terms and conditions as the Directors may determine (and subject to such exclusions or other arrangements as the Directors may consider necessary or expedient to deal with legal or practical problems in respect of overseas shareholders) to receive new Ordinary Shares, credited as fully paid up, in lieu of the whole or any part of any such dividend or dividends (any such offer being called a "Scrip Dividend Offer"); and the Directors shall apply such sum on their behalf in paying up in full at par unissued shares (in accordance with the terms, conditions and exclusions or other arrangements of the Scrip Dividend Offer) to be allotted credited as fully paid up to such holders respectively;

          (iii) to the holders of the Participating Shares for the issue of bonus shares in accordance with Article 10A(C)(iv), 10A(F)(iii)(d) or 10A(F)(iii)(e).

     138.(1) The authority of the Company in General Meeting shall be required before the Directors implement any Scrip Dividend Offer (which authority may extend to one or more offers), but for the avoidance of doubt shall not be required in relation to the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv).

          (2) The authority of the Company in General Meeting shall be required for any capitalisation pursuant to paragraph (i) of Article 137 above.

          (3) A share premium account and a capital redemption reserve and any other amounts which are not available for distribution may only be applied in the paying up of unissued shares to be allotted to holders of Ordinary Shares of the Company credited as fully paid up, or for the issue of bonus shares to the holders of the Participating Shares in accordance with
     Article 10A(C)(iv), 10A(F)(iii)(d) or 10A(F)(iii)(e).

          (4) The Directors may in their discretion suspend or terminate any Scrip Dividend Offer which is in operation, but for the avoidance of doubt may not suspend or terminate the issue of bonus shares to the holders of the Participating Shares in accordance with Article 10A(C)(iv), 10A(F)(iii)(d) or 10A(F)(iii)(e).

     139. Whenever a capitalisation requires to be effected, the Directors may do all acts and things which they may consider necessary or expedient to give effect thereto, with full power to the Directors to make such provision as they think fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and also to authorise any person to enter on behalf of all Members concerned into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                    ACCOUNTS

     140. The Directors shall cause accounting records to be kept in accordance with the provisions of the Statutes.

     141. The accounting records shall be kept at the Office or, subject to the provisions of the Statutes, at such other place or places as the Directors think fit, and shall always be open to the inspection of the officers of the Company.

     142. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in General Meeting.

     143. The Directors shall from time to time in accordance with the provisions of the Statutes, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes.

     144. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in General Meeting, together with a copy of the Auditors' report and Directors' report, shall not less than twenty-one days before the date of the meeting be sent to every Member (whether or not he is entitled to receive notices of General Meetings of the Company) and every holder of debentures of the Company (whether or not he is so entitled) and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or these Articles, provided that this Article shall not require a copy of those documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures and provided further that if the Statutes so permit the company need not send copies of such documents to members who do not wish to receive them but may send them such summary financial statement or other documents as may be authorised by the Statutes.

                                     AUDIT

     145. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Statutes.

                                    NOTICES

     146. Any notice or document (including a stock or share certificate) may be given by the Company to any Member either personally or by sending it by post to him or to his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company for the giving of notice to him. A Member who has no registered address within the United Kingdom, and has not supplied an address within the United Kingdom as aforesaid, shall not be entitled to receive any notice from the Company.

     147.(A) If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised on the same date in at least two daily newspapers with national circulation and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the date of the Meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

          (B) Any notice to the bearer of a warrant or to any other person who holds or is interested in shares in the Company in bearer form or any related coupons or talons shall be sufficiently given if advertised in at least two daily newspapers with a national circulation in the United Kingdom and any such notice shall be deemed given on the day when the advertisement appears.

          (C) Any notice required to be given by the Company to the Members or any of them, and not provided for by or pursuant to these Articles shall be sufficiently given if given by advertisement which shall be inserted once in at least one daily newspaper with a national circulation in the United Kingdom. Such a notice given by advertisement shall be deemed to have been served on the day on which the advertisement appears.

     148. Where a notice or other document is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected at the latest on the day following that on which the letter containing the same is posted (by whatever class); and in proving such service it shall be sufficient to prove that the letter containing the same was properly addressed, stamped and posted.

     149. A notice may be given by the Company to the joint holders of a share by giving the notice to the Joint holder first named in the Register in respect of the share.

     150. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

     151. Subject to such restrictions affecting the right to receive notice as are for the time being applicable to the holders of any class of shares, notice of every General Meeting shall be given in any manner hereinbefore authorised to:

          (a) every Member except those Members who (having no registered address within the United Kingdom) have not supplied to the Company an address within the United Kingdom for the giving of notices to them;

          (b) the Auditor for the time being of the Company;

          (c) the Directors and (if any) alternate Directors.

     No other person shall be entitled to receive notices of General Meetings.

     152. Every person who becomes entitled to a share shall be bound by a notice in respect of that share which, before his name is entered in the Register, has been duly given to a person from whom he derives his title provided that no person who becomes entitled to a share shall be subject to the provisions of Article 76 by reason of any notice served under Section 212 of the Companies Act 1985 on the person from whom he derives his title before his name is entered in the Register.

                                   WINDING UP

     153. If the Company shall be wound up the Liquidator may, with the sanction of an Extraordinary Resolution of the Company and any other sanction required by the Statutes, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                                   INDEMNITY

     154. Subject to the provisions of the Statutes, every Director or other officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution of the duties of his office or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

                             UNTRACED SHAREHOLDERS

     155.(A) The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale shares of a Member or spares to which a person is entitled by transmission if and provided that:

             (i) during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the first thereof) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the shares at his address on the Register or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission and at least three dividends whether interim or final on or in respect of the shares in question have become payable and no such dividend has been claimed; and

             (ii) the Company shall on expiry of the said period of twelve years have inserted advertisements in both a leading national daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (i) above is located giving notice of its intention to sell the said shares; and

             (iii) during the said period of twelve years and the period of three months following publication of the advertisements the Company shall have received no communication from such Member or person; and

             (iv) notice shall have been given to the Quotations Department of The Stock Exchange in London of its intention to make such sale.

          (B) To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

                          DANKA BUSINESS SYSTEMS PLC
                                 MASTERS HOUSE
                             107 HAMMERSMITH ROAD
                                LONDON W14 OQH
                 PROXY CARD FOR EXTRAORDINARY GENERAL MEETING
                               December 17, 1999

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I/We (full names in block capitals please)
                                          ------------------------------------
of (address)
            ------------------------------------------------------------------

------------------------------------------------------------------------------

hereby appoint the Chairman of the Meeting or ________________________________ as my/our proxy to vote for me/us on my/our behalf at the Extraordinary General Meeting of the Company to be held at 9:00 a.m. on December 17, 1999 and at every adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the meeting. I/we request such proxy to vote on the following resolutions as indicated below;-

Please indicate with an "X" in the appropriate column how you wish the proxy to vote. In the absence of any instructions, the proxy will vote or abstain as he thinks fit.

ORDINARY BUSINESS                                                 FOR   AGAINST
-----------------                                                 ---   -------

1. To approve the new articles of association.

2. To approve the increase in the authorised share capital.

3. To authorise the directors to allocate securities under s. 80 of the Companies Act 1985.

4. To authorise the waiver of pre-emption rights under s. 95 of the Companies Act 1985.

Dated this ______________________________ day of __________________________ 1999

Signature_______________________________________________________________________

NOTES:
1. To be effective this form and any power of attorney or other authority, if any, under which it is signed, or a notarially certified copy or a certified copy in accordance with the Powers of Attorney Act 1971 of that power or authority must be deposited with the Company's Registrars, Computershare Services PLC, PO Box 1075, Bristol 8599 3FA not less than 48 hours before the time fixed for the Meeting.

2. Shareholders who are not resident in the United Kingdom will need to attach appropriate postage to the reverse of this card in order to ensure that their votes are received in time.

3. Where the Member is a corporation, this Form must be executed under seal or signed by an officer, attorney or other person duly authorised by the corporation.

4. In the case of joint holders, the signature of any of them will suffice.

5. A Member entitled to attend and vote at the Meeting may appoint one or more proxies to attend, and on a poll, to vote instead of that Member. A Member may appoint a proxy of his own choice in which case the words "the Chairman of the Meeting/or" should be deleted, and the name of the person appointed as proxy should be inserted in the space provided. A proxy need not be a Member of the Company.

6. Completion and return of the proxy card will not preclude a Member from attending and voting in person at the Meeting or any adjournment thereof.

                          DANKA BUSINESS SYSTEMS PLC
              INSTRUCTIONS TO THE BANK OF NEW YORK, AS DEPOSITARY
   (MUST BE RECEIVED PRIOR TO 12:00 P.M. NEW YORK TIME ON DECEMBER 14, 1999)

         The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on November 18, 1999 at the Extraordinary General Meeting of Danka Business Systems PLC to be held in London, England, on December 17, 1999 in respect of the resolutions specified in the Notice of the Meeting.


NOTE:

      Instructions as to voting on the specified resolutions should be indicated by an "X" in the appropriate box. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If the Depositary does not receive instructions from the Owner of American Depositary Receipts, the Depositary shall give discretionary proxy for the shares evidenced by such Receipt to a person designated by the Issuer.



                                             DANKA BUSINESS SYSTEMS PLC
                                             P.O. BOX 11124
                                             NEW YORK, N.Y. 10203-0214


          (Continued and to be dated and signed on the reverse side.)

1.  Resolution Numbered (1) to adopt the New Articles of Association.

            FOR [ ]       AGAINST [ ]

2. Resolution Numbered (2) to approve the increase in the authorized capital stock of Danka and the issuance of the participating shares.

            FOR [ ]       AGAINST [ ]

3. Resolution Numbered (3) to approve the grant of authority to the Board of Directors to allocate the capital stock of Danka.

            FOR [ ]       AGAINST [ ]

4. Resolution Numbered (4) to approve the disapplication of the preemptive rights upon the allotment and issue of participating shares.

            FOR [ ]       AGAINST [ ]


                                             Change of address and/or comments
                                             mark here [ ]

                                             The Voting Instruction must be
                                             signed by the person in whose name
                                             the relevant Receipt is registered
                                             on the books of the Depositary. In
                                             the case of a Corporation, the
                                             Voting Instruction must be executed
                                             by a duly authorized Officer or
                                             Attorney. In the case of joint
                                             holders, the signature of any one
                                             will suffice.


                                             Date                        , 1999
                                                 ------------------------------

                                             Signature
                                                      -------------------------

                                             VOTES MUST BE INDICATED [X]
                                             IN BLACK OR BLUE INK.          [ ]


           Please mark, date and return the Voting Instruction Card promptly using the enclosed envelope.